As filed with the Securities and Exchange Commission on September 26, 2002.

                           Registration No. 333-97907

          =====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                Amendment No. 1 to
                                     Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                           ---------------------------
                          RIVIERA HOLDINGS CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

      Nevada                       6719                         88-0296885

(State or other         (Primary Standard Industrial          (I.R.S. Employer
 jurisdiction of         Classification Code Number)         Identification No.)
incorporation or
 organization)
                          ---------------------------
                         2901 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109
                                 (702) 734-5110
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)
                          --------------------------
                    See Table of Additional Registrants below
                          --------------------------
                             WILLIAM L. WESTERMAN
                         2901 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109
                                 (702) 734-5110
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent For Service)
                         --------------------------
                                 With a copy to:
                             Richard L. Galin, Esq.
                              Gordon & Silver, Ltd.
                      3960 Howard Hughes Parkway, 9th Floor
                               Las Vegas, NV 89109
                                 (702) 796-5555
                         --------------------------
                  Approximate date of commencement of proposed
              sale to the public: October 25, 2002
                         --------------------------

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        --------------------------
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                          RIVIERA HOLDINGS CORPORATION

                         Table of Additional Registrants

                                                     Primary Standard
                                  State or Other        Industrial
                                  Jurisdiction of    Classification         IRS Employer
             Name                 Incorporation         Code No.          Identification No.
             ----                 --------------   ---------------------  ------------------

Riviera Operating Corporation     Nevada             7011, 7993, 7999       88-0296874

Riviera Gaming Management,        Nevada                   8741             88-0357130
Inc.

Riviera Black Hawk,  Inc.         Colorado                 7011             86-0886265

Riviera Gaming Management of      Colorado              7993, 7999          86-0874635
Colorado, Inc.


The address,  including zip code, and telephone number,  including area code, of
the  principal  offices  of  the  additional   registrants   listed   above  are
2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109; (702) 734-5110.

                                October 3, 2002

                                   PROSPECTUS

                                OFFER TO EXCHANGE
                        11% Senior Secured Notes due 2010
                               for all outstanding
                        11% Senior Secured Notes due 2010
                                       of
                          RIVIERA HOLDINGS CORPORATION
                   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON NOVEMBER 25, 2002, UNLESS EXTENDED

Terms of the exchange offer:

- We will exchange all existing notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

- You may withdraw tenders of existing notes at any time prior to the expiration of the exchange offer.

- We believe that the exchange of existing notes will not be a taxable event for U.S. federal income tax purposes, but you should see "United States Federal Income Tax Considerations" for more information.

-        We will not receive any proceeds from the exchange offer.

- The terms of the new notes are substantially the same as those of the existing notes, except that the new notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the existing notes do not apply to the new notes.

- Each broker-dealer that receives new notes is required to deliver a prospectus in connection with any resale of such notes.

- Each broker-dealer that acquired existing notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended, for resales of new notes.

- Broker-dealers that acquired the existing notes directly from us in the initial offering and not as a result of market making or trading activities cannot use this Prospectus for the exchange offer in connection with resales of the new notes and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resale of the new notes and cannot rely on the position of the staff of the Securities and

         Exchange  Commission in Exxon Capital Holdings  Corporation  (April 13,
         1989).

See "Risk Factors" beginning on page 16 for a discussion of risks that should be considered by holders.

NEITHER THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE COLORADO LIMITED GAMING CONTROL COMMISSION, ANY OTHER GAMING AUTHORITY, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE NOTES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 3, 2002.

You should rely only on the information contained in this Prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This Prospectus may only be used where it is legal to sell these securities. The information in this Prospectus may only be accurate on the date of this document.

                           FORWARD-LOOKING STATEMENTS

         Throughout this Prospectus we make "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include the words "may," "will," "would," "could," "likely," "estimate," "intend," "plan," "continue," "believe," "expect" or "anticipate" and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this Prospectus will happen as described or that any positive trends noted in this Prospectus will continue. The forward-looking statements contained in this Prospectus are generally located in the material set forth under the headings "Prospectus
Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," but may be found in other locations as well. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable at the present time, we may not achieve or we may modify such plans or objectives. You should read this Prospectus completely and with the understanding that actual future results may be materially different from what we expect. We do not plan to update forward-looking statements even though our situation or plans may change in the future.

         Specific factors that might cause actual results to differ from our expectations, might cause us to modify our plans or objectives, may affect our ability to pay timely amounts due under the notes or may affect the value of the notes, include, but are not limited to:

         o the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under the notes;

         o economic, competitive, demographic, business and other conditions in our local and regional markets;

         o changes or developments in laws, regulations or taxes in the gaming industry;

         o actions taken or omitted to be taken by third parties, including our customers, suppliers, competitors and members as well as legislative, regulatory, judicial and other governmental authorities;

         o competition in the gaming industry, including the availability and success of alternative gaming venues and other entertainment attractions;

         o        a decline in the public acceptance of gaming;

         o changes in personnel or compensation, including federal minimum wage requirements;

         o our failure to obtain, delays in obtaining or the loss of any licenses, permits or approvals, including gaming and liquor licenses, or the limitation, conditioning, suspension or revocation of any such licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis;

         o the loss of any of our casino facilities due to terrorist acts, casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

         o other adverse conditions, such as adverse economic conditions, changes in general customer confidence or spending, increased transportation costs, travel concerns or weather-related factors, that may adversely affect the economy in general and/or the casino industry in particular;

         o our substantial indebtedness, debt service requirements and liquidity constraints;

         o risks related to the notes and to high-yield securities and gaming securities generally;

         o changes in our business strategy, capital improvements or development plans;

         o the availability of additional capital to support capital improvements and development;

         o factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and

         o other factors discussed under "Risk Factors" or elsewhere in this Prospectus.

         All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. You should read this Prospectus completely and with the understanding that actual future results may be materially different from what we expect.

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus. It does not contain all of the information that is important for your investment decision. The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. You should carefully read this entire Prospectus and should consider, among other things, the matters set forth under "Risk Factors" before making any investment decisions regarding the notes. The terms "we," "us," "our" and other references to our company refer to Riviera Holdings Corporation and its subsidiaries.

The Exchange Offer

         On June 26, 2002, we sold $215.0 million aggregate principal amount of 11% Senior Secured Notes due 2010 in a transaction exempt from the registration requirements of the Securities Act. In connection with that offering, we entered into a registration rights agreement with the initial purchaser of the existing notes, Jefferies & Company, Inc., in which we agreed to complete an exchange offer for the existing notes. We are offering to exchange the existing notes for $215.0 million aggregate principal amount of our 11% Senior Secured Notes due 2010, which have been registered under the Securities Act. You are entitled to exchange your existing notes for new notes with substantially the same terms. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this Summary for further information regarding the exchange offer and the new notes.

The Company

         We own and operate the Riviera Hotel & Casino in Las Vegas, Nevada, and the Riviera Black Hawk Casino in Black Hawk, Colorado. Our properties target mid-level gamers by, among other things, emphasizing slot machine play and value-oriented amenities. We believe our properties are located in strong gaming markets and are well positioned to attract our target customers and benefit from continued growth in these markets.

Properties

         Riviera Las Vegas. Opened in 1955, the Riviera Las Vegas has developed a long-standing reputation for delivering high quality, traditional Las Vegas-style gaming and entertainment. Riviera Las Vegas is located on the corner of Las Vegas Boulevard and Riviera Boulevard at the northern end of the Strip. The property includes 110,000 square feet of casino space, 1,500 slot machines and 34 gaming tables, including blackjack, craps, roulette, pai gow poker, Caribbean Stud(R) poker, Let It Ride(R) and mini-baccarat. The casino also includes a keno lounge and a 200-seat race and sports book. Other amenities on the property include five hotel towers with approximately 2,100 hotel rooms, 160,000 square feet of convention/meeting space, four full-service restaurants, five bars, a fast-food court, five entertainment centers for shows, outdoor swimming pools, tennis courts and a health club.

          Riviera Black Hawk. Opened on February 4, 2000, the Riviera Black Hawk is located approximately 40 miles west of Denver in the Black Hawk/Central City market. Our 32,000 square foot casino features the fourth largest number of gaming devices in the market with approximately 986 slot machines and 12 blackjack tables. Amenities include parking for 520 vehicles, a 252-seat casual buffet-style restaurant, two themed bars and an entertainment center with seating for 440 people. Our marketing emphasizes quality food and beverage amenities and entertainment programs geared to meet the tastes of the market, such as live music provided by regional and national groups, comedians and boxing.

Successful Operating Strategies

         Focus On Slot Play. We have focused our businesses on the mid-level gaming customer, who overwhelmingly favors slot play. As a result of this strategy, slot revenue at the Riviera Las Vegas is 78% of total gaming revenue, significantly higher than the Strip average of 48.2% for 2001. To further this strategy, we opened Nickel Town(R) at the Riviera Las Vegas in 1997. Nickel Town is comprised primarily of nickel slot machines, the fastest growing segment of the Las Vegas slot market. In addition, our slot focus was a critical factor in choosing to operate in the Black Hawk/Central City market, where the maximum single bet is $5 and limited stakes gaming diminishes the profitability of table games. We believe that our focus on slot players reduces the volatility of our operating results.

          Focus On Non-Gaming Revenues. In addition to enjoying one of the highest hotel occupancy rates on the Strip, Riviera Las Vegas has an extensive entertainment program, with five different regularly scheduled shows and special appearances by headline entertainers. Surveys have shown that our entertainment draws gaming customers, as 30% of the show patrons come from outside the hotel and 67% of these individuals gamble at Riviera Las Vegas before or after the show. In addition, a key growth focus is expanding Riviera Las Vegas' core conventioneer customer base. We believe that the expansion of the convention facility to 160,000 square feet in February 1999 has increased Riviera Las Vegas' convention business and hotel room occupancy. Conventioneers accounted for 30.4% of the Riviera Las Vegas hotel bookings in 2001. In addition, the hotel has over 740,000 convention-related advance hotel room bookings over the next four years, including approximately 32% of all available hotel room nights in 2002. Non-gaming revenues as a percent of total revenue was approximately 56% in 2001 and generated 48% of our gross profits in 2001.

Good Locations In Strong Markets

         Las Vegas. Riviera Las Vegas is located in one of the largest and fastest growing entertainment markets and the largest gaming market in the country. According to the Las Vegas Convention and Visitors Authority, the number of visitors who traveled to Las Vegas during the 15-year period from 1986 through 2001 increased at a steady and significant rate from 15.2 million in 1986 to 35.0 million in 2001, a compound annual growth rate of 5.7%. Convention business in Las Vegas continues to grow at a rapid pace and comprise a substantial portion of visitation (6.8% growth in convention delegates since 1986 with over four million delegates visiting Las Vegas in 2001). Clark County gaming continues to be a strong and growing business with Clark County gaming revenues increasing at a compound annual growth rate of 7.9% from $2.4 billion in 1986 to just over $7.6 billion in 2001. The events of September 11, 2001 slowed growth in Las Vegas, as tourist visits and gaming revenue growth remained flat versus the prior year.

         The Riviera Las Vegas facility is in the midst of extensive current and potential development in the northern end of the Strip. Currently, Turnberry
Place, a luxurious four-tower Las Vegas condominium complex, is under construction adjacent to the Riviera property. In addition to Turnberry Place, Hilton Hotels Corp. is building a $415 million, 1,500-unit time-share complex on property across the street from the Riviera. Further, Steve Wynn has announced the development of a mega-resort gaming property to be located on the Strip in proximity to us and a monorail system connecting the north end of the Strip, the south end of the Strip and downtown Las Vegas is under development.

          Black Hawk. The Black Hawk/Central City market serves the rapidly growing Denver area, of which the population in the metropolitan statistical area grew 30.0% from 1990 to 2000. During the 12 months ended March 31, 2002, the market generated $553.9 million of gaming revenue and from January 1998 through March 2002 grew at a compounded annual growth rate of 10.2%. We believe that the market has potential for future growth as well, in part due to a proposal to improve access to Black Hawk. The City of Black Hawk together with the County of Gilpin and State of Colorado are currently investigating plans to improve access to the Black Hawk gaming community via state highway 119. This plan may ultimately result in the construction of a tunnel benefiting both Black Hawk and Central City and improving access to and from I-70, the major interstate highway to Denver. We cannot assure you that these plans will be accomplished.

         Riviera Black Hawk possesses a premier location in the strong Black Hawk/Central City market. The facility is situated at the entrance of the market and is one of the first casinos a visitor sees when traveling to Black Hawk from Denver. We also benefit from strong "walk-in" traffic due to the proximity of our casino to two of the most successful casinos in the market, and the prominent location of Black Hawk versus Central City.

Growth Opportunities

         Based on our successful development of Riviera Black Hawk, we are pursuing the development of other gaming projects in other emerging gaming markets. We intend to finance the development of these gaming projects through unrestricted subsidiaries, which we will manage for a fee, funded with an investment from us and non-recourse debt financing. This structure allows us to grow and diversify our business while mitigating the risk to our core operations.

     Jefferson County, Missouri. We have received the endorsement of Jefferson County for a casino/hotel development project, and we expect to file our application with the Missouri Gaming Board in October 2002 or very shortly thereafter. Current plans for the facility include, among other things, 1,500 slot machines and a 200-room hotel. The estimated cost of this development is approximately $150 million. This property would be located approximately 22 miles south of St. Louis along the Mississippi River and would serve the St. Louis market. The St. Louis market is the 17th most populated metropolitan area in the U.S. and has an average household income equivalent to the U.S. average. There are approximately 2.8 million adults that reside within 100 miles of St. Louis and 1.9 million adults reside within 50 miles. Gaming revenues in the St. Louis market have increased to $760.4 million for the year ended December 31, 2001, an increase of 11.1% over the prior year and ranking tenth among all U.S. gaming markets. There can be no assurance that we will receive a license or obtain the financing necessary to develop this property.

          Hobbs, New Mexico. We are in the process of applying, along with two minority-owner partners, to the New Mexico Racing Commission for a license to develop and operate a horse racing facility. Once we receive the racing license, we can then apply to the New Mexico Gaming Board to operate slot machines at Saddlebrook Park, located in Hobbs, New Mexico, just west of the New Mexico/Texas border. Current plans for the facility include approximately 600 slot machines, a one-mile racetrack, an entertainment center and retail shops. The development of the facility is expected to cost approximately $30 million. The facility will enjoy a superior, protected location as it will be the only casino within a 50-mile radius. There are currently only approximately 2,700 gaming positions within a 200-mile radius of the site. Approximately 6,700 cars pass the proposed site daily along Highway 18, over 2.4 million each year. The population base over 25 years old within 200 miles of the site is approximately
1.2 million, primarily located in western Texas. There can be no assurance that we will receive a license or obtain the financing necessary to develop this property.

Strong Management Team

         Our current senior management has been with us since 1993. We benefit from their many years of experience in all aspects of gaming operations, ranging from slot management to database marketing. The success of our management team is demonstrated by its success in maintaining Riviera Las Vegas operating performance despite an intensely competitive operating environment in Las Vegas, and the successful development of Riviera Black Hawk.

         Our principal executive offices are located at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and our telephone number is (702) 734-5110.

The Transactions

         The existing notes were issued on June 26, 2002. The net proceeds from the sale of the existing notes, after deduction of the initial purchaser's discounts and expenses of the transaction, were approximately $202.6 million. The net proceeds of the offering, along with cash on hand, were used to defease our 10% First Mortgage Notes due 2004 and Riviera Black Hawk's 13% First Mortgage Notes due 2005 With Contingent Interest.

The Exchange Offer

Securities Offered.......   Up to $215,000,000 aggregate principal amount of 11%
                            Senior Secured Notes due 2010. The terms of the new notes and existing notes are identical in all material respects.

The Exchange
Offer....................   We are offering the new notes to you in exchange for
                            a like principal amount of existing notes. Existing notes may be exchanged only in integral multiples of $1,000.

Expiration Date;
Withdrawal of Tender.....   The exchange offer will expire at 5:00 p.m.,
                            New York City time, on , November 25, 2002 unless we extend it.


Procedures for Tendering
Existing Notes...........   If you  wish  to  accept  the  exchange offer and
                            tender your existing notes, you must complete, sign and date the letter of transmittal in accordance with its terms, and mail or otherwise deliver the letter of transmittal, together with your existing notes and any other required documentation, to the exchange agent at the specified address.

Exchange Agent...........   The Bank of New York is serving as the exchange
                            agent in connection with the exchange offer.

Federal Income Tax
Consequences.............   The exchange of notes under the exchange offer
                            should not be a taxable event for federal income tax purposes.

                         Consequences of Exchange Offer

         Based on interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that holders of existing notes who exchange those notes for new notes pursuant to the exchange offer generally may offer such new notes for resale, resell such new notes and otherwise transfer such new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

         o the new notes are acquired in the ordinary course of the holders' business;

         o the holder has no arrangement with any person to participate in a distribution of such new notes;

         o neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes; and

         o the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act.

         Each broker-dealer that receives new notes for its own account in exchange for existing notes must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. In addition, the securities laws of some jurisdictions may prohibit the offer or sale of the new notes unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, pursuant to the registration rights agreement, to register or qualify the new notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the notes reasonably requests in writing. If a holder of existing notes does not exchange such existing notes for new notes pursuant to the exchange offer, such existing notes will continue to be subject to the restrictions on transfer contained in the legend printed on the existing notes. In general, the existing notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Holders of existing notes do not have any appraisal or dissenters' rights under Nevada law in connection with the exchange offer.

         The existing notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Prior to the consummation of the exchange offer, the existing notes may continue to be traded in the PORTAL market. Following expiration of the exchange offer, the existing notes will not be eligible for PORTAL trading.

The New Notes

         The terms of the new notes and the existing notes are identical in all material respects, except for transfer restrictions and registration rights relating to the existing notes.


Securities Offered.......  $215.0 million principal amount of 11% Senior Secured
                           Notes due 2010.

Maturity Date............  June 15, 2010.

Interest Rate............  We will pay interest on the notes at an annual rate of 11%.

Interest Payment Dates...  We  will  pay  interest  on  the  notes semiannually, on each June 15 and December 15, beginning December 15, 2002.

Guarantees...............  The notes will be unconditionally guaranteed on a senior secured basis by each of our existing and future restricted subsidiaries. The guarantees will rank equal in right of payment with all existing and future senior indebtedness of these subsidiaries and will rank senior in right of payment to all existing and future subordinated indebtedness of these subsidiaries.

Security  Interest........ The notes will be secured by a lien on substantially all of our and the subsidiary guarantors' current and future assets, other than certain furniture, fixtures and equipment, the assets of our unrestricted subsidiaries and certain of our licenses. After we sold the existing notes, we entered into a new $30 million senior secured, revolving credit facility, which is also guaranteed by our restricted subsidiaries. The lien on the collateral securing the new credit facility and credit facility guarantees is senior to the lien on the collateral securing the notes and the note guarantees.

Ranking..................  The notes will rank equal in right of payment with all of our existing and future senior indebtedness with the exception of the lien on the collateral securing our new credit facility and the credit facility guarantees, which is senior to the lien on the collateral securing the notes and the note guarantees. If we default under the notes, we will automatically be in default under the credit facility. The notes will rank senior in right of payment to all of our existing and future subordinated indebtedness.

Optional Redemption......  On or after June 15, 2006,  we may redeem notes from time  to time at a price that will  decrease  over
                           time as set    forth    under    the    caption
                           "Description of Notes--Optional Redemption."

                           Prior to June 15,  2005,  we may redeem up  to  35%
                           of  the  notes   with  the proceeds of one or more
                           public equity offerings at the price set forth in this Prospectus.

Gaming Redemption........  The notes will be subject to mandatory disposition and redemption requirements following certain determinations by any gaming regulatory authority.

Change of Control Offer..  If we  experience  a change in control, the  holders of the notes will have the right to require us to repurchase their notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any.

Asset Sale Offer.........  If we sell certain assets or experience certain events of loss and do not apply the proceeds as required, we will have to offer to repurchase notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any.

Certain Indenture
Provisions...............  We will issue the notes under an indenture. The indenture contains covenants limiting our ability to, among other things:

                            o incur more debt;

                            o pay dividends or make other distributions;

                            o redeem our equity interests;

                            o make certain investments;

                            o create liens;

                            o enter into transactions with affiliates;

                            o merge or consolidate; and

                            o transfer or sell assets, including the equity
                              interests of our subsidiaries.

                            These covenants will be subject to a number of important exceptions.

Exchange Offer Registration.In an effort to give you the opportunity to exchange the existing notes for publicly tradable notes with substantially identical terms (which we refer to as
                            "new  notes"),  we  have agreed,   pursuant  to  a
                            registration rights agreement between us and the Initial Purchaser, to use our reasonable best efforts to:

                            o cause a registration statement for the new notes to be declared effective by the SEC within 120 days from the date the existing notes were issued; and

                            o commence and consummate the enxhange offer within 150 days from the date the existing notes were issued.

                            In addition, under certain circumstances, we have agreed to file a shelf registration statement that would allow some or all of the notes to be offered to the public. If we do not comply with the foregoing obligations under the registration rights agreement, we will be required to pay liquidated damages to the holders of the notes. See "Description of Notes--Registration Rights; Liquidated Damages."

Use Of Proceeds..........   We will not receive any proceeds from the new notes
                            in the exchange offer.


         Before making an investment decision regarding the notes, you should carefully consider the information included in "Risk Factors" beginning on page 16, as well as all of the other information set forth in this Prospectus.

Summary Consolidated Financial Data

         You should read the following information in conjunction with the sections of this Prospectus entitled "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the notes thereto included in this Prospectus. The summary consolidated financial data as of, and for the years ended, December 31, 1999, 2000 and 2001, presented below, have been derived from the audited financial statements for Riviera Holdings Corporation as of those dates and for those periods. Riviera Black Hawk was in the development stage from its inception in August 1997 through February 4, 2000, when it opened. Accordingly, the results of operations for all fiscal periods presented may not be comparable. The summary financial data as of, and for the six months ended, June 30, 2001 and June 30, 2002, presented below, have been derived from the unaudited financial statements for Riviera Holdings Corporation as of those dates and for those periods. The unaudited consolidated financial statements have been prepared by us on a basis consistent with the audited financial statements and include all normal recurring adjustments necessary for a fair presentation of the information set forth therein. Results for the six months ended, June 30, 2001 and June 30, 2002 are not necessarily indicative of results for the full year.

        The following tables also include data for the four quarters ended, June 30, 2002 and as adjusted data about us which have been included for the purposes of additional analysis. Certain of these data give effect to the offering and reflect certain non-recurring data as set forth in the footnotes below. Such information is presented to enhance the understanding of our financial performance; however such amounts are not measurements in accordance with GAAP.



                                                                                                Six Months Ended
                                                           Year Ended December 31,                   June 30,
                                                         --------------------------            -----------------
                                                       1999          2000         2001          2001          2002
                                                    ----------    ----------   ----------    ----------   --------
                                                                                (dollars in thousands)

Financial Statement Data:
Net operating revenues........................... $     157,268      $201,531     $202,031      $107,028     $96,352
Income from operations...........................        11,093        16,879       16,971        11,726       9,398
Cash flows from operations.......................         6,749        19,355       12,546         7,515       7,308
Cash flows from investing activities                    (57,995)       (4,161)     (10,177)       (6,204)     (5,213)
Cash flows from financing activities                     45,167        (5,824)      (7,937)       (3,955)    (26,727)
Other Data:
EBITDA(1)........................................        25,679        35,928       34,214        20,272      18,347


                                                                                                   At June 30, 2002
                                                                                                Actual      As Adjusted(2)

Balance Sheet Data:
Cash and cash equivalents...............................................................         $21,974        $21,974
Total assets............................................................................         248,982(3)     248,982
Long-term debt..........................................................................         218,234        212,620
Stockholders' equity (deficiency).......................................................           5,143         (6,186)

(1)      EBITDA is calculated as follows:



                                                                                         Six Months Ended
                                                       Year Ended December 31,               June 30,
                                                     --------------------------           --------------
                                                    1999        2000         2001        2001        2002
                                                 ----------  ----------   ----------  ---------- --------
Income from operations.......................       $11,093     $16,879      $16,971    $11,726     $9,398
Preopening expenses--Riviera Black Hawk.......          595       1,222           --         --        --
Depreciation and amortization................        13,991      17,827       17,243      8,546      8,949

EBITDA.......................................       $25,679     $35,928      $34,214    $20,272    $18,347


         EBITDA consists of earnings before interest, income taxes, depreciation, amortization, preopening expenses, and other, net. EBITDA is presented to enhance the understanding of our financial performance and our ability to service our indebtedness, including the notes. Although EBITDA is not necessarily a measure of our ability to fund our cash needs, we understand that it is used by certain investors as one measure of cash flow and to compare our performance with the performance of other companies that report EBITDA. EBITDA is not a measurement determined in accordance with GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations, as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. This definition of EBITDA may not be the same as that of similarly named measures used by other companies or the definition used in the indenture governing the notes or any of our other debt agreements.

(2) Gives effect to this offering as if it occurred on June 30, 2002. Stockholders' equity is adjusted to reflect the charges recorded upon the retirement of the 10% Notes and 13% Notes.

(3) Total assets are net of $226.6 million of U.S. Treasury Bills held to retire $210 million of debt and related accured interest.

                                  RISK FACTORS

         An investment in the notes involves a high degree of risk. You should carefully consider the following risk factors in addition to all of the other information provided to you in this Prospectus before making any investment decision regarding the notes.

Risks Related to Our Substantial Debt

Our significant indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes and our other outstanding indebtedness.

     We have a significant amount of debt outstanding, including $218.2 million of long-term debt represented by the notes and certain capital lease obligations that we have committed, under the indenture, to convert to leases that would be classified as operating leases before December 22, 2002, subject to our obtaining reasonable terms for such conversion. In addition, the indenture governing the notes permits us to incur additional debt in certain circumstances including to finance the purchase of furniture and equipment and up to $30 million under our new senior secured, revolving credit facility. As adjusted for the issuance of the notes and the recording of a charge related to the redemption of the 10% Notes and 13% Notes, and assuming [no] borrowings under the new credit facility, our equity as of June 30, 2002 would have been a deficit of approximately $(6.2) million. Our earnings were not sufficient to cover fixed charges in any of our last four years and as adjusted for this offering for the 12 months ended June 30, 2002.

         Our high level of debt could have important consequences to you and significant effects on our business. For example, it could, among other things:

         o make it more difficult for us to satisfy our obligations with respect to the notes and our other outstanding indebtedness;

         o increase our vulnerability to adverse economic and industry conditions or a downturn in our business;

         o limit our ability to fund a required regulatory redemption or a change of control offer;

         o result in an event of default if we fail to comply with the financial and other restrictive covenants contained in the indenture or our new credit facility, which event of default could result in all of our indebtedness becoming immediately due and payable and would permit some or all of our lenders to foreclose on our assets securing such indebtedness;

         o limit our ability to fund or obtain additional financing for future working capital, capital expenditures and other general financial requirements;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, development projects, acquisitions and other general corporate purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business and industry; and

         o place us at a competitive disadvantage compared to our competitors that have less debt.

         The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes. For more information on the terms of the notes, see the discussion under the section entitled "Description of Notes."

We may not be able to generate sufficient cash flow to service our debt.

         We may not be able to generate sufficient cash flow to service our debt, to repay the notes when due or to meet unanticipated capital needs. Our ability to generate sufficient cash flow to satisfy our obligations will depend on the future performance of our gaming operations, which is subject to many economic, political, competitive, regulatory and other factors that we are not able to control. However, if cash flows from operations are not sufficient to satisfy our obligations, we may need to seek additional financing in the debt or equity markets, refinance the notes, sell selected assets or reduce or delay planned activities and capital expenditures. Any such financing, refinancing or sale of assets might not be available on economically favorable terms, if at all. In the event that we are left without sufficient liquidity to meet our debt service requirements, an event of default would occur under our new credit facility and the indenture.

Risks Related to the Notes

Your right to receive payments on the notes is effectively subordinated to payments under our new credit facility and any equipment financing to the extent of the collateral securing this other debt. The proceeds from the collateral securing the notes may not be sufficient to pay all amounts owed under the notes if an event of default occurs, even if the fair market value of the collateral would otherwise be sufficient to pay the amounts owed under the notes.

         The notes and guarantees are effectively subordinated to (1) up to $30 million principal amount of indebtedness that may be incurred under our new senior secured, revolving credit facility, pursuant to the intercreditor agreement described below, and (2) future equipment financing and purchase money debt, in each case to the extent of the assets securing that indebtedness. As a result, upon any distribution to our creditors or the creditors of any subsidiary guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under such indebtedness, our lender under our new credit facility, our equipment financing and our purchase money indebtedness will be entitled to be repaid in full before any payment is made to you from the proceeds of the assets securing such indebtedness, or the sale of the equipment subject to such equipment financing. Consequently, it is unlikely that the liquidation of the collateral securing the notes would produce sufficient proceeds to pay the principal of, or premium, if any, and accrued interest and liquidated damages, if any, on the notes after also satisfying our obligations to pay any other senior secured creditors, even if the fair market value of the collateral would otherwise be sufficient to pay the amounts owed under the notes. The market value of the collateral will also impact our ability to make payments due on the notes, as described above. We can not assure you that the fair market value of the collateral securing the notes would be sufficient to pay the amounts due under the notes, even absent the new credit facility and any equipment financing. In addition, under certain circumstances the indenture governing the notes allows us to incur additional indebtedness. In such case, the collateral securing the existing notes or the new notes might also secure such additional indebtedness. An event of default under, or acceleration of, our other senior secured debt also may prohibit us and the subsidiary guarantors from paying the notes or the note guarantees.

         The trustee under the indenture and the lender under our new credit facility have entered into an intercreditor agreement to govern the relationship between them and their obligations and rights. Financing by multiple lenders with security interests in common collateral may result in increased complexity and lack of flexibility in a debt restructuring or other work-out relating to us. Furthermore, under the intercreditor agreement, the trustee's remedies in the event of a default will be limited. Under the intercreditor agreement, if the notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time when indebtedness is outstanding under our credit facility, the trustee will not have the right to foreclose upon the collateral unless and until the lender under the credit facility fails to take steps to exercise remedies with respect to or in connection with the collateral within 180 days following notice to such lender of the default under the indenture. Also, the intercreditor agreement will prevent the trustee and the holders of the notes from pursuing remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement provides that the net proceeds from the sale of collateral will first be applied to repay indebtedness outstanding under the credit facility and thereafter to the holders of the notes. See "Description of New Credit Facility and Intercreditor Agreement - Intercreditor Agreement." Also, if we default under the notes, we will automatically be in default under the credit facility.

Failure to exchange your existing notes for new notes will significantly limit your ability to sell the existing notes.

         If you do not exchange your existing notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the existing notes unless they are registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available to you. We will no longer be under an obligation to register the existing notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. Also, upon consummation of the exchange offer, the existing notes will cease to be eligible for trading in the PORTAL market.

         Moreover, to the extent that existing notes are not tendered for exchange and accepted in the exchange offer, the trading market for the new notes could be adversely affected because of an insufficient float of new notes available for trading.

The notes will not be secured by a pledge of Riviera Operating Corporation stock until receipt of approval of the applicable regulatory bodies.

     While the notes and guarantees are secured by our assets and the assets of our restricted subsidiaries, we will not be able to pledge the stock of Riviera Operating Corporation, which is one of our restricted Nevada subsidiaries, to secure the existing notes or the new notes until we receive the appropriate approvals from the applicable regulatory bodies. While we have agreed to use our reasonable best efforts to obtain such approvals in order to allow the pledge of that stock, we cannot assure you as to whether or when we will receive these approvals. In addition, since the pledge will not be granted until after incurrence of the indebtedness, under federal bankruptcy law a court may find that adequate consideration was not received for the pledge or that the granting of the pledge was an avoidable preferential transfer. Therefore, if we become subject to the federal bankruptcy laws within 91 days after the effectiveness of the pledge, the pledge may be voided.

Gaming laws, other regulations and lessor consent issues may delay or otherwise impede the trustee's ability to foreclose on the collateral.

         The trustee's ability to foreclose on a number of the assets in which we grant security interests is subject to the prior approval of gaming authorities, the senior lender under our new credit facility and certain lessors. Approval of gaming regulatory authorities is required before any person may foreclose on, take possession of, or dispose of, certain of the assets securing the notes and the guarantees. In the event we fail to pay the notes or otherwise default under the indenture, before the trustee or the holders of the notes can foreclose or take possession of the assets or exercise certain other rights, they may need to become licensed under the local state gaming laws and the regulations promulgated thereunder.

         Nevada law requires that all persons who propose to own shares of licensed corporations must be found suitable as stockholders of such corporations by the Nevada Gaming Commission and other relevant gaming authorities before acquiring ownership of such interests. Consequently, it would be necessary for the trustee to file an application with the Nevada gaming authorities requesting approval to enforce the security interest in the pledged shares and obtain such approval before it may take any steps to enforce the security interest. Additionally, the trustee must file applications with the Nevada gaming authorities requesting approval to enforce a security interest in gaming assets before it may take steps to enforce the security interest. Moreover, it would be necessary for a prospective purchaser of the pledged shares or of the assets comprising our gaming businesses to file the necessary applications, be investigated, and be found suitable by the Nevada gaming authorities before acquiring the gaming assets or the pledged shares through the foreclosure sale. Under Nevada law, the applicant for such approvals must file all applications required by the Nevada gaming authorities, be investigated, provide all information requested by the investigating agency, and pay all fees and costs charged by the gaming authorities for such investigations. Although the regulations of the Nevada Gaming Commission provide that the Nevada Gaming Commission may, in its discretion, grant a temporary or permanent waiver of licensing requirements with respect to foreclosure on pledged shares, no action to enforce the security interest in the pledged shares may be taken nor may the ownership of the shares be transferred without the approval of the Nevada Gaming Commission. These requirements may therefore limit the number of potential bidders who would participate in any foreclosure sale and may delay the sale of the pledged shares or other gaming assets, either of which could have an adverse effect on the proceeds received from such sales.

         Under Colorado gaming laws, the trustee could be precluded from, or otherwise limited or delayed in, exercising certain powers of attorney or selling collateral, including slot machines, at a foreclosure sale since only persons licensed by the Colorado gaming authorities may have slot machines in their possession. In addition, the trustee may encounter difficulty in selling collateral due to various legal restrictions, including requirements that the purchaser or the operator of a gaming facility be licensed by state authorities or that prior approval of a sale or disposition of collateral be obtained. If the trustee sought to operate, or retain an operator for, our casino, the trustee or its agents would be required to be licensed under Colorado gaming laws in order to conduct gaming operations in the casino. Since potential purchasers who wish to operate the casino must satisfy such requirements, the number of potential purchasers in a sale of the casino could be less than in the sale of other types of facilities. Additionally, these requirements may delay the sale of, and may adversely affect the price paid for, the collateral.

         In addition, the trustee's ability to foreclose upon and sell the collateral will be subject to the procedural restrictions of state real estate law and the Uniform Commercial Code. Furthermore, the right of the trustee to foreclose upon and sell the collateral is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or any of our subsidiaries prior to, or possibly even after, the trustee has repossessed and disposed of the collateral. See "Risks Related to Our Business--Extensive government regulation continuously impacts our operations." Such restrictions and limitations may adversely affect the trustee's ability to foreclose on such collateral if you or any other holder of our notes is not a U.S. citizen.

A court could void our subsidiaries' guarantees of the notes under fraudulent transfer law.

         Our restricted subsidiaries guarantee the notes, and each guarantor grants a security interest in certain of its assets to secure its guarantee. Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, under certain circumstances a court could avoid (i.e., cancel) a guarantee and order the return of any payments made thereunder to the guarantor or to a fund for the benefit of its other creditors.

         A court might take these actions if it finds, among other things, that when the guarantor incurred the indebtedness evidenced by its guarantee, (1) it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and (2) any one of the following conditions was satisfied:

         o the guarantor was insolvent or rendered insolvent by reason of such incurrence;

         o the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

         o the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

         In applying the above factors, a court would likely find that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes' issuance. The determination of whether a subsidiary was or was rendered "insolvent" when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

         If a court avoided a subsidiary's guarantee, you would no longer have a claim against that subsidiary. We cannot assure you that the assets of the other subsidiary guarantors would be sufficient to pay amounts then due under the notes.

The indenture governing the notes and our new credit facility both contain covenants that significantly restrict our operations.

         The indenture governing the notes and our new credit facility both contain, and any other future debt agreement will contain, numerous covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. These covenants will restrict our ability and the ability of our subsidiaries to, among other things:

         o        incur more debt;

         o pay dividends, redeem or repurchase our stock or make other distributions;

         o        make acquisitions or investments;

         o        use assets as security in other transactions;

         o        enter into transactions with affiliates;

         o        merge or consolidate with others;

         o        dispose of assets or use asset sale proceeds;

         o        create liens on our assets; and

         o        extend credit.

         Our new credit facility also requires us to meet certain financial ratios and tests. See "Description of New Credit Facility and Intercreditor Agreement - New Senior Secured Credit Facility." Our ability to meet these ratios and tests and to comply with other provisions governing our indebtedness may be adversely affected by our operations and by changes in economic or business conditions or other events beyond our control. Our failure to comply with our debt-related obligations could result in an event of default under the notes. A default under the notes will also constitute a default under our new credit facility.

We may be unable to repurchase the notes upon a change of control.

         Upon the occurrence of specific change of control events, we will be required to offer to repurchase your notes. The lender under our new credit facility will have a similar right to be repaid upon a change of control. Any of our future debt agreements also may contain a similar provision. Our ability to pay cash to the holders of the notes in connection with such repurchase will be limited by our then existing financial resources. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. The terms of our new credit facility also limit our ability to repurchase your notes until all debt under the new credit facility is paid in full. Any of our future debt agreements may contain similar restrictions. Accordingly, it is possible that restrictions in our new credit facility will not allow such repurchases of notes. If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the indenture which would, in turn, constitute an event of default under our new credit facility and could constitute an event of default under our other indebtedness, even if the change in control itself would not cause a default.

There is currently no public market for the notes, and an active trading market may not develop for them.

         The existing notes are a recent issue of securities, which are currently eligible for trading in the PORTAL market. Upon consummation of the exchange offer, however, the existing notes will cease to be eligible for trading in the PORTAL market. An active market may not develop for the existing notes or the new notes, and there can be no assurance as to the liquidity of any market that may develop for either series of notes. If an active market does not develop, the market price and liquidity of the notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including, among other things, our ability to effect the exchange offer, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for high-yield debt has been subject to disruptions that have caused substantial fluctuations in the prices of these securities. In addition, securities of gaming companies historically have been more volatile than securities of other companies. The market for the notes may be subject to such disruptions, and there can be no assurance that the notes will not be subject to such volatility, either of which could have an adverse effect on the price and liquidity of the notes. At the time we offered the existing notes, the Initial Purchaser advised us of its intent to make a market in the notes after consummation of that offering. However, the Initial Purchaser is under no obligation to do so and may discontinue any market-making activities at any time without notice. We do not intend to apply for listing of the new notes or existing notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. See "Description of Notes--Registration Rights" and "Plan of Distribution."

Risks Related to Our Business

We face significant competition in each market where we operate.

         We face intense competition in each of the markets in which our gaming facilities are located. Many of our competitors have significantly greater name recognition and financial, marketing and other resources than we do. Our properties compete principally with other gaming properties in or near California, Nevada, and Colorado. In some of these jurisdictions, competition is expected to intensify as new gaming operations enter these markets and existing competitors consolidate with one another or expand or enhance their operations. In addition to regional competitors, we compete with gaming facilities nationwide, including casinos located on Indian reservations and other land-based casinos in Nevada and Atlantic City, as well as elsewhere, not only for customers but also for employees and potential future gaming sites. We also compete, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, Internet gaming, on- and off-track wagering and card parlors. The expansion of legalized gaming to new jurisdictions throughout the United States also has increased competition faced by us and will continue to do so in the future. Additionally, if gaming were legalized in jurisdictions near our properties where gaming currently is not permitted, we would face additional competition.

         Increased  competition  may  require  us to  make  substantial  capital expenditures to maintain and enhance the competitive positions of our properties, including updating slot machines to reflect changing technology, refurbishing rooms and public service areas periodically, replacing obsolete equipment on an ongoing basis and making other expenditures to increase the attractiveness and add to the appeal of our properties. Because we are highly leveraged, after satisfying our obligations under our outstanding indebtedness, there can be no assurance that we will have sufficient funds to undertake these expenditures or that we will be able to obtain sufficient financing to fund such expenditures. If we are unable to make such expenditures, our competitive position and our results of operations could be materially adversely affected.

Extensive government regulation continuously impacts our operations.

         The ownership, management and operation of gaming facilities are subject to extensive laws, regulations and ordinances which are administered by various federal, state and local government entities and agencies. The gaming authorities located in the jurisdictions in which we operate have broad authority and discretion to require us and our officers, directors, managers, members, employees and certain security holders to obtain various licenses, registrations, permits, findings of suitability and other approvals. To enforce applicable gaming regulations, gaming authorities may, among other things, limit, suspend or revoke the licenses of any gaming entity or individual, and may levy fines or forfeiture of assets against us or individuals for violations of gaming laws or regulations. Any of these actions would have a material adverse effect on us. See "Government Regulation and Licensing."

         Government regulations require us to:

         o    pay gaming fees and taxes in each state where we operate a casino;

         o obtain a gaming license in each state where we operate a casino, which we must have renewed periodically and which may be suspended or revoked if we do not meet detailed regulatory requirements;

         o    receive and maintain federal approvals to operate our casinos;

         o    receive and maintain federal and state environmental approvals;
              and

         o receive and maintain local licenses to sell alcoholic beverages in our casinos.

         No assurances can be given that any new gaming licenses, liquor licenses, registrations, findings of suitability, permits and approvals, or any proposed expansion, will be given or that existing ones will be renewed when they expire. Any failure to renew or maintain our licenses or receive new licenses when necessary would have a material adverse effect on us.

         The compliance costs associated with these laws, regulations and licenses are significant. A change in the laws, regulations and licenses applicable to our business or a violation of any current or future laws or regulations or our gaming licenses could require us to make material expenditures or could otherwise materially adversely affect our business or financial results.

         In some of the jurisdictions in which we currently operate or from which we attract customers, or in which we may expand, gaming is subject to local referendum. If the results of a referendum held in a jurisdiction in which we operate were to restrict gaming in whole or in part or if the results of a referendum in a nearby non-gaming jurisdiction were to permit gaming, our results of operations could be negatively impacted.

         In Colorado, the legislation establishing the Colorado Division of Gaming is scheduled to expire effective July 1, 2003, unless continued by act of the Colorado General Assembly. This is a "sunset" provision common in assessing the continuing necessity for the existence of administrative agencies within Colorado. If the repeal takes effect, Colorado law provides a procedure for winding up the affairs of the Colorado Division of Gaming, public hearings, analysis and evaluation, and for determining claims by or against the Colorado Division of Gaming. The potential effect of the possible expiration upon the regulatory structure governing limited gaming in Colorado is unknown.

You may be required to dispose of your notes, or we may be required to redeem your notes, as a result of gaming regulatory matters.

         Gaming authorities have the power to investigate any of our security holders, including noteholders. These authorities may require a person who is a holder or beneficial owner of our securities, including the notes, to provide information, respond to questions or be licensed, qualified, found suitable or make filings or submissions within a required time period. If a gaming authority determines that a holder is unsuitable to own any of our securities, including the notes, such holder will have no further right to exercise any right conferred by the securities, to receive any economic benefit or payment, including payments of interest, with respect to the securities or to continue its ownership or economic interest in us. For more information, refer to "Government Regulation and Licensing" and "Description of Notes--Mandatory Redemption Pursuant to Gaming Laws."

Loss  of  our  casino   properties  from  service  would  adversely  affect  our
operations.

         The operations of our properties are subject to disruptions or reduced patronage as a result of severe weather conditions. Reduced patronage of our casino properties from service for any period of time due to severe weather could adversely affect our business, financial condition and results of operations.

We are subject to potential exposure to environmental liabilities.

     Generally, we are subject to a variety of federal, state and local governmental laws and regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. Failure to comply with such laws could result in the imposition of severe penalties or restrictions on operations by governmental agencies or courts that could adversely affect operations. We are not aware of any such exposure at our properties. The Riviera Black Hawk property is located within a 400-square mile area that in 1983 was designated as the Clear Creek Central/City National Priorities List Site Study Area ("Study Area") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. Although Riviera Black Hawk is not within any of the specific areas of the Study Area currently identified for investigation or remediation, no assurance can be given that environmental problems will not subsequently be discovered, including in connection with any future construction on the expansion parcel of the property. Furthermore, the Environmental Protection Agency or other governmental authorities could broaden their investigations and identify areas of concern within the site, we could be identified as a "potentially responsible party" and any liability related thereto could have a material adverse effect on us. We do not have insurance to cover environmental liabilities, if any.

We are dependent on key personnel.

         Our ability to operate successfully is dependent, in part, on the continued services of certain of our executive personnel. The loss of one or more of such executive officers or the inability to attract or retain key employees in the future could have a material adverse effect on our operations. We currently have an employment agreement with William L. Westerman, our Chairman of the Board, President, and Chief Executive Officer. Mr. Westerman's employment agreement automatically renews each year on December 31 unless we give three months notice or Mr. Westerman gives six months notice to terminate. Mr. Westerman's contract is also subject to earlier termination upon occurrence of certain events. Also, Robert A. Vannucci, who serves as President of Riviera Operating Corporation, has an employment contract that is effective until December 31, 2002. The contract is automatically renewed each year unless either party gives 120 days prior written notice of nonrenewal. Other than these two executives, none of our senior management is bound by any employment agreements for any specified period of time. There can be no assurance that a suitable replacement for Mr. Westerman or any of our other executives could be found in the event of a termination of employment. A shortage of skilled management-level employees currently exists in the gaming industry which may make it difficult and expensive to attract and retain qualified employees.

The casino industry generally is dependent in part on a number of factors that are beyond our control.

         The economic health of the casino industry is affected by a number of factors that are beyond our control, including: (1) general economic conditions and economic conditions specific to our gaming markets, such as Denver, Colorado; (2) levels of disposable income of casino patrons; (3) increased transportation costs resulting in decreased travel by patrons; (4) local conditions in key gaming markets, including seasonal and weather-related factors; (5) increase in gaming taxes or fees; (6) competitive conditions in the gaming industry and in particular gaming markets, including the effect of such conditions on the pricing of our games and products; (7) substantial price increases in the cost of energy in the United States; and (8) the relative popularity of entertainment alternatives to casino gaming that compete for the leisure dollar. Any of these factors could negatively impact the casino industry generally, and as a result, our revenues and results of operations.

The terrorist attacks have negatively affected our revenues and could continue to do so.

         On September 11, 2001, the World Trade Center buildings in New York City and the Pentagon in Washington, D.C. were attacked by terrorists using hijacked airplanes. The effects of these events have included a decline in vacation travel and tourism due to, among other factors, fears regarding additional acts of terrorism, and reduced operations by airlines due to decreased demands for air travel, new security directives and increased costs. The magnitude and duration of these effects or any future acts of terrorism is unknown and cannot be predicted. Any decline in vacation travel and tourism could adversely affect our revenues, particularly with respect to Riviera Las Vegas, where the majority of our customers rely on air travel to visit our casino property. Continued or even worsening negative market conditions related to those terrorist actions, any future occurrences of other terrorist or other destabilizing events, and other actions that perpetuate a climate of war could cause existing and potential customers to further delay and cancel travel, convention and vacation plans, could decrease wagering and increase costs, and as a result could adversely affect our revenues and cash flow in the future.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer.

     The net proceeds from the offer and sale of the existing notes, which were issued on June 26, 2002, were approximately $202.6 million after deduction of the initial purchaser's discounts and expenses of the offering. The net proceeds, along with cash on hand, were used to defease our 10% First Mortgage Notes due 2004 and Riviera Black Hawk's 13% First Mortgage Notes due 2005 With Contingent Interest. The funds required to defease these obligations were deposited in accounts with the respective trustees. The Riviera Black Hawk Notes were subsequently redeemed by the trustee on July 26, 2002 at 106.5% of the outstanding principal amount. Our First Mortgage Notes were redeemed by the trustee on August 15, 2002 at 102.5% of the outstanding principal amount.

                                 CAPITALIZATION

         The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2002, on an actual basis and as adjusted to give effect to the sale of the existing notes, including the application of the net proceeds of that sale as if the defeasance and redemption of our 10% First Mortgage Notes due 2004 and Riviera Black Hawk's 13% First Mortgage Notes due 2005 With Contingent Interest had occurred on June 30, 2002. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto appearing elsewhere in this Prospectus.


                                                                       At June 30, 2002
                                                                    Actual        As Adjusted
                                                                    (dollars in thousands)

Cash and cash equivalents...................................... $   21,974       $21,974
                                                                    ======       =======


Current portion of long-term debt(1)........................... $    3,297       $ 2,066

Debt to be retired in third quarter of 2002
10% First Mortgage Notes due 2004 (4)..........................    174,270            --
13% First Mortgage Notes due 2005 With Contingent Interest (4).     34,941            --
Long-Term debt:
Credit facility (2)
11% Notes(3)...................................................    211,781       211,781
Capital lease obligations(1)...................................      4,553            --
Equipment financing and other(1)...............................      1,900           839

   Total long-term debt........................................    218,234       212,620

   Total stockholders' equity (deficiency)(5)..................      5,143        (6,186)

      Total capitalization.....................................   $223,377      $206,434


-----------

(1) We have committed, under the indenture, to convert $7.4 million of capital leases and other equipment financing on certain equipment to leases that would be classified as operating leases before December 22, 2002, subject to our obtaining reasonable terms for such conversion.

(2) We have entered into a new $30 million senior secured, revolving credit facility.

(3) Reflects issuance of $215.0 million aggregate principal amount of notes on June 26, 2002 at the issue price of 98.5% of the principal amount thereof.

(4) On June 26, 2002, we defeased these series of notes by depositing the required funds in accounts with the respective trustees. On July 26, 2002, the trustee under the 13% First Mortgage Notes redeemed those notes at 106.5% of the outstanding principal amount. On Ausgust 15 2002, the trustee under our 10% First Mortgage Notes redeemed those notes at 102.5% of the outstanding principal amount.

(5) Stockholders' equity as adjusted reflects the extraordinary charges, including redemption premiums and unamortized deferred financing costs with respect to redemption of our 10% First Mortgage Notes and Riviera Black Hawk's 13% First Mortgage Notes.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected historical consolidated financial data at, and for each of the years ended, December 31, 2000 and 2001 and for the year ended December 31, 1999 have been derived from our audited financial statements included elsewhere in this Prospectus. Riviera Black Hawk was in the development stage from its inception in August 1997, through February 4, 2000, when it opened. Accordingly, the results of operations for all fiscal periods presented may not be comparable. The consolidated financial information at December 31, 1999, and as of and for the years ended December 31, 1997 and 1998, was derived from our audited consolidated financial statements that are not included in this Prospectus. The selected historical consolidated financial data for each of the six months ended June 30, 2001 and June 30, 2002 have been derived from our unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements have been prepared by us on a basis consistent with the audited consolidated financial statements and include all normal recurring adjustments necessary for a fair presentation of the information set forth therein. Results for each of the six months ended June 30, 2001 and June 30, 2002 are not necessarily indicative of results for the full year. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto appearing elsewhere in this Prospectus.

                                                                                                                   Six Months
                                                            Year Ended December 31,                                Ended June 30,
                                         ------------------------------------------------------------------        --------------
                                            1997(1)       1998          1999         2000          2001          2001        2002
                                         -------------------------  ------------ ------------  ------------  --------------------
                                                                           (dollars in thousands)

Statement of Operations Data:
Operating revenues:
   Casino.............................       $71,624       $77,676      $73,181      $107,693   $114,039     $58,314   $54,926
   Rooms..............................        41,812        39,607       39,899        43,819     44,255      24,471    21,386
   Food and beverage..................        21,603        23,940       25,117        30,756     31,256      16,410    16,378
   Entertainment......................        20,895        21,543       20,994        24,526     20,692      11,763     8,580
   Other..............................        10,556        11,155       11,713        10,538      9,119       4,928     4,251

      Total...........................       166,490       173,921      170,904       217,332    219,361     115,886   105,521
Less: promotional allowances..........        12,697        13,966       13,636        15,801     17,330       8,858     9,169

   Net operating revenues.............       153,793       159,955      157,268       201,531    202,031     107,028    96,352
Operating costs and expenses:
   Casino.............................        40,620        45,293       42,306        57,450     62,845      32,111    29,186
   Rooms..............................        21,235        20,859       21,909        23,364     23,339      12,228    11,726
   Food and beverage..................        16,118        17,539       18,307        21,372     21,426      11,002    10,635
   Entertainment......................        17,235        16,861       16,271        18,959     14,900       8,386     5,674
   Other operating expenses...........         3,011         3,308        3,228         3,146      3,068       1,609     1,421
   Selling, general and administrative        26,211        27,028       29,568        41,312     42,239      21,420    19,363
   Depreciation and amortization......        10,485        12,137       13,991        17,827     17,243       8,546     8,949


   Preopening expenses--Black Hawk.....           --            --          595         1,222         --          --        --
   Corporate expense--severance pay....           --           551           --            --         --          --        --

   Total..............................       134,915       143,576      146,175       184,652    185,060      95,302    86,954

Income from operations................        18,878        16,379       11,093        16,879     16,971      11,726     9,398
Other income (expense):
   Interest income....................         4,193         4,774        2,255         2,429      1,274         675       229
   Interest expense...................       (18,975)      (24,187)     (23,448)      (27,805)   (26,864)    (13,453)  (13,533) (7)
   Interest capitalized...............           771         2,679        4,733           616          --          --        --
   Other income (expense).............        (1,470)       (1,229)      (1,963)        1,171        (28)        (31)      (16)

Income (loss) before income tax
(benefit).............................         3,397        (1,584)      (7,330)       (6,710)    (8,647)     (1,083)   (3,922)
Income tax (benefit)..................         1,309          (533)      (4,461)       (2,495)    (2,240)       (355)        --

Income (loss) before extraordinary item        2,088        (1,051)      (2,869)       (4,215)    (6,407)       (728)   (3,922)

Extraordinary item (net of income tax
   of $1.6 million)(2)................            --        (3,006)          --            --         --          --        --

Net income (loss).....................        $2,088       $(4,057)     $(2,869)      $(4,215)   $(6,407)      $(728)  $(3,922)




                                                                      At December 31,                                At June 30,
                                          -----------------------------------------------------------------------       2002
                                                   1997           1998         1999          2000          2001         -----
                                                   ----           ----         ----          ----          ----
                                                                           (dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents and short-term
   investments...........................           $65,151      $48,883       $48,062       $52,174      $46,606       $21,974
Total assets.............................           247,866 (3)  244,909       288,990       283,710      267,818       248,982 (6)
Long-term debt...........................           173,436 (3)  174,506       223,766       223,172      217,288       218,234 (6)
Total stockholders' equity...............            37,777       33,503        27,678        16,945        8,964         5,143


                                                                                                               Six Months Ended
                                                              Year Ended December 31,                              June 30,
                                           ------------------------------------------------------------------      --------
                                            1997(1)         1998         1999         2000            2001         2001         2002
                                            -------         ----         ----         ----            ----         ----         ----
                                                                           (dollars in thousands)

Other Data:
Ratio of earnings to fixed charges(4).         1.19          .93          .61          .76             .68         .92          .71
Deficiency Amount(5)..................                  $(1,584)     $(7,330)     $(6,710)        $(8,647)      $(1,083)    $(3,922)

-----------

(1) Riviera Black Hawk, Inc. was formed in August 1997. Accordingly, its development stage results of operations included herein are for the period of August through December of 1997.

(2)      Relates to a loss on extinguishment of debt.

(3) Total assets are net of $106,596,000 of U.S. Treasury Bills held to retire $100 million of debt. Long-term debt is net of the $100 million in debt to be retired by the aforementioned U.S. Treasury Bills.

(4) Calculated by dividing (a) the sum of net income (loss) and fixed charges by (b) fixed charges. "Fixed charges" is defined as the sum of
         (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness and (iii) an estimate of the interest expense component of rental expense.

(5) Earnings were not sufficient to cover fixed charges for all periods presented except 1997.

(6) Total assets are net of $226,632 of U. S. Treasury Bills held to retire $210 million of debt and related accrued interest payable. Long-term debt is net of the $210 million in debt to be retired by the aforementioned U.S. Treasury Bills.

(7)      Includes interest expense on bonds held for retirement of $364,000.

              MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the "Summary Consolidated Financial Data," and the "Selected Consolidated Financial Data" and historical consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. Certain statements contained in
Management's Discussion and Analysis of Financial Condition and Results of Operations constitute "forward-looking statements" within the meaning of the Litigation Reform Act, which statements involve risks and uncertainties. See "Forward-Looking Statements."

Introduction

         Our operations are comprised of the Riviera Hotel & Casino in Las Vegas, Nevada and the Riviera Black Hawk Casino in Black Hawk, Colorado with our corporate office located at the Riviera Las Vegas. Income from operations for 2001 was $17.0 million. Income from operations for the six months ended June 30, 2002 was $9.4 million, a decrease of $2.3 million from the six months ended June 30, 2001. We believe this decrease was the result of the effects of September 11th. Riviera Las Vegas was opened in 1955, underwent a major renovation in 1992, and over the past several years we have again refurbished the rooms and updated the casino. By maintaining the freshness of our facilities and focusing on our niche markets, we have historically been able to maintain a stable EBITDA at Riviera Las Vegas with an average EBITDA of $28.4 million per year from 1996 to 2000. However, in 2001, EBITDA at Riviera Las Vegas declined to $21.5 million largely due to, we believe, the terrorist attacks of September 11, 2001 which curtailed travel to destinations markets such as Las Vegas. We opened the Riviera Black Hawk in February 2000. In Riviera Black Hawk's first full year of operations, 2001, it generated EBITDA of $12.7 million, and the results for the six months of 2002 show continued growth. We believe that Riviera Black Hawk was less affected by the events of September 11th due to its focus on serving the local Denver market.

         The impact of the events of September 11th forced us to re-evaluate our operations. As a result we implemented a business improvement plan under which we permanently eliminated approximately 200 full-time equivalent employees at Riviera Las Vegas and corporate offices, or approximately 10% of our workforce in these areas, and converted the LeBistro Lounge from a company-run cost center to a revenue-producing rental location. We believe this business improvement plan addressed operating inefficiencies and aligned costs with our ongoing needs as opposed to temporarily reducing variable costs associated with revenues. We also conducted a special post September 11th marketing campaign.

     Given the effect that these events had on our Las Vegas operations in 2001, we believe Riviera Las Vegas' historical results from 1996 through 2000 which averaged $28.4 million EBITDA annually, together with the results at Riviera Black Hawk (which we believe were less affected by the events of September
11th), for the 12 months ended June 30, 2002 which produced EBITDA of approximately $14.1 million, should also be considered in evaluating our EBITDA coverage ratio (EBITDA divided by cash interest expense), EBITDA leverage ratio (net long-term debt divided by EBITDA). Based upon an assumed, combined $42.5 million of EBITDA described above, our interest coverage ratio would be 1.73 to
1.0 and our leverage ratio would be 4.61 to 1.0. These amounts and ratios, however, are not amounts prepared or computed in accordance with accounting principals generally accepted in the U.S. Further, there can be no assurance that we can or will achieve these results in the future. The aforementioned ratios were calculated using the following assumptions: Cash interest expense is estimated at $24,575,000 which includes cash interest on the notes and other debt aggregating $218,234,000 at June 30, 2002. Net long-term debt for purposes of our leverage ratio is calculated as long-term debt of $218.2 million minus cash and cash equivalents of approximately $22 million at June 30, 2002.

Historical Results of Operations

      Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

The following table sets forth certain of our historical operating results for the periods indicated.

                                                    Six Months
                                                  Ended June 30,
                                                                               $ Change          % Change
                                                 2001          2002           Inc/(Decr)        Inc/(Decr)
                                                 ----          ----           ----------        ----------
                                                                (dollars in thousands)

Net Operating Revenues
Riviera Las Vegas.............................      $84,068     $71,936        $(12,132)           (14.4)%
Riviera Black Hawk............................       22,960      24,416           1,456              6.3 %
Riviera Gaming Management.....................           --          --               --

   Total......................................     $107,028     $96,352        $(10,676)           (10.0)%



Income (Loss) from Operations
Riviera Las Vegas.............................       $8,770      $5,789         $(2,981)           (34.0)%
Riviera Black Hawk............................        2,956       3,609             653             22.1 %
Riviera Gaming Management.....................           --          --               --

   Total......................................      $11,726      $9,398         $(2,328)           (19.9)%



EBITDA(1):
Rivera Las Vegas..............................      $14,910     $11,652         $(3,258)           (21.9)%
Riviera Black Hawk............................        5,362       6,695           1,333             24.9 %
Riviera Gaming Management.....................           --          --               --

   Total EBITDA...............................      $20,272     $18,347         $(1,925)            (9.5)%

EBITDA Margin:
Riviera Las Vegas.............................        17.7%       16.2%
Riviera Black Hawk............................        23.4%       27.4%
Riviera Gaming Management.....................           --          --

   Total EBITDA Margin........................        18.9%       19.0%


-----------

(1) EBITDA consists of earnings before interest, income taxes, depreciation, amortization, preopening expenses, and other, net. Although EBITDA is not necessarily a measure of our ability to fund our cash needs, we understand that it is used by certain investors as one measure of cash flow and to compare our performance with the performance of other companies that report EBITDA. EBITDA is not a measurement determined in accordance with GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations, as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. This definition of EBITDA may not be the same as that of similarly named measures used by other companies or the definition used in the indenture governing the notes or any of our other debt agreements.

Riviera Las Vegas

         Revenues. Net revenues decreased by approximately $12.1 million, or 14.4%, from $84.1 million in 2001 to $72.0 million in 2002 due primarily to decreased casino, rooms and entertainment revenues. Casino revenues decreased by approximately $4.5 million, or 12.3%, from $36.4 million during 2001 to $31.9 million during 2002 due to a decrease in slot machine revenue. Room revenue decreased $3.1 million, or 12.6%, from $24.5 million in 2001 to $21.4 million in 2002 due to the continued effects of a slower economy and the events of September 11, 2001. Hotel occupancy fell 5.6% from 97.4% in 2001 to 91.8% in 2002 and average daily room rate fell $5.65 from $65.02 in 2001 to $59.37 in 2002. We have been able to bring occupancy back to normal levels, however, the average daily rate remained 8.6% below historical levels in June 2002. Entertainment revenues decreased by approximately $3.3 million, or 27.9%, from $11.7 million during 2001 to $8.4 million during 2002 due primarily to a decrease in Splash and Crazy Girls revenues as result of competition from the openings of new shows on the Las Vegas Strip and a slower economy. Other revenues decreased by approximately $775,000, or 16.5%, from $4.7 million during 2001 to $3.9 million during 2002 due primarily to decreased gift shop and telephone revenues. Promotional allowances decreased by approximately $229,000, or 3.3%, from $7.0 million during 2001 to $6.8 million during 2002 primarily due to decreases in comps related to lower casino activity.

          Income from Operations. Income from operations in Las Vegas declined $3.0 million, or 34.0%, from $8.8 million in 2001 to $5.8 million in 2002 due to the 14.4% decrease in net revenues which was partially offset by a 12.2% decrease in expenses. Fixed costs in the rooms department and general administrative costs were not reduced in sufficient proportion to compensate for the decline in revenue. Room revenues fell 12.6% while costs were down 4.1%. Total net revenues were down 14.4% while general and administrative costs were down 12.2%.

          EBITDA. Riviera Las Vegas EBITDA, as defined, decreased by approximately $3.3 million, or 21.9%, from $14.9 million in 2001 to $11.7 million in 2002 for reasons described above. During the same periods, EBITDA margin decreased from 17.7% to 16.2% of net revenues. Margins in Las Vegas continue to be pressured by the economy and competitor actions, but have improved each month. The Las Vegas operation is spending more marketing dollars to increase demand and will continue to focus and grow incentive programs through the rest of the year and into 2003.

Riviera Black Hawk

         Revenues. Net revenues increased by approximately $1.5 million, or 6.3%, from $22.9 million in 2001 to $24.4 million in 2002. Casino revenues increased $1.1 million, or 4.9%, from $21.9 million in 2001 to $23.0 million in 2002. Gaming revenues in the Black Hawk market grew by a healthy 12.5% in the second quarter of 2002 compared to the second quarter of 2001, more than offsetting the 12% increase in gaming devices as a result of the opening of the Hyatt Casino in December 2001. This continues a historical trend of growth for the Black Hawk market as new casinos offering a variety of new amenities have expanded the market's appeal to a broader base of customers.

         Food and beverage revenues were approximately $3.3 million in 2002, of which $2.4 million was complimentary (promotional allowance). Riviera Black Hawk continues to refine its marketing efforts by constantly measuring the success rates of its programs, while monitoring the offerings of competitors. The operation is attempting to strike a balance between player incentives, gaming product, food offerings and entertainment as its primary marketing programs.

         Income from Operations. Income from operations in Black Hawk increased $653,000, or 22.1%, from $3.0 million in 2001 to $3.6 million in 2002 due to increased revenues as a result of refining our direct marketing and promotional programs for the casino in the first six months of 2002.

         EBITDA. Riviera Black Hawk EBITDA, as defined, increased $1.3 million, or 24.9%, from $5.4 million in 2001 to $6.7 million in 2002. EBITDA margin for the first six months increased to 27.4% from 23.4% for the same period last year.

Consolidated Operations

         Other Income (Expense). Interest expense of $8.8 million on the $175 million 10% First Mortgage Notes issued by us, plus related amortization of loan fees and equipment and other financing costs totaled approximately $10.0 million in 2001 and 2002. Interest expense on the remaining $35 million of the 13% First Mortgage Notes With Contingent Interest issued by Riviera Black Hawk in June 1999 combined with its interest from capital leases totaled $3.3 million in the first six months of 2002 compared to $3.5 million for the first six months of 2001. Additionally, our new offering of $215 million 11% Senior Secured Notes resulted in interest expense of $353,000 for the first six months of 2002.

         Net Income (Loss). Our results of operations decreased $3.2 million from a net loss of $728,000 in 2001 to a net loss of $3.9 million in 2002 due primarily to the continuing effects of a slower economy and the events of September 11, 2001.

         EBITDA. Consolidated EBITDA, as defined, decreased by approximately $1.9 million, or 9.5%, from $20.3 million in 2001 to $18.3 million in 2002. During the same periods, our EBITDA margin increased from 18.9% to 19.0% of net revenues for the reasons described above.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

         Special Factors Affecting Comparability of Results of Operations

         Riviera Black Hawk was in the development stage during the first quarter of 2000 until February 4, 2000 when it opened the casino. Accordingly, the results of operations for the fiscal 2001 and fiscal 2000 results may not be comparable.

         The following table sets forth, for the periods indicated, certain operating data for Riviera Las Vegas and Riviera Black Hawk. Net revenues displayed in this table and discussed in this section are net of promotional allowances. Operating income from properties is presented as shown on the Consolidated Statement of Operations. EBITDA from properties for the purposes of this table excludes corporate expense, pre-opening expense and inter-company management fees.

                                                    Year Ended December 31,
                              --------------------------------------------------------------------
                                            2001                              2000       $ Change          % Change
                                            ----                              ----       Inc/(Decr)        Inc/(Decr)
                                                     (dollars in thousands)

Net Revenues:
Riviera Las Vegas..........              $152,985                          $166,038        $(13,053)            (7.9)%
Riviera Black Hawk.........                49,046                            35,261           13,785             39.1%
Riviera Gaming Management..                    --                               232            (232)          (100.0)%

   Total Net Revenues......              $202,031                          $201,531             $500              0.2%



Income (loss) from
   Operations:
Riviera Las Vegas..........                $9,350                           $14,910         $(5,560)           (37.2)%
Riviera Black Hawk.........                 7,622                             1,881            5,741            305.2%
Riviera Gaming Management..                   (1)                                88             (89)          (101.1)%

   Total Operating Income..               $16,971                           $16,879              $92              0.5%



EBITDA(1):
Riviera Las Vegas..........               $21,493                           $29,243         $(7,750)           (26.5)%
Riviera Black Hawk.........                12,722                             6,597            6,125             92.8%
Riviera Gaming Management..                   (1)                                88             (89)          (101.1)%

   Total EBITDA............               $34,214                           $35,928         $(1,714)            (4.8)%



EBITDA Margin:
Riviera Las Vegas..........                 14.0%                             17.6%
Riviera Black Hawk.........                 25.9%                             18.7%
Riviera Gaming Management..                                                   37.9%

   Total EBITDA Margin.....                 16.9%                             17.8%

-----------

(1) EBITDA consists of earnings before interest, income taxes, depreciation, amortization, preopening expenses, and other, net. Although EBITDA is not necessarily a measure of our ability to fund our cash needs, we understand that it is used by certain investors as one measure of cash flow and to compare our performance with the performance of other companies that report EBITDA. EBITDA is not a measurement determined in accordance with GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations, as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. This definition of EBITDA may not be the same as that of similarly named measures used by other companies or the definition used in the indenture governing the notes or any of our other debt agreements.

Riviera Las Vegas

         Revenues. Riviera Las Vegas net revenues decreased by approximately $13.1 million, or 7.9%, from $166.0 million in 2000 to $153.0 million in 2001 primarily due to the effects of the recession and the September 11th terrorist attacks. Casino revenues decreased approximately $6.7 million or 9.0%,from $74.1 million during 2000 to $67.4 million during 2001. Slot revenues were down 7%, while table games revenues were down 13.6%. The hold percentages were comparable for both table games and slot machines in 2001 and 2000. Room revenues were comparable to the prior year, as the average room rate increased $3.50 or 6% from $59.00 to $62.50 and hotel occupancy decreased from 96.6% to 91.6%. The decrease in air travel, especially long-haul flights from the east coast, affected Riviera Las Vegas more than many of its competitors. Our marketing efforts had been concentrated on airline customers who traveled longer distances, paid more for their tickets and had a larger gaming and entertainment budget. While this strategy was successful in prior years, the effects of the September 11th terrorist attacks were devastating to this market segment. Subsequent to September 11th, gaming marketing expenditures were increased to protect and promote the slot customer base. Increased room marketing efforts focus on customers in the western United States and these efforts appear to be successful, based on the pace of advance bookings. Call volumes, booking patterns and occupancy began to normalize in mid-January 2002. Although occupancy is recovering on the weekends, the midweek occupancy rates vary significantly from day to day primarily due to competitive pressures. Entertainment revenues decreased by approximately $4.1 million, or 16.7%, from $24.5 million during 2000 to $20.4 million during 2001 as attendance decreased approximately 27%, which was partially offset by a 13.6% increase in ticket price. Competition for Riviera show customers, while significant all year, intensified after September 11th. Tour and travel room sales were down approximately 50% in the fourth quarter of 2001, which is an important producer of show ticket sales and slot revenues. Other revenues decreased by approximately $1.7 million, or 16.7%, from $10.2 million during 2000 to $8.5 million during 2001 due primarily to lower telephone revenues.

         Income from Operations. Income from operations decreased $5.6 million or 37.2% from $14.9 million in 2000 to $9.3 million in 2001 due to the decreased revenues, which were partially offset by lower entertainment contract expenses and a 9.4% or $1.4 million reduction in depreciation expense. Entertainment costs are tied to revenues and as a result of this relationship, the departmental results were similar to the prior year. Depreciation decreased, as $20 million of equipment purchased in 1993 became fully depreciated in 2000. In addition, the September 11th terrorist attacks caused management to accelerate the timing and magnitude of staffing reductions. In excess of 300 full-time equivalent employees were laid off, based on the reduction in volumes. These events have caused the industry to reevaluate their cost structures and adjust payrolls accordingly.

         EBITDA. Riviera Las Vegas EBITDA, as defined, decreased by approximately $7.8 million, or 26.5%, from $29.2 million in 2000 to $21.5 million in 2001. During the same periods, EBITDA margin decreased from 17.6% to 14.0% of net revenues.

Riviera Black Hawk

         Special Factors Affecting Comparability of Results of Operations

         Riviera Black Hawk was in the development stage during 1999 and until February 4, 2000 when the casino opened. Accordingly, the consolidated results of operations for fiscal 2001 and 2000 may not be comparable.

         Revenues. Riviera Black Hawk net revenues increased by approximately $13.8 million, or 39.1%, from $35.3 million in the 11 months of 2000 to $49.0 million in the 12 months ended December 31, 2001 as the operation gained market share and was, for the most part, unaffected by the events of September 11th.
Casino revenues, primarily slot machines, increased by approximately $13.0 million, or 38.7%, from $33.6 million in the 11 months of 2000 to $46.7 million in the 12 months ended December 31, 2001. Average slot machine win per unit increased from $114 per day in 2000 to $148 in 2001. Food and beverage revenues increased by approximately $1.6 million, or 40.0%, from $4.0 million in the 11 months of 2000 to $5.6 million in the 12 months ended December 31, 2001. The remodeled buffet and related marketing efforts resulted in a 45.6% increase in covers (customers) and a 26.4% increase in average check (price).

         Income from Operations. Income from operations increased $5.7 million or 305% from $1.9 million in the 11 months of 2000 to $7.6 million in the 12 months ended December 31, 2001 due to the increase in revenues and better margins as marketing costs were stabilized. Staffing was also optimized as full-time equivalent employees were reduced from 450 at the opening in February 2000 to 350 at the end of 2001. Although general and administrative costs increased $1.7 million, they were 23.5% of revenues in the current year compared with 27.7% in 2000. Depreciation increased $809,000 or 27.5% in 2001 compared with the 11 months of operations in 2000.

         EBITDA. Riviera Black Hawk EBITDA, as defined, increased by approximately $6.1 million, or 92.8%, from $6.6 million in the 11 months of 2000 to $12.7 million in the 12 months ended December 31, 2001. During the same periods, EBITDA margin increased from 18.7% to 25.9% of net revenues.

Consolidated Operations

         Other Income (Expense). Interest expense on our $175 million 10% First Mortgage Notes plus related amortization of loan fees and equipment and other financing costs totaled approximately $20.1 million in 2001 and 2000. Interest expense on the $45 million 13% First Mortgage Notes issued by Riviera Black Hawk in June 1999 combined with its interest from capital leases totaled $6.7 million in 2001 compared with $7.7 million in 2000. Capitalized interest of $616,000 in 2000 was primarily from the Black Hawk, Colorado project.

         Other expenses, net include an insurance reimbursement of Paulson litigation costs of $1.2 million in 2000.

         Net Loss. The consolidated net loss increased approximately $2.2 million from $4.2 million in 2000 to $6.4 million in 2001. The effective income tax benefit rates decreased from 37.2% in 2000 to 25.9% in 2001 because of permanent timing differences for certain travel and entertainment expenses, along with adjustments for tax credits which were considered deductions in prior years.

         EBITDA. Consolidated EBITDA, as defined, decreased approximately $1.7 million, or 4.8%, from $35.9 million in 2000 to $34.2 million in 2001. During the same periods, EBITDA margin decreased from 17.8% to 16.9% of net revenues.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

         Special Factors Affecting Comparability of Results of Operations

         Riviera Black Hawk was in the development stage during 1999 and until February 4, 2000 when the casino opened. Accordingly, the consolidated results of operations for fiscal 2000 and 1999 may not be comparable.

         The following table sets forth, for the periods indicated, certain operating data for Riviera Las Vegas and Riviera Black Hawk. EBITDA from properties for the purposes of this table excludes corporate expense, preopening expense and intercompany management fees. Operating income from properties is presented as shown on the Consolidated Statement of Operations.


                                                    Year Ended December 31,
                              --------------------------------------------------------------------
                                               2000                              1999         $ Change          % Change
                                               ----                              ----       Inc/(Decr)        Inc/(Decr)
                                                          (dollars in thousands)

Net Revenues:
Riviera Las Vegas..........                $166,038                          $156,204           $9,834              6.2%
Riviera Black Hawk.........                  35,261                                 0           35,261
Riviera Gaming Management..                     232                             1,064            (832)           (78.2)%

   Total Net Revenues......                $201,531                          $157,268          $44,263             28.0%




Income (loss) from
   Operations:
Riviera Las Vegas..........                 $14,910                           $10,641           $4,269             40.1%
Riviera Black Hawk.........                   1,881                             (595)            2,476
Riviera Gaming Management..                      88                             1,047            (959)           (91.6)%

   Total Operating Income..                 $16,879                           $11,093           $5,786           (52.1)%



EBITDA(1):
Riviera Las Vegas..........                 $29,243                           $24,631           $4,612             18.7%
Riviera Black Hawk.........                   6,597                                 1            6,596
Riviera Gaming Management..                      88                             1,047            (959)           (91.6)%

   Total EBITDA............                 $35,928                           $25,679          $10,249             39.9%



EBITDA Margin:
Riviera Las Vegas..........                   17.6%                             15.9%
Riviera Black Hawk.........                   18.7%
Riviera Gaming Management..                   37.9%                             98.4%

   Total EBITDA Margin.....                   17.8%                             16.3%




-----------

(1) EBITDA consists of earnings before interest, income taxes, depreciation, amortization, preopening expenses, and other, net. Although EBITDA is not necessarily a measure of our ability to fund our cash needs, we understand that it is used by certain investors as one measure of cash flow and to compare our performance with the performance of other companies that report EBITDA. EBITDA is not a measurement determined in accordance with GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations, as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. This definition of EBITDA may not be the same as that of similarly named measures used by other companies or the definition used in the indenture governing the notes or any of our other debt agreements.

Riviera Las Vegas

         Revenues. Net revenues increased by approximately $9.8 million, or 6.2%, from $156.2 million in 1999 to $166.0 million in 2000 due primarily to increased room and entertainment revenues as described below. Casino revenues increased by approximately $0.8 million, or 1.1%, from $73.2 million during 1999 to $74.0 million during 2000 due to an increase in slot machine revenue. Room revenues increased by approximately $3.9 million, or 9.8% from $39.9 million during 1999 to $43.8 million during 2000 as a result of an increase in average room rate of $5.16, or 10%, which was offset by a slight decrease in hotel occupancy from 97.5% to 96.6%. Food and beverage revenues increased approximately $1.7 million, or 6.4%, from $25.1 million during 1999 to $26.8 million during 2000 due to higher cover counts and modestly increased prices. Entertainment revenues increased by approximately $3.5 million, or 16.7%, from $21.0 million during 1999 to $24.5 million during 2000 due primarily to the increase in Splash revenues as a result of the showroom renovation and the new show which opened in late 1999. Other revenues decreased by approximately $0.7 million, or 6.7%, from $10.6 million during 1999 to $9.9 million during 2000 due primarily to decreased management fees from Riviera Gaming Management-Elsinore, Inc.'s contract which expired December 30, 1999. Promotional allowances decreased by approximately $0.6 million, or 4.4%, from $13.6 million during 1999 to $13.0 million during 2000 primarily due to decreases in comps related to lower table games activity.

         Income from Operations. Income from operations increased $4.2 million, or 40.1%, from $10.6 million in 1999 to $14.9 million in 2000 due to the increased revenues.

         EBITDA. Riviera Las Vegas EBITDA, as defined, increased by approximately $4.6 million, or 18.7%, from $24.6 million in 1999 to $29.2 million in 2000. During the same periods, EBITDA margin increased from 15.8% to 17.6% of net revenues.

Riviera Black Hawk

         Revenues. Riviera Black Hawk opened on February 4, 2000. It had net revenues of approximately $35.3 million for the approximate eleven-month period in 2000. Casino revenues were $33.6 million, including $31.9 million in slot revenue and $1.7 million in table games revenue.

         Food and beverage revenues were approximately $4.0 million, of which $2.8 million were complimentary (promotional allowance). Other revenues were approximately $0.4 million primarily from ATM transaction fees.

         EBITDA. Riviera Black Hawk EBITDA, as defined, was $6.6 million, or 18.7%, of net revenues.

Consolidated Operations

         Other Income (Expense). Interest expense of $17.5 million on the $175 million 10% First Mortgage Notes issued by us, plus related amortization of loan fees and equipment and other financing costs totaled approximately $20.1 million in 2000 and 1999. Interest expense on the $45 million 13% First Mortgage Notes issued by Riviera Black Hawk in June 1999 combined with its interest from capital leases totaled $7.7 million in 2000. Capitalized interest was $616,000 in 2000, which was primarily from the Black Hawk, Colorado project, decreased approximately $2.4 million from 1999.

         In 2000, other expenses, net, included an insurance reimbursement of Paulson litigation costs of $1.2 million which were incurred in 1999.

         Net Loss. The consolidated net loss increased approximately $1.3 million from $2.9 million in 1999 to $4.2 million in 2000 due primarily to higher total interest expense offset by lower capitalized interest in 2000. Federal income tax benefits as a percent of losses were lower in 2000 because we reflected the results of an audit by the Internal Revenue Service in 1999. The audit resulted in the release of reserves of $1.9 million for taxes on employee meals and other items, which were settled favorably to us.

         EBITDA. Consolidated EBITDA, as defined, increased by approximately $10.2 million, or 39.9%, from $25.7 million in 1999 to $35.9 million in 2000. During the same periods, EBITDA margin increased from 16.3% to 17.8% of net revenues.

Critical Accounting Policies

         The preparation of our consolidated financial statements requires our management to adopt accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Management periodically evaluates its policies, estimates and assumptions related to these policies. We operate in a highly regulated industry. For both our Las Vegas, Nevada and Black Hawk, Colorado operations we are subject to regulations that describe and regulate operating and internal control procedures. The majority of our casino revenue is in the form of cash, personal checks or gaming chips and tokens, which by their nature do not require complex estimates. We estimate certain liabilities with payment periods that extend for longer than several months. Such estimates include customer loyalty liabilities, self-insured medical and workers compensation costs and litigation costs. We believe these estimates are reasonable based on our past experience with the business and based on our assumptions related to possible outcomes in the future. Future actual results will likely differ from these estimates.

         We have determined that the following accounting policies and related estimates are critical to the preparation of our consolidated financial statements:

Long-lived Assets:

         We have a significant investment in long-lived property and equipment. We estimate that the undiscounted future cash flows expected to result from the use of these assets exceeds the current carrying value of these assets. Any adverse change in the estimate of these undiscounted future cash flows could necessitate an impairment charge that would adversely affect operating results. We estimate useful lives for our assets based on historical experience, estimates of assets' commercial lives, and the likelihood of technological obsolescence. Should the actual useful life of a class of assets differ from the estimated useful life, we would record an impairment charge. We review useful lives and obsolescence and we assess commercial viability of these assets periodically.

         We utilize estimates related to cash flow projections related to the application of Statement of Financial Accounting Standards ("SFAS") No. 109 for the realization of deferred tax assets. Our estimates are based upon recent operating results and budgets for future operating results. These estimates are made using assumptions about the economic, social and regulatory environments in which we operate. These estimates could be negatively impacted by numerous unforeseen events including changes to regulations affecting how we operate our business, changes in the labor market or economic downturns in the areas where we operate.

Provision for Credit Losses

         We maintain a provision for estimated credit losses based on historical experience and specific customer collection issues. Any unforeseen change in customer liquidity or financial condition could adversely affect the collectibility of that account and our operating results.

Liquidity and Capital Resources

         In June 2002, we issued the existing notes. The proceeds along with cash on hand were used to defease our 10% First Mortgage Notes due 2004 and Riviera Black Hawk's remaining 13% First Mortgage Notes due 2005 With Contingent Interest.

         Effective July 26, 2002, we entered into a $30 million, five-year revolving credit facility with a financial institution. Terms of the facility include interest at Wells Fargo's prime rate plus 0.75% or a LIBOR-derived rate. See Description of New Credit Facility and Intercreditor Agreement.

         At June 30, 2002, we had cash and cash equivalents of $22 million. The cash and cash equivalents decreased $24.6 million for the first six months of 2002, resulting from $7.3 million of cash provided by operations, $5.2 million of cash flow for investing activities and $26.7 million outflow for financing activities in that six-month period.

         For 2001, net cash provided by operating activities was $12.5 million compared to $19.4 million in 2000. Cash flows used in investing activities were $10.2 million in 2001 compared to $4.2 million in 2000. Net cash used in financing was $7.9 million in 2001 and $5.8 million in 2000, primarily due to the repurchase of treasury stock and Black Hawk First Mortgage Notes. EBITDA, as defined, for 2001 and 2000 was $34.2 million and $35.9 million, respectively.

         Cash balances include amounts that may be required to fund the Chairman's pension obligation in a rabbi trust with 5 days notice. (See Note 7 to the financial statements, Other Long-Term Liabilities). Although there is no current intention to require this funding, we might need to disburse approximately $7 million for this purpose in a short period.

         Our Las Vegas operations are self-insured for workers' compensation claims. The State of Nevada requires that we maintain a $2.5 million tangible net worth, as defined in the statute. If tangible net worth were to fall below $2.5 million, we would have to fund a $2.5 million bond with the State or obtain workers' compensation insurance at a significantly higher cost than our current cost structure. The State has notified us that we qualify for self-insurance through April 2003.

         We believe that cash flow from operations, combined with the $22 million cash and cash equivalents and the new $30 million senior secured, revolving credit facility will be sufficient to cover our debt service, enable investment in budgeted capital expenditures for 2002 for both the Las Vegas and Black Hawk properties and provide our initial investments in the potential Missouri and New Mexico projects.

         Our cash flow from operations may not be sufficient to pay 100% of the principal of the $215 million notes at maturity on June 15, 2010. Accordingly, our ability to repay the notes at maturity may depend on our ability to refinance those notes. We cannot give any assurance that we will be able to obtain such refinancing.

         In certain circumstances we must offer to repurchase the notes, including if we undergo a change of control. If we become obligated to redeem or repurchase the notes prior to maturity, we would be unable to do so without a refinancing.

         The notes contain certain covenants which limit our ability to: (a) incur additional indebtedness; (b) pay dividends or other distributions, repurchase capital stock or other equity interests or subordinated indebtedness;
(c) enter into certain transactions with our affiliates; (d) create certain liens or sell certain assets; and (e) enter into certain mergers and consolidations. As a result of these restrictions, our ability to incur additional indebtedness to fund operations or to make capital expenditures is limited. If our cash flow from operations is insufficient to cover cash requirements, we would be required to curtail or defer certain capital expenditure programs, which could have an adverse effect on our operations.

         As of June 30, 2002, we believe that we are in compliance with the covenants of our notes.

Contractual Obligations

         The  following  table   summarizes  our  contractual   obligations  and
commitments as of June 30, 2002.

                                                                                    Payments Due by Period
                                                             ----------------------------------------------------------------------
                                                                 Total        Remaining        2003        2004        2005 and
                                                                 -----        six months       ----        ----       Thereafter
                                                                               of 2002                                ----------
                                                                               --------
Contractual obligations
   Long-term debt.........................................        $224,750         $1,596     $3,474      $3,360        $216,320
   Bonds to be retired....................................         216,587        216,587
   Operating leases.......................................              39             39
   Other long-term obligations............................             191            112        $22         $19            $38

Total contractual cash obligations........................        $441,567       $218,334     $3,496      $3,379       $216,358

     Market risks relating to our operations result primarily from changes in interest rates. We invest our cash and cash equivalents primarily in U.S. Treasury Bills with maturities of 90 days or less. Our equipment loans, leases and Special Improvement District debt are not subject to significant valuations adjustment due to interest rate changes.


Interest Rate Sensitivity
Principal (Notational Amount by Expected Maturity)
Average Interest Rate

                                    Remaining
                                    six months                                                                         Fair Value
                                     of 2002         2003       2004       2005       2006     Thereafter    Total     At 6/30/02
                                 ---------------     ----       ----       ----       ----     ----------    -----     ----------
                                                                      (Amounts in Thousands)
Long Term Debt Including
   Current Portion
Equipment loans and capital
   leases--Las Vegas...           $     601      $    1,326   $    988   $     11                          $   2,926    $   2,926
Average interest rate.                  8.0%           7.8%        7.8%       8.4%

11% Senior Secured Notes                                                                        $211,781     211,781      211,781
                                                                                                               3,219
Average interest rate.                                                                            11.6%

Capital leases, Black Hawk,
   Colorado...........           $      946       $   2,045   $  2,263   $    658                          $   5,912    $  5,912
Average interest rate.                10.8%           10.8%       10.8%      10.8%

Special Improvement District
   Bonds--Black Hawk, Colorado
   casino project.....           $       49        $    103     $  109   $    116     $  124     $   411   $     912    $    912
Average interest rate.                 5.5%             5.5%       5.5%       5.5%       5.5%        5.5%
-----------------------------------------------------------------------------------------------------------------------------------
Bonds held for retirement
13% First Mortgage Note, Black
   Hawk, Colorado casino project   $ 34,941                                                                  $  34,941   $  34,941
Average interest rate.                14.0%

10% First Mortgage Note           $ 175,000                                                                    $175,000    $175,000
Average interest rate.                10.6%

Recently Adopted Accounting Standards

         The Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivatives, which is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 defines derivatives and requires qualitative disclosure of certain financial and descriptive information about a company's derivatives. We adopted SFAS No. 133 in the quarter ending March 31, 2001. The adoption of SFAS No. 133 had no impact on us or our consolidated financial statements.

         The Emerging Issues Task Force of the American Institute of Certified Public Accountants ("EITF") issued EITF No. 00-22, Accounting for "Points" and Certain Other Timed-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future, on January 18, 2001. EITF No. 00-22 concluded that when a company or vendor offers to a customer (a) free or discounted products or services that will be delivered (either by the vendor or by another unrelated entity) at a future date (1) as a result of a single revenue transaction with the customer or (2) only if the customer completes a specified cumulative level of revenue transactions with the vendor or remains a customer of the vendor for a specified time period and (b) a rebate or refund of a determinable cash amount only if the customer completes a specified cumulative level of revenue transactions with the vendor or remains a customer of the vendor for a specified time period, such rebates should be reported as a reduction of revenues. We were required to adopt EITF No. 00-22 during the first quarter of 2001. As a result of adopting it, we reclassified approximately $3.4 million and $905,000 of such sales incentive "Points" from Casino operating expense to net against Casino revenues for the twelve months ending December 31, 2000 and 1999, respectively.

         The EITF issued EITF No. 00-14, Accounting for Certain Sales Incentives, on April 18, 2001. We offer such sales incentives as "Cash Vouchers." EITF No. 00-14 concluded that when a company or vendor offers its customers sales incentives including discounts, coupons, rebates, and free products or services, such sales incentives should be reported as a reduction of revenues. We chose to adopt EITF No. 00-14 in the first quarter of 2001, which was earlier than the first quarter of 2002 requirement. As a result of adopting EITF No. 00-14, we reclassified approximately $1.9 million and $0 of such sales incentive "Cash Vouchers" from Casino operating expense to net against Casino revenues for the twelve months ending December 31, 2000 and 1999, respectively.

         In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS No. 141 did not have a significant impact on our operating results or financial statements.

         In June  2001,  the  FASB  issued  SFAS No.  142,  Goodwill  and  Other
Intangible Assets, which became effective January 1, 2002. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, SFAS No. 142 includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS No. 142 also required us to complete a transitional goodwill impairment test six months from the date of adoption. The adoption of SFAS No. 142 had no impact on our financial position and results of operations.

         In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 had no impact on our financial position or results of operations.

         In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of Accounting Principles Bulletin ("APB") Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 also amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption SFAS No. 144 had no impact on our financial position or results of operations.

Recently Issued Accounting Standards

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statement Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30. Applying the provisions of APB Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent that meet criteria for classification as an extraordinary item. SFAS No. 145 is effective for us beginning January 1, 2003, but we may adopt it prior to this date. The effect on our consolidated financial position and results of operations of the adoption of SFAS No. 145 will be that we recognize and report bond retirement costs as an operating expense.

         In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. We are currently assessing, but have not yet determined, the impact of SFAS No. 146 on our financial position and results of operations.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         We issued and sold the existing notes to the Initial Purchaser on June 26, 2002. The Initial Purchaser subsequently sold the existing notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act, to institutional accredited investors in reliance on other exemptions from registration under the Securities Act, and to certain other investors in reliance on Regulation S under the Securities Act. Because the existing notes are subject to transfer restrictions, we entered into a registration rights agreement with the Initial Purchaser, dated June 26, 2002, pursuant to which we agreed to do, among other things, the following:

         o within 120 days after June 26, 2002, to use our reasonable best best efforts to cause the registration statement, of which this Prospectus is a part, to become effective under the Securities Act;

         o upon the effectiveness of the registration statement, to offer the new notes in exchange for surrender of the existing notes;

         o to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the existing notes; and

         o to use our best efforts to commence and consummate the exchange offer within 150 days after June 26, 2002.

         The  registration   statement  is  intended  to  satisfy  in  part  our
obligations with respect to the existing notes under the registration rights agreement.

         Under existing interpretations of the Securities and Exchange Commission, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that:

         o it is acquiring the new notes in the ordinary course of its business;

         o it has no arrangement or understanding with any person to participate in the distribution of the new notes;

         o it is not our affiliate, as such term is interpreted by the Securities and Exchange Commission; and

         o if such holder is not a broker-dealer, then such holder is not engaged in and does not intend to engage in, a distribution of the new notes.

         However, participating broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes, other than a resale of an unsold allotment from the original sale of the existing notes, with this Prospectus. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this Prospectus in connection with the resale of such new notes. Each broker-dealer that receives new notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

Terms of the Exchange Offer; Period for Tendering Existing Notes

         On the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange existing notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. The expiration date is 5:00 p.m., New York City time, on November 25, 2002. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the expiration date will be the latest time and date to which the exchange offer is extended.

         As of the date of this Prospectus, $215.0 million aggregate principal amount of the existing notes is outstanding.

         We reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for any exchange of any existing notes, by giving notice of such extension to the holders of existing notes as described below. During any such extension, all existing notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any existing notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

         We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any existing notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below. We will give notice of any extension, amendment, non-acceptance or termination to the holders of the existing notes as promptly as practicable, such notice in the case of any extension to be issued not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         Holders of existing notes do not have any appraisal or dissenters' rights under Nevada law in connection with the exchange offer.

Procedures for Tendering Existing Notes

         The tender to us of existing notes by a holder of existing notes as set forth below and the acceptance of such tender by us will constitute a binding agreement between the tendering holder and us on the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender existing notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal to the exchange agent, The Bank of New York, on or prior to the expiration date. In addition, the exchange agent must receive:

         o certificates for such existing notes along with the letter of transmittal, or

         o prior to the expiration date, a timely confirmation of a book-entry transfer of such existing notes into the exchange agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfer described below, or

         o the holder must comply with the guaranteed delivery procedure described below.

         The method of delivery of existing notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or existing notes to us.

         Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the existing notes surrendered for exchange are tendered:

         o by a registered holder of the existing notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the letter of transmittal; or

         o        for the account of an eligible institution.

         If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible institution. Eligible institutions are any firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If existing notes are registered in the name of a person other than a signer of the letter of transmittal, the existing notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange. This must be in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on such existing notes guaranteed by an eligible institution.

         Any beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's existing notes, either make appropriate arrangements to register ownership of the existing notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         All questions as to the validity, form, eligibility, time of receipt and acceptance of existing notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular existing notes not properly tendered or to not accept any particular existing notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular existing notes either before or after the expiration date including the right to waive the ineligibility of any holder who seeks to tender existing notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer as to any particular existing notes either before or after the expiration date, including the letter of transmittal and the instructions to such letter of transmittal, by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes for exchange must be cured within such reasonable period of time as we determine.

Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of existing notes for exchange, nor shall any of them incur any liability for failure to give such notification.

         If the letter of transmittal or any existing notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

         By tendering, each holder of existing notes will represent to us in writing that, among other things:

         o the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder and any beneficial holder;

         o neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such new notes; and

         o neither the holder nor any such other person is our "affiliate," as defined under Rule 405 of the Securities Act. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the new notes.

         If any holder or any such other person is our "affiliate," as defined in Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such new notes to be acquired pursuant to the exchange offer, such holder or any such other person may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         If the holder is a broker-dealer, the holder must represent that it will receive new notes for its own account in exchange for existing notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

Acceptance of Existing Notes for Exchange; Delivery of New Notes

         Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all existing notes properly tendered, and will issue the new notes promptly after acceptance of the existing notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered existing notes for exchange when, as, and if we have given oral and written notice to the exchange agent.

         The new notes will bear interest from the most recent date to which interest has been paid on the existing notes, or if no interest has been paid on the existing notes, from June 26, 2002. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from June 26, 2002. Existing notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of existing notes that are accepted for exchange will not receive any payment in respect of accrued interest on such existing notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer, and such holders will be deemed to have waived their rights to receive such accrued interest on the existing notes.

         In all cases, issuance of new notes for existing notes that are accepted pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following (along with any other documents that might be required):

         o a timely book-entry confirmation of such existing notes in the exchange agent's account at DTC, along with an "agent's message" from DTC, as described in "--Book-Entry Transfer" below; or

         o certificates for such existing notes, accompanied by a properly completed and duly executed letter of transmittal.

         If any tendered existing notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if existing notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged existing notes will be returned without expense to the tendering holder. In the case of existing notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged existing notes will be credited to an account maintained with DTC as promptly as practicable after expiration of the exchange offer.

Book-Entry Transfer

         Any financial institution that is a participant in DTC's systems may make book-entry delivery of existing notes by causing DTC to transfer such existing notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

         We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender existing notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account with respect to the existing notes for the purpose of facilitating the exchange offer. Also, any participant may make book-entry delivery of existing notes by causing DTC to transfer such existing notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the existing notes so tendered will only be made after timely confirmation of such book-entry transfer and timely receipt by the exchange agent of an agent's message and any other documents required. An "agent's message" is a message, transmitted by DTC and received by the exchange agent and forming part of book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering existing notes which are the subject of such book-entry confirmation and that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

         If a registered holder of the existing notes desires to tender such existing notes and the existing notes are not immediately available, or time will not permit such holder's existing notes or other required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may still be effected if:

         o        the tender is made through an eligible institution;

         o prior to the expiration date, the exchange agent received from such eligible institution a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of existing notes and the amount of existing notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered existing notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

         o the certificates for all physically tendered existing notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the exchange agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

         Tenders of existing notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent. Any such notice of withdrawal must:

         o specify the name of the person having tendered the existing notes to be withdrawn;

         o identify the existing notes to be withdrawn and the principal amount of such existing notes; and

         o where certificates for existing notes have been transmitted specify the name in which such existing notes are registered, if different from that of the withdrawing holder.

         If certificates for existing notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

         If existing notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn existing notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any existing notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder, or in the case of existing notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such existing notes will be credited to an account maintained with such book-entry transfer facility for the existing notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be re-tendered by following one of the procedures described above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

         Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any existing notes. We may terminate or amend the exchange offer if any time before the acceptance of such existing notes for exchange or the exchange of new notes for such existing notes, we determine that:

         o the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

         o        we have not received all applicable governmental approvals; or

         o any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the exchange offer.

         The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in its reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, we will not accept for exchange any existing notes tendered, and no new notes will be issued in exchange for any such existing notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this Prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

         The Bank of New York is the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

    By Registered or Certified Mail or
    Overnight Courier:                      By Hand:

    The Bank of New York                    The Bank of New York
    101 Barclay Street,                     101 Barclay Street,
    Ground Level                            Ground Level
    New York, NY  10286                     Corporate Trust Services Window
    Attn.:   Santino Ginocchietti,          New York, NY  10286
             Reorganization    Unit-7E      Attn.:   Santino Ginocchietti,
    Reference:  Riviera                              Reorganization
    Holdings Corporation                             Unit-7E
                                            Reference:  Riviera
                                            Holdings Corporation

    By Facsimile (for Eligible
    Institutions only):
    (212) 298-1915

    Confirm by Telephone:
    (212) 815-6331

         Delivery other than as set forth above will not constitute a valid delivery.

Fees and Expenses

         We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

         Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of the exchange agent and indenture trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

         The new notes will be recorded at the same carrying amount as the existing notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the new notes.

Transfer Taxes

         Holders who tender their existing notes for exchange will not be obligated to pay transfer taxes, except that holders who instruct us to register new notes in the name of, or request that existing notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Consequences of Failure to Exchange; Resales of New Notes

         Holders of existing notes who do not exchange their existing notes for new notes in the exchange offer will continue to be subject to the restrictions on transfer of such existing notes as set forth in the legend thereon as a consequence of the issuance of the existing notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Existing notes not exchanged in the exchange offer will continue to accrue interest at 11% per annum on the principal amount and will otherwise remain outstanding in accordance with their terms. Holders of existing notes do not have any appraisal or dissenters' rights under Nevada law in connection with the exchange offer. In general, the existing notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the existing notes under the Securities Act. However, if the Initial Purchaser so requests with respect to existing notes not eligible to be exchanged for new notes in the exchange offer and held by it following consummation of the exchange offer or if any holder of existing notes other than an exchanging dealer is not eligible to participate in the exchange offer or, in the case of any holder of existing notes other than an exchanging dealer that participates in the exchange offer, does not receive new notes in exchange for existing notes that may be sold without restriction under state and federal securities laws, other than due solely to the status of such holder as our "affiliate" (as defined in Rule 405 under the Securities Act), we are obligated to file a shelf registration statement under the Securities Act relating to the existing notes held by such persons.

         Based on interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by holders thereof, other than any such holder which is our "affiliate" under the Securities Act or any broker-dealer that purchases notes from us to resell pursuant to Rule 144A or any other available exemption, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is the case provided that such new notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such new notes. If any holder has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, such holder:

         o could not rely on the applicable interpretations of the staff of the Securities and Exchange Commission; and

         o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

         A broker-dealer who holds existing notes that were acquired for its own account as a result of market-making or other trading activities may be deemed an "underwriter" under the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. Each such broker-dealer that receives new notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such new notes. We have not requested the staff of the Securities and Exchange Commission to consider the exchange offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make such a request.

         In addition, the new notes may not be offered or sold in a jurisdiction unless they have been registered or qualified for sale in such jurisdictions or there has been compliance with an available exemption from registration or qualification. We have agreed, under the registration rights agreement and subject to the specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of such jurisdictions in the U.S. as any selling holder of the notes reasonably requests in writing.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes certain U.S. federal income tax consequences of the exchange offer to a holder of existing notes that is an individual citizen or resident of the U.S. or a U.S. corporation that purchased the existing notes pursuant to their original issue. It also summarizes certain U.S. income tax consequences resulting from the ownership and disposition of the new notes. This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof, existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the existing notes, and the new notes received in exchange for the existing notes, that are held as "capital assets" under Section 1221 of the Internal Revenue Code by holders. It does not discuss state, local or foreign tax consequences, nor does it discuss tax consequences to subsequent purchasers, or to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, dealers in stocks and securities and persons holding the notes as part of a "straddle," "hedge," or "conversion transaction." For this purpose, subsequent purchasers are persons who did not purchase the existing notes pursuant to their original issue. Tax consequences may vary depending on the particular status of an investor.

         No rulings will be sought from the IRS with respect to the tax consequences of the exchange offer or the ownership and disposition of the exchange notes. There can be no assurance that the IRS will not take positions contrary to the federal income tax consequences discussed below. In particular, we intend to treat the notes as indebtedness for federal income tax purposes. However, this treatment is not binding on the IRS or any court and there can be no assurance that the IRS will not successfully argue, or that a court will not hold, that the notes should be treated as equity for federal income tax purposes. If any portion of the notes is treated as equity rather than indebtedness, we would not be able to deduct the interest on that portion of the notes. This could have a material adverse effect on our after-tax cash flow. In addition, the interest payments made on the portion of the notes treated as equity will be taxable to the recipient as dividends to the extent of our current and accumulated earnings and profits. This could adversely affect the timing, character and amounts includible in the income of a holder of notes.

         This section does not purport to deal with all aspects of federal income taxation that may be relevant to an investor's decision to exchange existing notes for new notes. Each investor should consult with its own tax advisor concerning the application of the federal income tax laws and other tax laws to its particular situation before determining whether to exchange existing notes for new notes.

The Exchange Offer

         The exchange of existing notes pursuant to the exchange offer should be treated as an exchange of securities where no gain or loss will be recognized and will also be a continuation of the corresponding existing notes because the terms of the new notes are not materially different from the terms of the existing notes. Accordingly, the exchange should not constitute a taxable event to holders, and therefore:

         o no gain or loss should be realized by holders upon receipt of a new note;

         o the holding period of a new note should include the holding period of the existing note for which the new note was exchanged; and

         o the adjusted tax basis of the new note should be the same as the adjusted tax basis of the existing note for which the new note was exchanged immediately before the exchange.

Recognition of Interest Income

         Because the stated redemption price at maturity of the notes will not exceed their issue price by more than 1/4 of 1% of their stated redemption price at maturity multiplied by the number of full years until maturity, the notes will not be considered issued with original issue discount for federal income tax purposes. A holder of notes will be required to report as ordinary income for federal income tax purposes stated interest earned on the notes as it is received or accrued, in accordance with the holder's method of accounting for tax purposes.

Sale, Retirement or Other Taxable Disposition

         A holder of a note will generally recognize gain or loss on the sale, redemption, retirement, or other taxable disposition of the note in an amount equal to the difference between the amount of cash and the fair market value of property received in exchange therefor, except to the extent attributable to the payment of accrued interest or original issue discount, which generally will be taxable to the holder as ordinary income, reduced by any negative adjustment carryforward and the holder's adjusted tax basis in the note. A holder's adjusted tax basis in a note generally will be equal to the price paid for the note, determined without adjustments, and decreased by the amount of any payments previously made on the note. The resulting gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year.

Liquidated Damages

         We intend to take the position that any liquidated damages will be taxable to the holder as ordinary income in accordance with the holder's method of accounting for federal income tax purposes. The IRS may take a different position, however, which could affect the timing of both the holder's income and our deduction with respect to any liquidated damages.

Backup Withholding

         A holder of notes may be subject to backup withholding at the rate of 30% (subject to change in future tax years) with respect to interest paid on, and gross proceeds from a sale or other disposition of, the notes unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of notes who does not provide us with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS.

         We will report to the holders of the notes and the IRS the amount of any "reportable payments," including any original issue discount accrued on the notes and any amount withheld with respect to the notes during the calendar year.

                                    BUSINESS

General

                  We own and operate the Riviera Hotel & Casino in Las Vegas, Nevada, and the Riviera Black Hawk Casino in Black Hawk, Colorado. Our properties target mid-level gamers by, among other things, emphasizing slot machine play and value-oriented amenities. We believe our properties are located in strong gaming markets and are well positioned to attract our target customers and benefit from continued growth in these markets.

Riviera Las Vegas

         General

                  Riviera Las Vegas is located on the corner of Las Vegas Boulevard and Riviera Boulevard in Clark County, Nevada, across from Circus Circus. Riviera Las Vegas targets slot and mid-level table game customers with a focus on creating repeat customers and increasing walk-in traffic. Key elements of this strategy include offering a value-oriented experience by providing a variety of hotel rooms, restaurants and entertainment, with some of Las Vegas' most popular shows, all at reasonable prices.

         Gaming

                  Riviera Las Vegas has 110,000 square feet of casino space. The casino currently has approximately 1,500 slot machines and 34 gaming tables, including blackjack, craps, roulette, pai gow poker, Caribbean Stud(R) poker, Let It Ride(R) and mini-baccarat. The casino also includes a keno lounge and a 200-seat race and sports book.

                  Gaming operations at Riviera Las Vegas are continually updated to respond to both changing market conditions and customer demand in an effort to attract new customers and encourage repeat customer business through player tracking and database management. We maintain a slot players club, through which members receive special promotions and targeted mailings. New and innovative slot and table games have been introduced based on customer feedback. Management devotes substantial time and attention to the type, location and player activity of all its slot machines. We maintain a capital investment program for the upgrade of our slot machines.

                  Our current management team redirected our business away from high-stakes wagerers in favor of the less volatile mid-level gaming customers. In order to effectively pursue this strategy, we made several strategic changes including reconfiguring the casino space, installing new slot machines and bill acceptors, reducing the number of gaming tables and eliminating the baccarat room. In addition, we implemented stricter credit policies. As a result, the percentage of table game dollar volume represented by credit play declined from approximately 24% in 1993 to 6% in 2001. Also, in 2001, revenues from slots and tables were approximately 78% and 22% of total gaming revenue, respectively, as compared to 60% and 34%, respectively, in 1993.

                  During 2001, we continued a number of initiatives at Riviera Las Vegas to increase slot play, including the replacement of older slot machines and maintaining our slot host program. Slot hosts are our employees who interact with patrons as goodwill ambassadors to generate loyalty. Our strategy is to continue to increase slot play through marketing programs and other improvements, including (1) our ongoing slot upgrade program, (2) addition of new signage, (3) promotion of the Riviera Las Vegas Player's Club, (4)
sponsorship of slot tournaments, (5) creation of promotional programs, (6) marketing of the "Slot Frenzy" and "$40 for $20(R)" slot promotions, and (7) "Nickel Town(R)". At the end of 1997, we opened Nickel Town(R) on the corner of Las Vegas Boulevard and Riviera Boulevard at the crosswalk from Circus Circus and the local Las Vegas Boulevard bus stop. Nickel Town(R) is comprised primarily of nickel slot machines, the fastest growing segment of the Las Vegas slot market.

         Hotel

                  Riviera Las Vegas' hotel is comprised of five hotel towers with approximately 2,100 guest rooms, including 169 suites. Built in 1955 as part of the original casino/hotel, the nine-story North Tower features 391 rooms and 11 suites. In 1967, the 12-story South Tower was built with 147 rooms and 31 suites. Another 220 rooms and 72 suites, including penthouse suites, were added to the property through the construction of the 17-story Monte Carlo Tower in 1974. In 1977, the six-story San Remo Tower added 243 rooms and six suites to the south side of the resort. The most recent phase of hotel expansion was completed in 1988 upon the opening of the 930 room, 49 suite, 24-story Monaco Tower. By the end of 2001, we completed refurbishment of all of our approximately 2,100 hotel rooms and suites. Despite the significant increase in rooms on the Las Vegas Strip since 1997, we believe Riviera Las Vegas has attained room occupancy rates that are among the highest on the Las Vegas Strip with 97.5% for 1994, 97.0% for 1995, 98.2% for 1996, 95.7% for 1997, 95.2% for
1998,  97.5% for 1999,  96.6%  for 2000 and 91.5% for 2001  (based on  available rooms). The average occupancy rate citywide was 88.9% in 2001 according to the Las Vegas Convention and Visitors Authority.

         Restaurants

                  The quality, value and variety of food services are critical to attracting Las Vegas visitors. Riviera Las Vegas offers five bars and four restaurants and serves an average of approximately 5,312 meals per day, including banquets and room service. Riviera Las Vegas completely remodeled its buffet in 2001 upgrading the ambiance and food quality, featuring cuisine from various countries as well as a carving station. The following table outlines, for each restaurant, the type of service provided and total seating capacity:


Name                                       Type                Seating Capacity
----                                    ---------------------------------------
Kady's.................................... Coffee Shop                 290
Kristofer's............................... Steak and Seafood           162
Ristorante Italiano....................... Italian                     126
World's Fare Buffet....................... All-you-can-eat             366
                                                                       ---
                                                                       944

                  In addition, Riviera Las Vegas operates a snack bar and continental breakfast buffet as well as a fast-food court operated by a third party. The food court has 200 seats and several fast-food restaurants, including Burger King(R), Pizza Hut(R), Panda Express(R), Quiznos(R) and La Salsa(R).

         Convention Center

                  Riviera Las Vegas features 160,000 square feet of convention, meeting and banquet space. The convention center is one of the largest in Las Vegas and is an important feature that attracts customers. The facility can be reconfigured for multiple meetings of small groups or large gatherings of up to 5,000 people. Riviera Las Vegas hosted approximately 382 conventions in 2001. The hotel currently has over 740,000 convention related advance bookings of rooms through 2005 consisting of approximately 490,700 definite bookings and approximately 249,360 tentative bookings. In 2001, approximately 30.4% of the rooms were occupied for conventions, and, based on current bookings, 32.5% of its rooms will be occupied for conventions in 2002.

                  The Royal Pavilion portion of the convention center, which opened in February 1999, and represents approximately 60,000 square feet of our convention facility, features state-of-the-art convention, meeting and banquet facilities, teleconferencing and satellite uplink capability and 12 skyboxes.

         Entertainment

                  Riviera Las Vegas has one of the most extensive entertainment programs in Las Vegas, offering five different regularly scheduled shows and special appearances by headline entertainers in concert. We believe entertainment provides an attractive marketing tool to attract customers to the Riviera. Riviera Las Vegas' entertainment program includes such well received shows as Splash(R) (a variety show), An Evening at La Cage(R) (a female impersonation show), Crazy Girls(R) (an adult revue), as well as featured comedians at the Riviera Comedy Club. We update our shows continually in response to customer surveys and to keep them fresh. Tickets for the shows are offered at reasonable prices in keeping with our emphasis on mid-level customers. The Riviera Mardi Gras shows of "La Cage" and the "Comedy Club" have previously received awards for "Best Las Vegas Shows" from What's On Magazine.

                  The following table outlines, for each entertainment center, the type of service provided and total seating capacity:


Name                                         Type              Seating Capacity
Splash..................................   Variety                    875
La Cage.................................   Female impersonation       575
Crazy Girls.............................   Adult Revue                375
Comedy Club.............................   Comedy                     350
Le Bistro...............................   Variety                    190
                                                                      ----
                                                                    2,365

                  In addition, Riviera Las Vegas presents major concerts which since 1998 have included performers such as The Beach Boys, Billy Ray Cyrus, Rich Little, Drew Carey, Damon Wayans, Titus, Brett Butler and D.L. Hughley. The addition of the Royal Pavilion has enabled us to increase attendance at special events since, in the past, the then existing facilities could not accommodate the demand for tickets.

                  We believe that our substantial entertainment revenue is attributable to the popularity of the in-house productions supplemented by focused marketing and consistent advertising messages.

         Marketing Strategies

                  We have developed a marketing program intended to develop a loyal following of repeat slot and mid-level table game customers. We believe we have been able to successfully attract these patrons using Riviera Las Vegas' restaurants, hotel accommodations and entertainment and by focusing on customer service. We have adopted a selective approach to the extension of credit to these customers in order to reduce volatility of operating results. We use our research data to tailor promotional offers to the specific tastes of targeted customers. All slot and table players are encouraged to join the Riviera Las Vegas Player's Club and to fill out surveys that provide us with personal information and preferences and tracks their level of play. Members of the Riviera Las Vegas Player's Club earn bonus points based upon their level of play, redeemable for free gifts, complimentary services or cash rebates. Promotional offers are made to qualifying customers through direct mail and telemarketing.

                  Riviera Las Vegas will continue to emphasize marketing programs that appeal to slot and mid-level table game customers with a focus on creating repeat customers and increasing walk-in traffic. In addition, a key marketing focus is expanding Riviera Las Vegas' core conventioneer customer base. In developing an overall marketing program, we conduct extensive, ongoing research of our target customers' preferences through surveys, one-on-one interviews and focus groups.

     Create Repeat Customers. Generating customer loyalty is a critical component of our business strategy as retaining customers is less expensive than attracting new ones. We have developed a focused and coordinated marketing program intended to develop a loyal customer base which emphasizes (1) providing a high level of service to our customers to ensure an enjoyable experience while at Riviera Las Vegas, (2) responding to customer surveys and (3) focusing marketing efforts and promotional programs on customers with positive gaming profiles. We use our research data to tailor promotional offers to the specific tastes of targeted customers. In addition to our Riviera Las Vegas Players' Club marketing efforts, we design promotional offers targeted at certain mid-level gaming patrons that are expected to provide significant revenues based upon their historical gaming patterns. We contact these customers through a combination of direct mail and telemarketing by an in-house marketing staff and independent representatives located in major cities. Riviera Las Vegas uses a proprietary database which is linked to our player tracking system to help identify customers' requirements and preferences, thereby allowing Riviera Las

Vegas to customize promotions to attract repeat visitors. We offer customers personalized service, credit availability and access to a variety of complimentary or reduced-rate room, dinner and entertainment reservations. We use a specialized multi-tiered marketing approach to attract customers in each of our major markets. Slot and table game tournaments and special events are designed for specific levels of play. Utilizing our proprietary database our marketing department then targets and invites the customers most appropriate for the customized events. In addition, we host an array of special events, including slot and table tournaments, designed to attract customers for an extended stay. We have found that this individualized marketing approach has provided significant revenues and profitable repeat business.

         Provide Extensive Entertainment Options. We also focus on attracting our guests through a range of entertainment opportunities. Riviera Las Vegas has one of the most extensive entertainment programs in Las Vegas with five different regularly scheduled shows and special appearances by headline entertainers. In addition to providing a positive impact on our profitability, the shows attract additional gaming revenue. Surveys indicate that approximately 30% of the show patrons come from outside the hotel and approximately 67% of these individuals gamble at Riviera Las Vegas before or after the shows.

         Attract Walk-In Traffic. We seek to maximize the number of people who patronize the Riviera Las Vegas who are not guests in the hotel by capitalizing on Riviera Las Vegas' prime Strip location, convention center proximity and the Riviera's several popular in-house productions. Riviera Las Vegas is well situated on the Las Vegas Strip near Circus Circus, Stardust Hotel & Casino, Westward Ho Casino & Hotel, Sahara Hotel & Casino, Las Vegas Hilton and the Las Vegas Convention Center. We strive to attract customers from those facilities, as well as capitalize on the visitors in Las Vegas in general, with the goal of increasing walk-in traffic by (1) the development and promotion of Nickel Town,
(R) (2)providing a variety of quality, value-priced entertainment and dining options, and (3) promoting "Slot Frenzy," the "Free Pull" and the "$40 for $20"(R) slot promotions, and placing them inside the casino.

         Focus on Convention Customers. This market consists of two groups: (1) those trade organizations and groups that hold their events in the banquet and meeting space provided by a single hotel and (2) those attending city-wide events, usually held at the Las Vegas Convention Center. Riviera Las Vegas targets convention business because it typically provides patrons willing to pay higher room rates and we are able to provide certain advance planning benefits, since conventions are usually booked two years in advance of the event date. We focus our marketing efforts on conventions whose participants have the most active gaming profile and higher room rate, banquet and function spending habits. Riviera Las Vegas also benefits from our proximity to the Las Vegas Convention Center which makes us attractive to city-wide conventioneers looking to avoid the congestion that occurs during a major convention, particularly at the south end of the Las Vegas Strip. In 2001 we derived approximately 30.4% of our hotel occupancy from convention customers and consider them a critical component of our customer base. We believe that the completed expansion of the Riviera Las Vegas' convention facility in February 1999, from 100,000 to 160,000 square feet, has accommodated the growth in size and number of groups that presently use the facility, attracted new convention groups and increased the percentage of rooms occupied by conventioneers.

         Tour and Travel Operators. We have found that many of our customers use tour and travel "package" options to reduce the cost of travel, lodging and entertainment. These packages are produced by wholesale operators and travel agents and emphasize mid-week stays. Tour and travel patrons often book at off-peak periods enabling us to maintain occupancy rates at the highest levels throughout the year. We have developed specialized marketing programs and cultivated relationships with wholesale operators, travel agents and major domestic air carriers to expand this market. Our four largest tour and travel operators currently account for approximately 26% of the available 2,100 room bookings per night. We make an effort to convert many tour and travel customers who meet our target customer gaming profile into repeat slot customers.

Riviera Black Hawk

         Business

                  Riviera Black Hawk, opened on February 4, 2000. Located in Black Hawk, Colorado, approximately 40 miles west of Denver, our casino is one of the first three encountered when traveling from Denver to the adjacent gaming cities of Black Hawk and Central City. Our casino features the fourth largest number of gaming devices in the market with approximately 986 slot machines and 12 blackjack tables. In Colorado, each slot machine and each table game is considered one gaming device. We also offer a variety of non-gaming amenities designed to further differentiate our casino including:

                  o parking for 520 vehicles, of which 92% are covered, with convenient and free self-park and valet options;

                  o a newly remodeled 252-seat casual buffet-styled restaurant;

                  o        a Pizza Hut(R);

                  o        two themed bars; and

                  o an entertainment center with seating for approximately 440 people.

                  The initial participants in this market were small, privately held gaming facilities whose inability to offer convenient parking and a full range of traditional casino amenities limited the growth of this market. Subsequently, larger casinos offering such amenities have entered the market, have been gaining market share and have contributed to the consistent growth in the overall market. As of December 31, 2001, there were 25 casinos in the Black Hawk/Central City market, with 11 casinos each offering more than 400 gaming devices. Isle of Capri, located across the street from our casino with approximately 1,145 gaming machines and 1,000 covered parking spaces, has been the market leader in terms of win per gaming device. The Hyatt Casino with 1,332 gaming machines and 22 table games opened on December 20, 2001.

         Marketing Strategy

                  We attract customers to our casino by implementing marketing strategies and promotions designed specifically for this market. In so doing, we hope to create customer loyalty and benefit from repeat visits by our customers. Specific marketing programs to support this strategy include the Riviera Black Hawk Player's Club and "V.I.P." services offered to repeat gaming customers. The Riviera Black Hawk Player's Club is a promotion that rewards casino play and repeat visits to the casino with various privileges and amenities such as cash bonuses, logo gift items and invitations to special events, such as parties and concerts. We have used the Player's Club promotion in our casino in Las Vegas and are tailoring it for the Black Hawk/Central City market "V.I.P." services are available to the highest level of players and include special valet and
self-parking  services,   complimentary  food  and entertainment  offerings and
special events specifically designed for this group of customers.

                  We benefit from strong "walk-in" traffic due to the proximity of our casino to the Colorado Central Station and the Isle of Capri Casino. We have and continue to develop specific marketing programs designed to attract these "walk-in" customers. We emphasize quality food and beverage amenities with customer friendly service as a marketing tool. In addition, we provide entertainment programs designed to meet the tastes of the Black Hawk/Central City market, such as live music performances by popular regional and national groups, comedians and boxing.

                  We rely on database marketing in order to best identify target customer segments of the population and to tailor the casino's promotions and amenities to our core group of customers. We use the current database to identify and stratify slot players living primarily in Colorado for appropriate incentives. Approximately 150,000 of these slot players have been identified as of December 31, 2001. In addition, we promote our casino by advertising in newspapers, on billboards and on the radio in the local areas.

Markets

         Riviera Las Vegas

                  Las Vegas is one of the largest and fastest growing entertainment markets in the country. According to the Las Vegas Convention and Visitors Authority, the number of visitors who traveled to Las Vegas during the 15-year period from 1986 through 2001 increased at a steady and significant rate from 15.2 million in 1986 to 35.0 million in 2001, a compound annual growth rate of 5.7%. Convention business in Las Vegas continues to grow at a rapid pace and comprises a substantial portion of visitation (6.8% growth in convention delegates since 1986 with over four million delegates visiting Las Vegas in
2001). Clark County gaming continued to be a strong and growing business with Clark County gaming revenues increasing at a compound annual growth rate of 7.9% from $2.4 billion in 1986 to just under $7.6 billion in 2001. The events of September 11, 2001 slowed growth in Las Vegas, as tourist visits and gaming revenue growth remained flat versus the prior year.

                  Gaming and tourism are the major attractions of Las Vegas, complemented by warm weather and the availability of many year-round recreational activities. Although Las Vegas' principal markets are the western region of the United States, most significantly Southern California and Arizona, Las Vegas also serves as a destination resort for visitors from all over the world. A significant percentage of visitors originate from Latin America and Pacific Rim locations such as Japan, Taiwan, Hong Kong and Singapore. The events of September 11, 2001 have had, and may continue to have, an adverse impact on the number of Latin American and Pacific Rim visitors coming to Las Vegas. Japan Air Lines ceased its daily non-stop service between Tokyo and Las Vegas after September 11th but resumed non-stop service three days per week in April of 2002.

                  Historically, Las Vegas has had one of the strongest hotel markets in the country. The number of hotel and motel rooms in Las Vegas has increased by over 85% from approximately 67,000 at the end of 1989 to 126,610 at the end of 2001, giving Las Vegas the most hotel and motel rooms of any metropolitan area in the world. Despite this significant increase in the supply of rooms, the Las Vegas hotel occupancy rate exceeded 84% for each of the years from 1993 through 2001. During 2001, approximately 2,340 hotel rooms opened as a result of the opening of the Palms and Green Valley Ranch casinos, which are off the Strip.

                  We believe that the growth in the Las Vegas market has been enhanced as a result of (1) a dedicated program by the Las Vegas Convention and Visitors Authority and major Las Vegas casino/hotels to promote Las Vegas as a major convention site, (2) the increased capacity of McCarran Airport and (3) the introduction of large themed "must see" destination resorts in Las Vegas. In 1988, approximately 1.7 million delegates attended conventions in Las Vegas and generated approximately $1.3 billion of economic impact. Even though the terrorist attacks negatively impacted major city-wide conventions, the number of convention delegates had increased to 4.0 million in 2001 with in excess of $4.8 billion of economic impact.

                  During the past eight years, McCarran Airport has expanded its facilities to accommodate the increased number of airlines and passengers which it services. The number of passengers traveling through McCarran Airport has increased from approximately 22.5 million in 1993 to an estimated 35.2 million in 2001. Construction has recently been completed on numerous roadway enhancements to improve access to the airport. McCarran Airport is ranked among the ten busiest airports in the world based on passenger activity.

         Riviera Black Hawk

                  Gaming was first  introduced  to the Black  Hawk/Central  City market in October 1991 following an initiated state-wide Constitutional amendment where Colorado voters approved limited stakes gaming for three historic mining towns, namely Black Hawk, Central City and Cripple Creek. Limited stakes gaming is defined as a maximum single bet of $5. Black Hawk and Central City are contiguous cities located approximately 40 miles west of Denver and about 10 miles north of I-70, the main east-west artery from Denver. Historically, these two gold mining communities were popular tourist towns.
However, since the inception of casino gaming in October 1991, gaming establishments have displaced many of the former tourist-related businesses.

                  The first casino in the Black Hawk/Central City market was opened in October 1991 with 14 casinos open by the end of that year. The pace of expansion increased further in 1992 with the number of casinos in the market peaking at 42 casinos. However, due to a trend of consolidation in the market and the displacement of small casinos by the entry of larger, better capitalized operators, the number of casinos declined to 25 as of December 31, 2001.

                  The Black Hawk/Central City market primarily caters to "day-trip" customers from Denver, Boulder, Fort Collins and Golden as well as Cheyenne, Wyoming. We believe an estimated adult population exceeding 2.4 million people resides within this 100-mile radius of Black Hawk. In addition, we believe that residents within a 100-mile radius of the City of Black Hawk had an estimated average household income in excess of $50,000 per annum in 2001.

                  Since 1992, the number of gaming devices in the Black Hawk/Central City market has grown approximately 78% from 7,252 devices in 1992 to 12,907 devices in 2001. Win per gaming device per day has continued to grow despite the increase in the number of gaming devices. Gaming revenues in the market grew by 8.2% in 2001 over 2000. The City of Black Hawk itself experienced a 10.3% increase in gaming revenue in 2001.

                  The City of Black Hawk has experienced more significant growth in gaming revenues than Central City since 1992. The popularity of Black Hawk in comparison to Central City is due primarily to Black Hawk's superior access to major highways, as patrons must first pass through Black Hawk to access Central City from Denver. Due to this superior location, larger casino operators have focused on building in the City of Black Hawk. As a result, casinos in Black Hawk now generally feature a larger average number of gaming devices, a wider variety of amenities and convenient free parking for patrons. These factors have contributed to growth in Black Hawk gaming revenues of 783% since 1992 compared to a negative growth for Central City of 16% over the same period. The number of gaming devices in the City of Black Hawk has increased 242% since 1992, while the number of gaming devices in Central City has declined 43% over the same period.

Management Activities

                  In order to capitalize on our expertise and reputation as successful operators of casino properties, we formed Riviera Gaming Management, Inc., our wholly owned subsidiary, for the primary purpose of obtaining casino management contracts in Nevada and other jurisdictions. Riviera Gaming Management, directly or through its own subsidiaries, provides services such as assisting new venue licensee applicants in designing and planning their gaming operations and managing the start-up of new gaming operations. These services include casino design, equipment selection, employee recruitment and training, control and accounting systems development and marketing programs. We believe that management contracts provide high margin income with limited additional overhead and little or no capital expenditure requirements. We are continually evaluating opportunities to manage other casinos/hotels. Our objective is to obtain the right to a substantial equity position in projects we would manage as part of the compensation for our services.

                  Through a subsidiary we operated the Four Queens Hotel and Casino, located adjacent to the Golden Nugget on Fremont Street in Downtown Las Vegas, pursuant to a Management Agreement effective as of February 27, 1997. The agreement terminated on December 30, 1999.

Other Management Opportunities

                  We are continuously reviewing opportunities to expand and become a multi-jurisdictional casino company with greater capital resources to enable us to compete more effectively. The jurisdictions include, but are not limited to, California, Mississippi, Pennsylvania, Missouri, New Mexico and Iowa. We may also become involved in financially distressed casino properties where we believe we may be able to effect a turn-around (similar to that which we achieved at Riviera Las Vegas) and can obtain a significant equity stake. On September 29, 1999, Riviera Gaming Management entered into an agreement with Peninsula Gaming, LLC to provide consulting services to Diamond Jo Riverboat Casino in Dubuque, Iowa. This agreement terminated on September 30, 2000.

Growth Opportunities

                  Based on our successful development of Riviera Black Hawk, we are pursuing the development of other gaming projects in other emerging gaming markets. We intend to finance the development of these gaming projects through unrestricted subsidiaries, which we will manage for a fee, funded with an investment from us and non-recourse debt financing. This structure allows us to grow and diversify our business while mitigating the risk to our core operations.

     Jefferson County, Missouri. We have received the endorsement of Jefferson County for a casino/hotel development project, and we expect to file our application with the Missouri Gaming Board in October 2002 or very shortly thereafter. Current plans for the facility include, among other things, 1,500 slot machines and a 200-room hotel. The estimated cost of this development is approximately $150 million. This property would be located approximately 22 miles south of St. Louis along the Mississippi River and would serve the St. Louis market. The St. Louis market is the 18th most populated metropolitan area in the U.S. and has an average household income equivalent to the U.S. average. There are approximately 3.7 million adults that reside within 100 miles of St. Louis and 1.8 million adults reside within 50 miles. Gaming revenues in the St. Louis market have increased to $760.4 million for the year ended December 31, 2001, an increase of 11.2% over the prior year and ranking ninth among all U.S. gaming markets. There can be no assurance that we will receive a license or obtain the financing necessary to develop this property.

         Hobbs, New Mexico. We are in the process of applying, along with two minority-owner partners, to the New Mexico Racing Commission for a gaming license to develop and operate a horse racing facility. Should we receive the racing license, we can then apply to the New Mexico Gaming Board to operate slot machines at Saddlebrook Park, located in Hobbs, New Mexico, just west of the New Mexico/Texas border. Current plans for the facility include approximately 600 slot machines, a one-mile racetrack, an entertainment center and retail shops. The development of the facility is expected to cost approximately $30 million. The facility will enjoy a superior, protected location as it will be the only casino within a 50-mile radius. There are currently only approximately 2,700 gaming positions within a 200-mile radius of the site. Approximately 6,700 cars pass the proposed site daily along Highway 18, over 2.4 million each year. The population base over 25 years old within 200 miles of the site is approximately
1.2 million, primarily located in western Texas. There can be no assurance that we will receive a license or obtain the financing necessary to develop this property.

Competition

         Las Vegas, Nevada

                  Intense competition exists among companies in the gaming industry, many of which have significantly greater resources than we do. Riviera Las Vegas faces competition from all other casinos and hotels in the Las Vegas area. We believe that our most direct competition comes from certain large casinos/hotels located on or near the Las Vegas Strip which offer amenities and marketing programs similar to those offered by the Riviera Las Vegas.

                  At December 31, 2001, the Las Vegas Convention and Visitors Authority indicated that there were 24 casinos on the Las Vegas Strip which had over 1,000 available hotel rooms. Riviera Las Vegas is ranked as the 20th largest Las Vegas Strip hotel/casino, based upon number of available hotel rooms.

                  Las Vegas gaming square footage and room capacity are continuing to grow and are expected to continue to increase during the next several years. During calendar year 2001, approximately 2,340 new hotel rooms opened, and as of December 31, 2001, there were no hotel rooms under construction. Existing and future expansions, additions and enhancements to existing properties and construction of new properties by our competitors could divert additional business from our facilities. There can be no assurance that we will compete successfully in the Las Vegas market in the future.

                  During 2001, available room nights in the Las Vegas market increased from 44.7 million to 45.6 million or 2.1%, while total room nights occupied decreased from 39.8 million to an estimated 38.6 million, or 2.9%. The ending room inventory at December 31, 2001 was 126,610 compared to 124,270 at December 31, 2000, an increase of 2,340 rooms or 1.9%. This has had the effect of intensifying competition. At Riviera Las Vegas, room occupancy decreased from 96.7% in 2000 to 91.6% in 2001 (still higher than the Las Vegas Strip average). However, room rates increased by $3.52, or 6.0% from $58.86 in 2000 to $62.46 in 2001, due primarily to an increase in convention rooms sold and a reduction in tour and travel rooms sold as a result of the September 11th terrorist attacks.

                  We also compete to some extent with casinos in other states, riverboat and Native American gaming ventures, state-sponsored lotteries, on- and off-track wagering, card parlors and other forms of legalized gaming in the U.S., as well as with gaming on cruise ships and international gaming operations. In addition, certain states have recently legalized or are considering legalizing casino gaming in specific geographical areas within those states. Any future development of casinos, lotteries or other forms of gaming in other states, particularly areas close to Nevada, such as California, could have a material adverse effect on our results of operations.

                  The number of casinos on Indian lands has increased since the enactment of the Indian Gaming Regulatory Act of 1988. The voters in California addressed this issue on March 7, 2000 when they voted in favor of Proposition 1A, an amendment to the California State Constitution that allows Las
Vegas-style gambling on Indian lands in the state. While new gaming jurisdictions have traditionally not materially impacted Las Vegas, the expansion of gaming into California poses a more serious threat to the continued growth of Las Vegas.

                  Our current business is highly dependent on gaming in Las Vegas. Riviera Las Vegas derives a substantial percentage of its business from tourists, principally from southern California and the southwestern United States. Weakness in the economy of southern California has in the past, and could in the future, adversely affect our financial results. Recent power shortages, and possible utility rate increases in California could also adversely affect our financial results. The events of September 11, 2001 have had the most serious effect, and could continue to have an adverse effect on our financial results.

         Black Hawk, Colorado

                  The Black Hawk/Central City gaming market is characterized by intense competition. The primary competitive factors in the market are location, availability and convenience of parking, number of slot machines and gaming tables, promotional incentives, hotel rooms, types and pricing of non-gaming amenities, name recognition and overall atmosphere. Our main competitors are the larger gaming facilities, particularly those with considerable on-site or nearby parking and established reputations in the local market. As of December 31, 2001, there were 25 gaming facilities in the Black Hawk market with 11 casinos each offering more than 400 gaming positions. The Hyatt Casino, which features 1,335 slot machines, opened on December 20, 2001. Other projects have also been announced, proposed, discussed or rumored for the market.

                  The gaming facilities near the intersection of Main and Mill Streets provide significant competition to our casino. Colorado Central Station, which has been one of the most successful casinos in Colorado, is located across the street from our casino and has approximately 700 slot machines, 20 gaming tables and approximately 700 valet parking spaces. The Isle of Capri Casino, the most successful casino in Colorado, which opened in December 1998, is located directly across the street from our casino and features approximately 1,145 slot machines, 14 table games, 1,000 parking spaces, and 235 hotel rooms.

                  The number of hotel rooms currently in the Black Hawk/Central City market is approximately 450, with only three gaming facilities providing hotel accommodations to patrons. These include Harvey's Wagon Wheel Casino Hotel with approximately 120 rooms, the Lodge at Black Hawk with approximately 50 rooms and the Isle of Capri Casino with 235 rooms. Casinos offering hotel accommodations for overnight stay may have a competitive advantage over our casino. However, we believe that self-parking is a more effective utilization of our available space and that providing hotel accommodations will not be a significant factor, but instead will contribute to growth in the overall market.

                  Historically, the city of Black Hawk has enjoyed an advantage over Central City because customers have to drive through Black Hawk to reach Central City. Central City has received approval for the development of a road directly connecting Central City and Black Hawk with Interstate 70 which would allow customers to reach Central City without driving by or through Black Hawk. There remain significant financial obstacles to the development of this road and it is uncertain whether it will be developed over the near to intermediate term, or developed at all.

                  Currently, limited stakes gaming in Colorado is constitutionally authorized in Central City, Black Hawk, Cripple Creek and two Native American reservations in southwest Colorado. Any expansion of gaming to additional Colorado communities would be subject to an amendment to the Colorado State Constitution. In addition, a referendum permitting gaming within any new community would be subject to a local vote accepting or rejecting the activity. The legalization of gaming closer to Denver would likely have a material adverse effect on our future results of operations. We also compete with other forms of gaming in Colorado, including lottery gaming, and horse and dog racing conducted at tracks within Colorado and simulcast presentations with wagers accepted on pari-mutuel events held outside the state, as well as other forms of entertainment.

                  It is also possible that new forms of gaming could compete with our casino. Currently, Colorado law does not authorize video lottery terminals. However, Colorado law permits the legislature, with executive approval, to authorize new types of lottery gaming, such as video lottery terminals. Video lottery terminals are games of chance, similar to slot machines, in which the player pushes a button that causes a random set of numbers or characters to be displayed on a video screen. The player may be awarded a ticket, which can be exchanged for cash or credit play. This form of gaming could compete with slot machine gaming.

                  Pursuant to a license agreement, Riviera Las Vegas licenses the use at the Black Hawk casino of all of the trademarks, service marks and logos used by Riviera Las Vegas. In addition, the license agreement provides that additional trademarks, service marks and logos acquired or developed by us and used at our other facilities will be subject to the license agreement.

Employees and Labor Relations

         Riviera Las Vegas

                  As of December 31, 2001 Riviera Las Vegas had approximately 1,411 full-time equivalent employees and had collective bargaining contracts with eight unions covering approximately 813 of such employees, including certain food and beverage employees, rooms department employees, slot department employees, carpenters, engineers, stage hands, musicians, electricians, painters, receiving and warehousemen, and valet parking attendants. The Southern Nevada Culinary and Bartenders Union has ratified (but not yet signed) a new agreement with us running until May 31, 2007. We are currently negotiating a new agreement with the Stage Hands Union. The current agreement has been extended indefinitely for the purpose of further negotiations. Agreements with those unions cover the majority of our unionized employees. We are currently in negotiations with the Musicians Union, with whom our collective bargaining agreement expired in 1999. Our agreement with the Teamsters Union expires in 2003. Our collective bargaining agreements with the Operating Engineers and

Electricians  Unions  expire  in  2004.   In  July  2002,  a  group  of  six
administrative employees voted to join the Teamsters Union. Although unions have been active in Las Vegas, we consider our employee relations to be satisfactory. There can be no assurance, however, that new agreements will be reached without union action or will be on terms satisfactory to us.

         Riviera Black Hawk

                  As of December 31, 2001, Riviera Black Hawk had approximately 371 employees. The Black Hawk/Central City labor market is very competitive.
Riviera Black Hawk believes that it will be able to maintain its current employee level. There can be no assurance, however, that new and existing casinos will not affect Riviera Black Hawk's ability to maintain its current employee level.

                  There are currently no collective bargaining agreements in Black Hawk casinos.

Legal Proceedings

                  We are a party to several routine lawsuits both as plaintiff and as defendant arising from our normal operations. We do not believe that the outcome of such litigation, in the aggregate, will have a material adverse effect on the financial position or results of our operations.

                                   MANAGEMENT

Directors and Executive Officers

             The following table sets forth certain information as of September 3, 2002 regarding our directors and executive officers and the directors and executive officers of Riviera Operating Corporation ("ROC"):



Name                                      Age                        Position(s)
                                                    --------------------------------------------
William L. Westerman................       71           Chairman of the Board and Chief Executive Officer of us and
                                                        ROC, and President of us

Robert R. Barengo...................       61           Director of us and ROC and Director of Government and Public
                                                        Affairs of ROC

Jeffrey A. Silver...................       56           Director of us and ROC

Paul A. Harvey......................       65           Director of us and ROC

Vincent L. Divito...................       42           Director of us and ROC

Duane R. Krohn......................       56           Treasurer and Chief Financial Officer of us and ROC, and
                                                        Executive Vice President of Finance of ROC

Tullio J. Marchionne................       47           Secretary and General Counsel of us and ROC, and Vice
                                                        President of ROC

Robert A. Vannucci..................       55           President and Chief Operating Officer of ROC

Ronald P. Johnson...................       54           Executive Vice President of Gaming Operations of ROC

Jerome P. Grippe....................       60           Executive Vice President of Operations of ROC

     William L. Westerman has been our Chairman of the Board and Chief Executive Officer since February 1993. Mr. Westerman was a consultant to Riviera, Inc. (our predecessor) from July 1, 1991 until he was appointed Chairman of the Board and Chief Executive Officer of Riviera, Inc. on January 1, 1992. From 1973 to June 30, 1991, Mr. Westerman was President and Chief Executive Officer of Cellu-Craft Inc., a manufacturer of flexible packaging primarily for food products, and then later had several positions with Alusuisse, a multi-national aluminum and chemical company, following its acquisition of Cellu-Craft in 1989. Mr. Westerman was on the Board of Managers of Peninsula Gaming Partners, LLC from June 1999 to December 2000.

         Robert R. Barengo has been one of our and ROC's Directors since February 1993. Mr. Barengo was a consultant to Riviera, Inc. from January 1993 until June 30, 1993. Since 1972, Mr. Barengo has been engaged in the private practice of law in Reno, Nevada. Mr. Barengo was elected to the Nevada Assembly in 1972 and served until 1982. In 1979 he was elected Speaker Pro Tempore and in 1981 he was elected Speaker of the Assembly. Since 1993, Mr. Barengo has been the President and sole stockholder of Silver State Disseminators Company, a company licensed by Nevada gaming authorities to disseminate racing information in the State of Nevada. In October 1992 the Governor appointed Mr. Barengo as a member of the State of Nevada Dairy Commission and in July 1993 the Governor appointed him as Chairman of the State of Nevada Dairy Commission, a position he still holds. Mr. Barengo currently is the Chairman of the Board and a Director of Western Thrift and Loan, a thrift company licensed and regulated by the Commissioner of Financial Institutions, Department of Business and Industry, State of Nevada. Mr. Barengo accepted the position of Director of Government and Public Affairs with ROC effective January 1, 2001, in addition to his duties as a Director of us and ROC.

         Jeffrey A. Silver has been one of our and ROC's Directors since February 26, 2001. Mr. Silver is currently a shareholder with Gordon & Silver, Ltd., a law firm in Las Vegas, Nevada. Mr. Silver served as the Chief Deputy District Attorney, Clark County, Nevada from 1972 to 1975 and was a Board Member with the Nevada Gaming Control Board from 1975 to 1978 before engaging in the private practice of law from 1979 to 1981 and 1984 to the present. Mr. Silver was the Chief Operating Officer and General Counsel of the Landmark Hotel & Casino from 1981 to 1983, Chief Executive Officer of the Riviera Hotel and Casino from 1983 to 1984 and Senior Vice President at Caesars Palace in 1984. Mr. Silver served on the Board of the Las Vegas Convention and Visitor's Authority from 1989 to 1992 as Secretary/Treasurer where he also served as trustee. He was a member of the Board of Directors of the Greater Las Vegas Chamber of Commerce from 1988 to 1995 and in 1988 was its Chairman. Mr. Silver served for four years as a member of the United States Travel and Tourism Advisory Board. He was President of the International Association of Gaming Attorneys form 1992 to 1994 and Chairman of the ABA Section of Gaming Law from 1994 to 1996.

         Major General Paul A. Harvey, USAF (RET) has been one of our and ROC's Directors since May 18, 2001. Mr. Harvey is currently a consultant to the gaming, hotel and resort industry and serves as Chairman of the Board of the National Center for Responsible Gaming. Mr. Harvey spent 32 years on active duty in the United States Air Force where he held numerous command positions throughout the United States, Europe, Africa and the Middle East. He flew 160 combat missions in Vietnam and Southeast Asia before retiring at the rank of Major General in 1991. Mr. Harvey was the Executive Director of the Mississippi Gaming Commission from 1993 through 1998 before becoming President and Chief Executive Officer of Signature Works, Inc., which is the largest employer of blind and visually impaired people in the world. The company merged with LCI, Inc. and he is currently on the Board of Directors of LC Industries.

     Vincent L. DiVito was appointed as one of our and ROC's directors effective June 14, 2002. Mr. DiVito is currently Vice President, Chief Financial Officer and Treasurer of Lonza, Inc., a global specialties chemical business headquartered in Fair Lawn, New Jersey. Lonza, Inc. is part of Lonza Group, which is traded on the Swiss Stock Exchange. Prior to September 2000, Mr. DiVito was the Vice President and Chief Financial Officer of Algroup Wheaton,a global pharmaceutical and cosmetics packaging company after having served as the Director of Business Development. From 1984 to 1990 Mr.DiVito was Vice President of Miracle Adhesives Corp. (a division of Pratt & Lambert an American Stock Exchange-listed manufacturer of paints, coatings and adhesives). Prior to 1984, Mr. DiVito spent two years on the audit team at Ernst & Whinney (Ernst & Young). Mr. DiVito is a certified public accountant and certified management accountant.

         Duane R. Krohn, CPA, assumed the position of Treasurer of us and ROC on June 30, 1993 and was elected Vice President of Finance of ROC on April 26, 1994, and Executive Vice President of Finance of ROC on July 1, 1998 and served as Secretary from June 8, 1999 to February 17, 2000. Mr. Krohn was initially employed by Riviera, Inc. in April 1990, as Director of Corporate Finance and served as Vice President-Finance from March 1992 to June 30, 1993. Prior to 1990, Mr. Krohn was Chief Financial Officer of the Imperial Palace, the Mint and the Dunes in Las Vegas, Nevada, and Bally's Park Place in Atlantic City, New Jersey.

         Tullio J. Marchionne assumed the position of our and ROC's General Counsel on January 10, 2000, was appointed our and ROC's Secretary on February 17, 2000 and elected Vice President of ROC on February 26, 2001. Mr. Marchionne was initially employed by Riviera, Inc., in June 1986 as a Casino Games Dealer and served in various capacities including Pit Manager, General Counsel and Director of Gaming Administration until September 1996, when we and ROC transferred Mr. Marchionne to the Four Queens Hotel and Casino as Director of Casino Operations pursuant to the management agreement we had with the Four Queens at that time through our wholly-owned subsidiary and served in that position until May 1997. Mr. Marchionne served as the General Manager of the Regency Casino Thessaloniki, located in Thessaloniki, Greece, from June 1997 until December 1997. Mr. Marchionne served as a Casino Supervisor with Bally's, Las Vegas, from February 1998 until June 1998, Director of Casino Operations at the Maxim Hotel and Casino in Las Vegas from June 1998 until November 1998 and Director of Table Games at the Resort At Summerlin (a Las Vegas casino/hotel) from November 1998 until December 1999.

     Robert A. Vannucci was elected Vice President of Marketing and Entertainment of ROC on April 26, 1994, Executive Vice President of Marketing and Entertainment on July 1, 1998 and President of ROC on October 1, 2000. Mr. Vannucci had been Director of Marketing of ROC since July 19, 1993. Mr. Vannucci was Senior Vice President of Marketing and Operations at the Sands Casino Hotel in Las Vegas from April 1991 to February 1993. Mr. Vannucci was Vice President and General Manager of Riviera Las Vegas from 1988 to January 1991.

     Ronald P. Johnson became Vice President of Gaming Operations of ROC in September 1994, Executive Vice President of Gaming Operations of ROC on July 1, 1998, and on February 10, 1999, President of Riviera Black Hawk, Inc., a position he holds concurrently with his Executive Vice President of ROC position. Mr. Johnson became Director of Slots on June 30, 1993 and was elected Vice President of Slot Operations and Marketing on April 26, 1994. Mr. Johnson was Vice President-Slot Operations and Marketing of Riviera, Inc. from April 1991 until June 30, 1993. Mr. Johnson was Vice President-Slot Operations for Sands Hotel and Casino Inc. from September 1989 until he joined Riviera, Inc.

     Jerome P. Grippe was elected Vice President of Operations of ROC on April 26, 1994, Senior Vice President of Operations of ROC on July 1, 1998 and Executive Vice President of ROC on September 1, 2000. Mr. Grippe served as General Manager of the Four Queens Hotel and Casino from June, 1998 to September, 1999 pursuant to the management agreement we had with the Four Queens through our wholly-owned subsidiary, and as General Manager of the Diamond Jo Riverboat Casino in Dubuque, Iowa from September 1999 to July 2000, pursuant to a management agreement we had with Peninsula Gaming Company, LLC, which owns and operates the Diamond Jo Riverboat Casino, and Riviera Gaming Management, our wholly-owned subsidiary. Mr. Grippe performed in the capacity as general manager at these properties concurrently with his duties for us. Mr. Grippe became Director of Operations of ROC on June 30, 1993. Mr. Grippe was Assistant to the Chairman of the Board of Riviera, Inc. from July 1990 until May 1993. Mr. Grippe served in the United States Army from 1964 until his retirement as a Colonel in July 1990.

                  Our officers and the officers of ROC serve at the discretion of their respective Boards of Directors and are also subject to the licensing requirements of the Nevada Gaming Commission.

Summary Compensation Table

                  The following table sets forth a summary of the compensation paid by us in the years ended December 31, 1999, 2000 and 2001, to our and ROC's Chief Executive Officer, and to our four other most highly compensated executive officers who received over $100,000 in compensation during 2001 (collectively, the "Named Executive Officers").


                                                                                    Other Annual       All Other
Name and Principal Positions                 Year       Salary         Bonus       Compensation(1)  Compensation(2)
----------------------------                 ----       ------         -----       ---------------  ---------------

William L. Westerman....................
   Chairman of the Board and               2001       $  600,000   $400,000(3)     $ 293,211(4)     $     2,566
   Chief Executive Officer of us           2000          600,000    900,000(3)       841,403(4)           2,566
   and ROC                                 1999          600,000    900,000          255,990(4)           2,566

Robert A. Vannucci......................   2001       $  300,000   $ 69,491(5)     $ 157,425(6)     $     2,566
   President and Chief Operating           2000          250,000     236,166             7,425            1,438
   Officer of ROC                          1999          209,336     158,333             7,300            1,156

Duane R. Krohn..........................
   Treasurer of us and Executive           2001       $  250,000   $  69,491(7)    $     7,425      $     1,438
   Vice President of Finance and           2000          237,500     236,166             7,425            1,438
   Treasurer of ROC                        1999          211,149     158,333             7,300            1,156

Ronald P. Johnson.......................   2001       $  250,000   $  69,491(8)    $     7,425      $     1,438
   Executive Vice President of             2000          237,500     236,166             7,425            1,438
   Gaming Operations of ROC                1999          209,759     158,333             7,300            1,156

Jerome P. Grippe........................   2001       $  250,000   $ 69,491(9)     $     7,425      $     1,438
   Executive Vice President of             2000          183,333     211,166             7,425            1,062
   Operations of ROC                       1999          159,576     133,333             7,300              730

         (1) Includes amounts contributed by us under our Profit Sharing and 401(k) Plans. We contributed for the account of each executive $7,425 in 2001, $7,425 in 2000 and $7,300 in 1999.

         (2)      Includes premiums paid by us for excess life insurance.

         (3) See "-Employment Agreements" for a summary of certain of the provisions of Mr. Westerman's employment agreement.

         (4) Includes contributions to Mr. Westerman's retirement account of $0 in 2001, $600,000 in 2000 and $133,000 in 1999. Also includes interest computed at our average borrowing rate less the rate pursuant to Internal Revenue Code 1274D of $285,786 in 2001, $233,978 in 2000 and $115,690 in 1999. Does not
include interest earned on retirement account of $493,024 in 2001, $413,440 in 2000 and $372,039 in 1999. (See "Employment Agreements.")

         (5) Includes $50,000 current year incentive and $19,491 special incentive bonus, of which 20% and 100%, respectively, were deferred pursuant to our Deferred Compensation Plan.

         (6) Includes $150,000 award of restricted stock pursuant to Mr. Vannucci's employment agreement as follows: $25,000 per quarter and an award equal to Mr. Vannucci's $50,000 incentive bonus. See "Restricted Stock Plan" for a summary of our Restricted Stock Plan.

         (7) Includes $50,000 current year incentive and $19,491 special incentive bonus, of which 50% was deferred pursuant to our Deferred Compensation Plan.

         (8) Includes $50,000 current year incentive, of which 25% was deferred pursuant to our Deferred Compensation Plan, and $19,491 special incentive bonus.

         (9) Includes $50,000 current year incentive and $19,491 special incentive bonus. Mr. Grippe deferred 100% of the Special Bonus pursuant to our Deferred Compensation Plan.

Option Surrenders

                  On November 26, 1996, 410,000 stock options were granted to 18 of our executives at an option price of $13.625 per share, 320,000 of which were granted to Mr. Westerman. Two of these executives' options totaling 11,000 shares were cancelled due to those executives leaving us, resulting in a balance of 399,000 options at $13.625 per share held by 16 of our executives. The options of these 16 executives were vested in their entirety.

                  On January 16, 2001, we approved a Stock Option Surrender Plan where each executive could surrender all or any portion of his/her $13.625 options. Further, we could, but were not obligated to, grant new options in an amount no less than the shares surrendered. The new options would be issued no sooner than six months and a day after the surrender of the $13.625 options. Any new options granted would be at the price of our common stock on the date of grant and subject to the vesting requirements of our Employee Stock Option Plan.

                  All 16 of our executives surrendered the entire balance of 399,000 of the $13.625 options effective January 31, 2001.

                  In August 2001, 107,500 stock options were granted to 15 of our 16 executives who surrendered options on January 31, 2001. The August option grant was not premised on the January 31 option surrender but made pursuant to the Board's customary annual grant of stock options.

Option Grants

                  The number of shares of our stock available for purchase under our 1993 Employee Stock Option Plan, as amended (the "Stock Option Plan"), is 1,000,000. Excluding the options surrendered pursuant to the Stock Option Surrender Plan discussed above, options for an aggregate of 771,500 shares have been granted under our Stock Option Plan as of December 31, 2001. During 2001, 170,500 options were granted under our Stock Option Plan.

         The number of shares available for purchase by non-employee directors under our 1996 Non-Qualified Stock Option Plan (the "Directors' Option Plan") is 50,000. During 2001, we granted 8,000 options under the Directors' Option Plan and as of December 31, 2001, options for an aggregate of 24,000 shares were outstanding under this plan. See "-Compensation of Directors" for more information about our Directors' Option Plan.

         The number of options available under each of our stock option plans, as specified above, is subject to antidilution adjustments.

Option Exercises, Year-End Options Values and Option Grants in 2001

                  The following table presents at December 31, 2001 the value of unexercised in-the-money options held by the Named Executive Officers. There were no options exercised in 2001.

                                                        Number of                       Value of Unexercised
                                                   Unexercised Options                  In-The-Money Options
                                                ---------------------------     --------------------------------------
Name                                            Vested       Not Vested         Vested              Not Vested
----                                            ------       ----------         ------              ----------
William L. Westerman......................      12,500       37,500             $  0                $    0
Robert A. Vannucci........................      27,500       22,500                0                     0
Duane R. Krohn............................      25,000       15,000                0                     0
Ronald P. Johnson.........................      25,000       15,000                0                     0
Jerome P. Grippe..........................      18,250       12,750                0                     0




                  The following table presents options granted during 2001.

                                                                                                  Potential Realizable
                                                                                                 Value at Assumed Annual
                                                                                                  Rates of Stock Price
                                                                                                    Appreciation for
                                                     Individual Grants                                 Option Term
                            --------------------------------------------------------------------       ------------
                                                  Percent of Total
                                Number of         Options Granted     Exercise or
                                Underlying        to Employees in     Base Price     Expiration
Name                          Options Granted          2001           per Share        Date          5%            10%
----                          ---------------          ----           ---------        ----          ---          ----

William L. Westerman.......      50,000                 29.3%         $6.00          8/7/11        $488,668      $778,123
Robert A. Vannucci.........      20,000                 11.7%          6.00          8/7/11         195,467       311,249
Duane R. Krohn.............      10,000                  5.9%          6.00          8/7/11          97,734       155,625
Ronald P. Johnson..........      10,000                  5.9%          6.00          8/7/11          97,734       155,625
Jerome P. Grippe...........      10,000                  5.9%          6.00          8/7/11          97,734       155,625


Compensation of Directors

                  Messrs. Silver, Harvey and DiVito (effective as of his appointment in June 2002) are each paid an annual fee of $50,000 for serving as a Director of us and ROC. Each Director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors.

                  On March 5, 1996 we adopted the Directors' Option Plan, which was approved by our stockholders on May 10, 1996. Under the Directors' Option Plan, each individual elected, re-elected or continuing as a non-employee director will automatically receive a nonqualified stock option for 2,000 shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the date of grant. 50,000 shares have been reserved for issuance under the Directors' Option Plan. Options to purchase 2,000 shares at $13.50 per share were granted to Mr. Barengo on May 12, 1997, options to purchase 2,000 shares at $9.00 per share were granted to him on May 11, 1998, options to purchase 2,000 shares at $4.88 per share were granted to him on May 10, 1999 and options to purchase 2,000 shares at $7.75 per share were granted to him on May 10, 2000. No options were granted to Mr. Barengo under the Directors' Option Plan in 2001 due to his becoming an employee effective January 1, 2001. Mr. Barengo was granted options to purchase 7,500 shares at $6.00 per share on August 7, 2001 under our Stock Option Plan. Mr. Barengo's compensation in 2001 was $125,000.

                  Upon becoming one of our Directors, Mr. Silver was granted options under the Directors' Option Plan to purchase 2,000 shares at $7.05 per share on February 26, 2001. Mr. Silver was subsequently granted options to purchase 2,000 shares at $6.55 per share on May 10, 2001.

                  Upon becoming one of our Directors, Mr. Harvey was granted options under the Directors' Option Plan to purchase 2,000 shares at $6.60 per share on May 18, 2001.

                  Directors who are also our or ROC's officers or employees do not receive additional compensation for services as a Director. Currently, Messrs. Westerman and Barengo are such Directors.

                  Under  our  Stock   Compensation  Plan,  the  members  of  our
Compensation Committee have the right to receive all or part of their annual fees in the form of our Common Stock having a fair market value equal to the amount of their fees. Of the 50,000 shares available under this plan, we issued 3,103 shares to Mr. Barengo for a portion of his director's fees in 1996 and 877 shares to him for a portion of his fees in 1997.

Employment Agreements

                  William L. Westerman serves as our Chairman of the Board, President and Chief Executive Officer, and as Chairman of the Board and Chief Executive Officer of ROC.

                  Mr. Westerman's existing employment agreement, which was last amended on December 6, 2000, automatically renews each year on December 31st subject to termination by us upon three months notice or by Mr. Westerman upon six months notice. Mr. Westerman's base compensation is $600,000.

                  Under his employment agreement, Mr. Westerman is entitled to participate in our Senior Management Compensation Plan or such other executive bonus plan as shall be established by our Board of Directors (collectively the "Plan"). If at least 80% of net targeted operating results, as defined by the Plan, is met, Mr. Westerman is entitled to receive a bonus under the Plan expressed as a percentage of his $600,000 base salary. Mr. Westerman's bonus depends on the percentage of targeted results of operations realized by us in a particular year, with a maximum bonus of $900,000. According to a December 6, 2000 amendment, to the extent Mr. Westerman's bonus exceeds $400,000 in 2001 and each succeeding year, the excess amount will be deducted from the principal balance of his retirement account at the time the bonus is paid. Mr. Westerman received an incentive bonus of $900,000 for 2001, $500,000 of which was deducted from the principal balance of his retirement account resulting in a net bonus of $400,000.

                  The employment agreement provides that we fund a retirement account for Mr. Westerman. Pursuant to the employment agreement, an aggregate net amount of $6,812,123 had been credited to the retirement account from its inception through December 31, 2001. Under the employment agreement, each year that Mr. Westerman continues to be employed, an amount equal to Mr. Westerman's base salary for that year was credited to the account on January 1 of that year. According to a December 6, 2000 amendment to Mr. Westerman's employment agreement, the January 1, 2001 contribution was the final principal contribution to the retirement account. As of December 31, 2001, no portion of this account had been funded.

                  We retain beneficial ownership of the retirement account, which is earmarked to pay Mr. Westerman's retirement benefits. However, upon (1) the vote of a majority of the outstanding shares of Common Stock approving a "Change of Control" (as discussed in the next paragraph), (2) the occurrence of a Change of Control without Mr. Westerman's consent, (3) a breach by us of a material term of the employment agreement or (4) the expiration or earlier termination of the term of the employment agreement for any reason other than cause, Mr. Westerman has the right to require us to establish a "Rabbi Trust" for his benefit. He also has the right to require us to fund such trust with an amount of cash equal to the amount then credited to the retirement account, including any amount to be credited to the retirement account upon a Change of Control.

                  On February 5, 1998, our stockholders by a majority vote approved the Agreement and the Plan of Merger with R&E Gaming Corp. and its wholly-owned subsidiary Riviera Acquisition Sub, Inc. Such stockholder approval constituted a Change of Control. On March 5, 1998, subsequent to this Change of Control, Mr. Westerman exercised his right to require us to establish and fund a Rabbi Trust for his benefit. On March 20, 1998, Mr. Westerman entered into an agreement with us whereby Mr. Westerman waived his right to have us fund the Rabbi Trust in exchange for us agreeing to fund such Rabbi Trust within five business days after notice from Mr. Westerman.

                  In the event that Mr. Westerman is no longer employed by us (except for termination for cause, in which case Mr. Westerman would forfeit all rights to monies in the retirement account), Mr. Westerman will be entitled to receive the amount in the retirement account (principal and current interest) in 20 equal quarterly installments as of the date he ceases to be employed by us. In the event that Mr. Westerman's Rabbi Trust has not yet been funded, the balance of principal and interest of the retirement account shall be paid directly to Mr. Westerman upon his retirement, termination (except for cause) or upon a change in control.

                  Pursuant to the employment agreement, the retirement account was credited quarterly with interest and will be credited with additional amounts on the first day of each succeeding calendar quarter equal to the product of:

                  o our average borrowing cost for the immediately preceding fiscal year, as determined by our chief financial officer and

                  o the average outstanding balance in the retirement account during the preceding calendar quarter.

     This  interest  continues  to  accrue  pursuant  to the  December  6,  2000 amendment.  Interest  computed  at our  average  borrowing  rate  less  the rate pursuant to Internal Revenue Code Section 1274D was $285,786 in 2001, $233,978 in 2000 and $115,690 in 1999. Interest computed at the rate pursuant to Internal Revenue Code Section 1274D was $493,024 in 2001, $413,440 in 2000 and $372,039
in 1999. In the event the Rabbi Trust has been funded, upon Mr. Westerman's death, an amount equal to the applicable federal estate tax on the retirement account will be pre-paid prior to the date or dates such taxes are due.

                  Mr. Westerman's employment agreement provides (a) that the sum of Mr. Westerman's base salary, bonus, and credits to his Retirement Account in any one year must not exceed that which would have been payable under his previous employment agreement with us, and (b) that Mr. Westerman shall instruct us of any reductions in base salary, bonus, and credits to his retirement account necessary to comply with this limitation. We determined that for the year 1999, a reduction of $467,000 would be necessary to comply with this provision. Prior to December 31, 1999, and December 31, 1998, Mr. Westerman instructed us that this be applied to reduce the amount to be credited to his retirement account from $600,000 to $133,000.

                  In addition to Mr. Westerman, one other executive, Robert Vannucci, has an employment agreement with us.

     Mr. Vannucci was appointed President of ROC effective October 1, 2000. Mr. Vannucci's employment agreement was amended at that time to reflect this appointment. Mr. Vannucci's base compensation is $300,000. Mr. Vannucci's employment agreement contains a Termination Fee Agreement and a Stay Bonus Agreement. See "-Termination Fee Agreements" and "-Stay Bonus Agreements." It also provides for a "Normal Incentive Bonus" entitling Mr. Vannucci to participate in our Incentive Compensation Plan whereby he may share a portion of such plan's pool which provides for a target of $25 million EBITDA before deductions of incentives, as defined, for the years 2000 and 2001. Such amounts will be credited to the Incentive Compensation Plan's pool up to a maximum of $1.2 million. Mr. Vannucci's incentive bonus for the year 2001 was $50,000. Mr. Vannucci's employment agreement also provides for a "Special Incentive Bonus" which amounted to $19,491 in 2001.

                  Mr. Vannucci also receives compensation in the form of restricted stock pursuant to our Restricted Stock Plan. (See "-Restricted Stock Plan") Mr. Vannucci's agreement provides that he is to receive $25,000 in our restricted common stock at market from treasury on the first business day of each quarter, plus our restricted common stock at market value from treasury in the same amount he receives pursuant to our Incentive Compensation Plan. Mr. Vannucci received restricted stock valued at $150,000 in 2001. Pursuant to the Restricted Stock Plan, Mr. Vannucci is presently entitled to all rights of stock ownership with respect to the restricted shares, including the right to vote and receive dividends. Mr. Vannucci may not, however sell, assign, pledge, encumber or otherwise transfer any of the restricted shares so long as he is employed by us, without our consent. The restricted shares fully vest to Mr. Vannucci upon his separation of employment from us, so long as such separation is not a termination for cause. Mr. Vannucci's agreement is effective until December 31, 2002, and automatically renews annually subject to 120 days prior written notice by either party.

Employee Stock Ownership Plan

     We have an Employee Stock Ownership Plan ("ESOP"), which became effective as of January 1, 2000 and replaced the profit sharing contribution component of our Profit Sharing and 401(k) Plans. The other components of the 401(k) Plan remain unchanged. All employees of Riviera Las Vegas and Riviera Black Hawk who completed a minimum of 1000 hours of service in a plan year, were employed through December 31 of that year, were at least 21 years of age and were not covered by a collective bargaining agreement are eligible to participate in the ESOP. The ESOP provides that we will make a contribution for the participants at the Las Vegas and Black Hawk properties relative to the economic performance of each property. For Riviera Las Vegas, we will make a contribution equal to 1% of each eligible employee's annual compensation if a prescribed annual operating results target is attained and an additional 1% thereof for each $2 million by which operating results are exceeded, up to a maximum of 5%. For Riviera Black Hawk, we will make a contribution equal to 1% of each eligible employee's annual compensation if a prescribed annual operating earnings target is attained and an additional 1% thereof for each $1 million by which operating results are exceeded, up to a maximum of 5%. Under the ESOP, our contribution will be made in cash which will be used to buy primarily our common stock.

Incentive Compensation Programs

     Approximately 70 executives and other significant employees at Riviera Las Vegas and 20 at Riviera Black Hawk participate in incentive compensation programs. Participants in each of the two programs receive an annual incentive bonus based on predetermined financial targets at each location being met. An aggregate of $1,301,000 and $136,000, respectively, was awarded to participants at Riviera Las Vegas and Black Hawk under these programs in the year ended December 31, 2001.

Deferred Compensation Plan

     On October 2, 2000, we adopted a Deferred Compensation Plan. The purpose of this plan is to give eligible employees an opportunity to defer the receipt of cash compensation. Participation in this plan is limited to highly compensated employees who receive annual compensation of at least $100,000. The deferred funds are maintained on our books as liabilities. All elections to defer the receipt of compensation must be made not later than December 1 preceding each plan year to which the election relates and are irrevocable for the duration of such year. Six of our executives are currently participating in this plan.

Restricted Stock Plan

                  On October 2, 2000, we adopted a Restricted Stock Plan to provide incentives which will attract and retain highly competent persons as officers and key employees by providing them opportunities to receive restricted shares of our Common Stock. Participants will consist of such officers and key employees as our Compensation Committee determines to be significantly responsible for our success and future growth and profitability. Awards of restricted stock are subject to such terms and conditions as we determine to be appropriate at the time of the grant, including restrictions on the sale or other disposition of such shares and the provisions for the forfeiture of such shares for partial or no consideration upon termination of the participant's employment within specified periods or under certain conditions. Mr. Vannucci and Mr. Grippe, President and Executive Vice President, respectively, of our wholly-owned subsidiary, ROC, are currently the only participants in the Restricted Stock Plan.

Stay Bonus Agreements

                  Approximately 85 executive officers and significant employees (excluding Mr. Westerman) of ROC were party to stay bonus agreements pursuant to which each such employee was entitled to receive a "stay bonus" (varying amounts) if the employee was discharged without cause (as defined in the stay bonus agreements), or continued to be employed by us on each of January 1, 2000, January 1, 2001 and June 30, 2001. The total amount that was payable under all such agreements was approximately $2.2 million, of which approximately $610,000 was paid in January, 2000, $1,068,000 was paid in January, 2001 and $462,500 was paid in June 2001.

Termination Fee Agreements

     Approximately 85 executive officers and significant employees (excluding Mr. Westerman) of ROC have termination fee agreements effective through December 31, 2003, pursuant to which they will be entitled to receive (1) either six months' or one year's base salary if their employment with us is terminated, without cause, within 12 or 24 months of a change of control of us or ROC; and
(2) group health insurance for either one or two years. The base salary payments are payable in bi-weekly installments subject to the employee's duty to mitigate by using his or her best efforts to find employment. As of December 31, 2001, the total amount that would be payable under all such agreements if all payment obligations were to be triggered was approximately $5.5 million, including $1.3 million in benefits.

Compensation Committee Report on Executive Compensation

         The Compensation Committee endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and is tailored to promote the long-term interests of the Company and its stockholders. The Company's executive officer compensation program in its last completed fiscal year was principally comprised of base salary, an executive incentive plan, a 401(k) plan, a profit-sharing plan (revised to provide contributions to ESOP) and long-term incentive compensation in the form of incentive stock options or non-qualified stock options, a Deferred Compensation Plan and a Restricted Stock Plan.

         The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's Chief Executive Officer and his recommendations regarding the other executive officers. In particular, the Compensation Committee considers several financial performance measures, including revenue growth and net income. However, the Compensation Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also considers achievements that, while difficult to quantify, are important to the Company's long-term success. The Compensation Committee seeks to create a mutuality of interest between the executive officers and the Company's stockholders by increasing the executive officers' ownership of the Company's Common Stock through the Stock Option Plan, ESOP, Deferred Compensation Plan and Restricted Stock Plan.

         Salary levels for the Company's executive officers are significantly influenced by the need to attract and retain management employees with high levels of expertise. In each case, consideration is given both to personal factors, such as the individual's experience, responsibilities and work performance, and to external factors, such as salaries paid by comparable companies in the gaming industry. With regard to the latter, it is important to recognize that because of the opening of new properties on the Las Vegas Strip in 1998, 1999 and 2000 and the growth of riverboat and dockside gaming, Native American gaming operations and the proliferation of jurisdictions in which gaming is permitted, the Company competes with numerous other companies for a limited pool of experienced and skilled personnel. Therefore, it is critical that the Company provide base salaries that are competitive in the casino industry. With respect to the personal factors, the Compensation Committee makes salary decisions in an annual review based on the recommendations of the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The Chief Executive Officer views work performance as the single most important measurement factor. As a baseline measure, the Compensation Committee engaged the services of an independent CPA firm, other than Deloitte & Touche, LLP, which conducted a compensation survey of comparable Las Vegas resorts. The CPA firm concluded that compensation of Company executives was consistent with other members of the industry.

         The compensation of Mr. Westerman for the Company's last completed fiscal year was set pursuant to the employment agreement described in the "Compensation of Executive Officers" section.

         Date:   February 25, 2002        Jeffrey A. Silver           Chairman
                                          Robert R. Barengo           Member
                                          James N. Land, Jr. (1)      Member

         (1)  Mr. Land resigned as of May 31, 2002

Compensation Committee Interlocks And Insider Participation

Mr. Silver is a shareholder in the law firm of Gordon & Silver, Ltd., which we have engaged for various legal matters. Mr. Barengo has been an employee of Riviera Operating Corporation since January 1, 2001.

Performance Graph

         The following graph compares the annual change in the cumulative total return, assuming reinvestment of dividends, on our Common Stock with the annual change in the cumulative total returns of the NASDAQ Broad Market, the American Stock Exchange Index (the "AMEX Index"), the New York Stock Exchange ("NYSE") and the NASDAQ Amusement and Recreation Services Index (the "NASDAQ 79xx"), which we consider to be our peer industry group. The graph assumes an investment of $100 on December 31, 1996, in each of our Common Stock, the stocks comprising the NASDAQ Broad Market, the stocks comprising the AMEX Index and the stocks comprising the NASDAQ 79xx.

         The graph is a Comparison of Cumulative Total Return Among us, NYSE/ AMEX/Nasdaq Stock Market (U.S. Companies) and Nasdaq stocks (SIC 7900 - 7999 US Companies amusement and recreation services) (1).

             Comparison of Five-Year Cumulative Total Returns
                       Performance Graph for
                    Riviera Holdings Corporation

            Produced on 03/04/2002 including data to 12/31/2001


                                                12/1996  12/1997 12/1998 12/1999 12/2000 12/2001
Rivera Holdings Corporation                      100.0    90.4     30.7   44.7    50.0    29.8
NYSE/AMEX/Nasdaq Stock Market (US Companies)     100.0   130.9    161.5  202.4   179.4   160.3
NYSE/AMEX/Nasdaq Stocks(SIC 7900-7999 US Comp)   100.0   119.2    103.2  132.6   112.0   130.6
Amusement and recreation services


(1) Comprised of companies whose stock is traded on the Nasdaq National Market and whose standard industrial classification is within 7900-7999. We do not necessarily believe that this is an indication of the value of our stock.

                            OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

     Our Common Stock is traded on the American Stock Exchange. The following table sets forth certain information as of September 3, 2002 regarding the beneficial ownership of our Common Stock, by (1) each person who, to our knowledge, beneficially owns more than 5% of our outstanding Common Stock (based on reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or upon information furnished to us), (2) our directors and certain of our officers and (3) all of our directors and officers as well as those of ROC as a group. The percentage of shares of Common Stock held or beneficially owned by any stockholder or group of stockholders is based on the total number of shares of Common Stock outstanding as of September 3, 2002. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                                                                      Shares Beneficially Owned
Name                                                                                        Number       Percentage

William L. Westerman(1)(2)........................................................         673,628         18.7%
Robert R. Barengo(1)(3)...........................................................         125,806          3.5
Jeffrey A. Silver(1)(4)...........................................................           5,800            *
Paul A. Harvey(1)(5)..............................................................             400            *
Vincent L. Divito.................................................................         -               -
Robert A. Vannucci(1)(6)..........................................................         128,128          3.5
Ronald P. Johnson(1)(7)...........................................................         130,366          3.6
Duane R. Krohn(1)(8)..............................................................         136,128          3.8
Jerome P. Grippe(1)(9)............................................................          71,274          2.0
Tullio J. Marchionne(1)(10).......................................................           6,600            *
Donald J. Trump(11)...............................................................         350,000          9.8
Sun America Life Insurance Company(12)............................................         500,000         14.0
Diversified Equity Ventures, LLC(13)..............................................         320,000          9.0
Employee Stock Ownership Plan (ESOP) other than officers and directors(14)........         336,260          9.4
All executive officers and directors as a group
   (10 persons)(2)(3)(4)(5)(6)(7)(8)(9)(10).......................................       1,278,130         34.0

-----------

* Less than 1%.

         (1) The address for each of our and ROC's directors and officers is c/o Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

         (2) Includes 25,000 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options.

         (3) Includes 13,450 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options.

         (4) Includes 800 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options.

         (5) Consists of 400 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options.

         (6) Includes 42,500 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options, 46,395 shares under our Restricted Stock Plan and 19,404 shares under our Deferred Compensation Plan.

         (7) Includes 35,000 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options and 27,766 shares under our Deferred Compensation Plan.

         (8) Includes 35,000 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options and 48,029 shares under our Deferred Compensation Plan.

         (9) Includes 26,750 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options, 8,217 shares under our Restricted Stock Plan and 20,048 shares under our Deferred Compensation Plan.

         (10) Includes 6,000 shares which may be acquired within 60 days of September 3, 2002, upon the exercise of outstanding options.

         (11) The address for Donald J. Trump is 725 Fifth Avenue, New York,
New York 10022. Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") has an option to purchase the shares of our Common Stock held by Mr. Trump. Trump Hotels and Casino Resorts, Inc. ("THCR") is the sole general partner of THCR Holdings. Both of THCR Holdings and THCR, therefore, may also be deemed the beneficial owner of those shares. The address for THCR Holdings and THCR is 1000 Boardwalk, Atlantic City, New Jersey 08401.

         (12) The address for SunAmerica Life Insurance Company is One SunAmerica Center, Los Angeles, California 90067.

         (13) The address for Diversified Equity Ventures, LLC, and its manager, Jeffrey P. Jacobs, is 1231 Main Avenue, Cleveland, OH 44113.

         (14) The Trustee of the ESOP and its address are U.S. Trust Company, National Association, 515 South Flower Street, Suite 2800, Los Angeles, California 90071.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Jeffrey A. Silver is one of our directors and is a shareholder in the law firm of Gordon & Silver, Ltd. ("Gordon & Silver"). Gordon & Silver has been engaged by us for various legal matters.


         DESCRIPTION OF NEW CREDIT FACILITY AND INTERCREDITOR AGREEMENT

New Senior Credit Facility

         New Senior Credit Facility

         On July 26, 2002 we entered into a $30 million, five-year senior secured credit facility. The credit facility is secured by substantially the same collateral that secures the existing notes, the new notes, and the note guarantees. The lien on the collateral securing the credit facility is senior to the lien on the collateral securing the notes and the note guarantees. The credit facility contains customary conditions to borrowing and certain representations and warranties customary in gaming-related financing. The credit facility also contains financial covenants and restrictions on us regarding, among other things, indebtedness, investments, distributions and changes in control. Under the credit facility, we can obtain extensions of credit in the forms of cash advances and letters of credit. We are required to pay interest on all outstanding cash advances at the rate of interest announced by Wells Fargo at its principal office in San Francisco as its prime rate plus 0.75% or at the rate at which major international banks in London charge each other for borrowings in U.S. dollars plus 3.00%. However, the minimum interest rate we will be charged on outstanding cash advances is 4.50%. We are required to pay a fee on all outstanding letters of credit equal to their face value times an annual percentage rate of 2.5%. Additionally, if we are in default, the credit facility lender may increase the interest rate and letter of credit fee by an additional 2.00% per year during the period of the default.

         Affirmative Covenants

         Until all of our obligations under the credit facility have been paid in full, we have agreed to do, among other things, the following:

         * maintain our accounting and inventory reporting system in accordance with generally accepted accounting practices;

         * provide financial statements and operational reports to the credit facility lender;

         * maintain our properties in a condition necessary to conduct our business;

         * pay all taxes, assessments, rents, leases, brokerage commissions and finders fees when due;

         *        maintain various forms of insurance;

         * keep all inventory and equipment at the locations specified in the credit facility;

         *        comply with all applicable laws and governmental regulations;

         *        maintain our corporate charters in good standing;

         *        comply with environmental laws;

         * update all disclosures and correct any errors or omissions discovered in the credit facility within five days of their discovery;

         * inform the lender of any notice received from any governmental authority having jurisdiction over our gaming activities;

         *        maintain our licenses and permits in full force and effect;
                  and

         * cause any new restricted subsidiary to become a borrower or guarantor under the credit facility.

         Negative Covenants

         Until all of our obligations under the credit facility have been paid in full, we are prohibited from doing, among other things, any of the following:

         * becoming liable for any indebtedness other than (a) indebtedness outstanding as of the date of the credit facility, (b) indebtedness incurred to acquire fixed assets exceeding $7.5 million outstanding at any one time, (c) indebtedness incurred to refinance or restructure indebtedness otherwise permitted under the credit facility, (d) indebtedness under the existing notes, the new notes and the note guarantees, (e) subordinated intercompany indebtedness, and (f) certain unsecured indebtedness arising in the ordinary course of business or permitted under the indenture;

         * permitting any lien on any of our assets, except liens securing the notes, the credit facility and certain other permitted liens;

         * merging, consolidating, reorganizing, recapitalizing or reclassifying our stock;

         * liquidating, winding up, or dissolving any part of our business;

         *        selling any substantial part of our assets;

         * transferring or disposing of any of our assets except in the ordinary course of business or in certain other circumstances permitted under the credit facility;

         * licensing our intellectual property rights except for nonexclusive licenses given in the ordinary course of business;

         * selling tangible personal property in excess of $500,000 per year;

         * entering into any material lease except leases for retail space, entertainment or other non-hotel, non-gaming purposes, or licenses to use hotel rooms, including licenses given in connection with a possible timeshare conversion;

         * guaranteeing or otherwise becoming liable for obligations of any third person except for the obligations created by the credit facility;

         *        changing the nature of our business;

         * prepaying, redeeming, defeasing, purchasing, or otherwise acquiring any of our indebtedness other than (a) indebtedness under the credit facility, (b) prepayment in connection with certain refinancing, and (c) prepayment of indebtedness (other than the notes) which does not exceed $10 million, so long as no event of default has occurred or is continuing and the prepayment does not reduce the sum of our unrestricted cash and availability under the credit facility below $20 million;

         * prepaying, redeeming, defeasing, purchasing, or otherwise acquiring any indebtedness under the existing notes or new notes, except for a redemption necessary to comply with gaming laws or in connection with a modification of the notes;

         * changing any terms or conditions of our obligations under the notes or certain other agreements covering indebtedness;

         * causing or permitting any person or group to become the beneficial owner of 35% or more of our stock;

         * causing or permitting a change in a majority of the members of our board of directors;

         * ceasing to directly own and control 100% of the outstanding stock of our restricted subsidiaries;

         * making any distribution, declaring or paying any dividends other than stock dividends, or acquiring our outstanding stock unless certain financial tests are satisfied;

         * changing our method of accounting except as may be required by generally accepted accounting practices;

         * making or acquiring any investment or incurring any liability in connection with a transaction which would be considered an investment under generally accepted accounting principles, other than permitted investments not exceeding $15 million;

         * entering into any transaction with a related party except for arms-length transactions in the ordinary course of business;

         * suspending or discontinuing a substantial portion of our business;

         * using the proceeds from the credit facility for any purpose other than what is contemplated by the credit facility;

         * failing to maintain earnings before interest, taxes and depreciation of at least $28.5 million for the 12-month periods ending September 30, 2002 and December 31, 2002 and at least $30 million for each 12-month period ending at each quarter-end thereafter until June 30, 2007; or

         * making a capital expenditure in excess of $4 million per quarter or $8 million annually through December 31, 2003, and subject to limits to be established by good faith negotiations thereafter, except (a) expenditures made for the acquisition of gaming devices, and (b) expenditures in calendar year 2005 in connection with a monorail project.

         Events of Default

         Each of the following, among other things, will be an event of default under the credit facility:

         *        failing to make any payment due under the credit facility;

         * failing to pay taxes, rents, leases and brokerage commissions if such failure continues for five business days;

         * failing to maintain our inventory and equipment at the locations specified in the credit facility;

         * failing to maintain our accounting system or the condition of our properties if such failure continues for 15 days;

         * the attachment, seizure, subjection to a writ or distress warrant or levy of a material portion of our assets;

         *        the subjection of our assets to the control of a third person;

         * the commencement of a voluntary insolvency proceeding or of an involuntary insolvency proceeding if we consent to such proceeding, if the petition is not timely controverted, if the proceeding is not dismissed within 60 days, if an interim trustee is appointed to take possession of our assets or to operate our business or if an order for relief is entered;

         * if a court order prohibiting the conduct of all or a material portion of our business remains in effect in excess of five business days;

         * the filing of a notice of lien, levy or assessment against our assets by the United States or any federal agency;

         * the filing of a notice of lien, levy, or assessment against our assets by any state, municipality or other governmental agency if it is not released or discharged within 30 days of the date filed or within five days of the date our assets are subject to forfeiture;

         * if judgments involving an aggregate of $2 million or more become a lien or encumbrance upon any material portion of our assets and such lien or encumbrance is not released, discharged or bonded against before the earlier of 30 days after the date filed or within five days of the date our assets are subject to forfeiture;

         *        a default under the notes or the note guarantees;

         * a default in any material agreements involving indebtedness in an aggregate amount exceeding $5 million which occurs at maturity or upon the occurrence of an event which entitles the lender to accelerate the maturity of such indebtedness;

         * making any payment on any indebtedness that is subordinated to the credit facility, except as permitted by the subordination agreement;

         * any material misstatement or misrepresentation by us of any of our warranties, representations or other statements made in the credit facility;

         * if any lien created by the credit facility ceases to be valid, fails to be perfected against, or fails to continue to create a security interest in the collateral securing the credit facility;

         * our contesting of the enforceability of any material provision of the credit facility documents;

         * the limitation or termination of our credit facility obligations by operation of law; or

         * our failure to keep our licenses and permits in full force and effect.

Intercreditor Agreement

                  In connection with our new credit facility, the trustee under the indenture governing the notes entered into an intercreditor agreement, which is substantially in the form of the intercreditor agreement attached as an exhibit to the note indenture, with the lender under our new credit facility. The effects of that agreement include, among other things, a subordination of the liens securing the notes and note guarantees to the liens securing the indebtedness and the guarantees under the new credit facility. See "Description of Notes--Intercreditor Agreement."

                  The intercreditor agreement, among other things, will limit the trustee's rights in an event of default under the notes. Under the intercreditor agreement, if the notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time when indebtedness is outstanding under our new credit facility, the trustee will not have the right to foreclose on the collateral unless and until the lender under the credit facility fails to take steps to exercise remedies with respect to, or in connection with, the collateral within 180 days following notice to that lender of the default under the indenture. Also, the intercreditor agreement will prevent the trustee and the holders of the notes from pursuing remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement provides that the net proceeds from the sale of collateral will first be applied to repay indebtedness outstanding under the credit facility and thereafter to the holders of the notes.

                              DESCRIPTION OF NOTES

                  You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the phrase "the Company" refers only to Riviera Holdings Corporation and not to any of its subsidiaries.

                  The Company issued the existing notes and will issue the new notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee. The terms of the indenture apply to the existing notes and the new notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to under the caption "Security" define the terms of the agreements and collateral that will secure the notes and the guarantees.

                  The  following  description  is  a  summary  of  the  material provisions of the indenture, the registration rights agreement and the Collateral Documents. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the Collateral Documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture, registration rights agreement and Collateral Documents are available as set forth below under "Available Information." Certain defined terms used in this description but not defined below under the caption "--Certain Definitions" have the meanings assigned to them in the indenture.

                  The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

                  The existing notes and the new notes:

                  o        are general obligations of the Company;

                  o are secured by substantially all of the assets of the Company; however, the lien on the Collateral securing the new senior secured credit facility will be senior to the lien on the Collateral securing the notes;

                  o are pari passu in right of payment with all existing and future senior Indebtedness of the Company;

                  o are senior in right of payment to all existing and any future subordinated Indebtedness of the Company; and

                  o        are unconditionally guaranteed by the Guarantors.

                  All of our  Subsidiaries  except Riviera Gaming  Management of
New Mexico, Inc., Riviera Gaming Management of Missouri, Inc. and Riviera-Reston-Newton, LLC are "Restricted Subsidiaries." Under the circumstances described below under the caption "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

The Guarantees

                  The notes are guaranteed by all of the Company's current and future Restricted Subsidiaries.

                  Each guarantee of the notes:

                  o        is a general obligation of the Guarantor;

                  o is secured by substantially all of the assets of that Guarantor; however, the lien on the Collateral securing the Guarantor's obligations under the new senior secured credit facility will be senior to the lien on the Collateral securing the Guarantor's guarantee of the notes;

                  o is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

                  o is senior in right of payment to all existing and future subordinated indebtedness of that Guarantor.

                  The operations of the Company are conducted through its Subsidiaries and, therefore, the Company depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the notes.

Principal, Maturity and Interest

                  The Company issued notes in an aggregate principal amount of $215 million under an indenture with The Bank of New York. We may issue additional notes from time to time after this exchange offer. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred

Stock." The existing notes and new notes that the Company issues under the indenture in this exchange offer will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue new notes, in exchange for existing notes, in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2010.

                  Interest on the notes accrues at the rate of 11% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2002. The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

                  Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

                  If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

                  The trustee acts as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer Taxes

                  The Company will pay any and all transfer taxes applicable to the exchange of existing notes for new notes in connection with the exchange offer, except in the case of Holders who instruct us to register new notes in the name of, or request that existing notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered, tendering Holder. In such case, the Holder will be responsible for the transfer taxes, if any.

Subsidiary Guarantees

                  The notes will be guaranteed by each of the Company's current and future Restricted Subsidiaries. These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--A court could void our subsidiaries' guarantees of the notes under fraudulent transfer law."

                  The Subsidiary Guarantee of a Guarantor will be released:

                  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

                  (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale complies with the "Asset Sale" provisions of the indenture; or

                  (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

         See "--Repurchase at the Option of Holders--Asset Sales."

Security

                  The notes and the Guarantees are secured by a security interest in substantially all of the Company's and the Subsidiary Guarantors' assets, whether now owned or hereafter acquired, including, without limitation, and subject to the liens permitted by the Collateral Documents other than any Gaming License or other license that may not be assigned pursuant to applicable law, certain furniture, fixtures and equipment and the assets of our future unrestricted subsidiaries.

                  The trustee under the note indenture has entered into an intercreditor agreement, pursuant to which the trustee's security interest in the Collateral is subordinated to a lien securing up to $30 million of Indebtedness under the new senior secured credit facility. See "--Intercreditor Agreement."

                  If an Event of Default occurs, the trustee may, in addition to any rights and remedies available to it under the indenture and the Collateral Documents and subject to the intercreditor agreement and applicable Gaming Laws, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the commencement of sale or foreclosure proceedings.

                  Under certain circumstances, if the inclusion of an Unrestricted Subsidiary that owns a Gaming Project would result in an increase in the Fixed Charge Coverage Ratio of the Company, the Unrestricted Subsidiary will:

                  (1)      automatically become and remain a Restricted
                           Subsidiary; and

                  (2) will execute a Subsidiary Guarantee and such Collateral Documents as are necessary to create and convey a perfected Lien on the Collateral (subject to Permitted Liens) held by such Subsidiary; provided that no such Subsidiary Guarantee will be executed and no such Lien will be created or conveyed with respect to any real or personal property owned or leased by such Subsidiary if the execution, creation or conveyance thereof would violate or conflict with any law or the provisions of any financing incurred to acquire, develop or construct the Gaming Project outstanding at the time of such conversion;

provided that no Default or Event of Default shall have occurred and be continuing and provided that a Default or Event of Default would not be created thereby.

                  Notwithstanding the foregoing, if the execution, creation or conveyance thereof would satisfy the conditions in the preceding sentence but for any filing with or approval of any Gaming Authority or other regulatory entity, the Company shall use, and shall cause the applicable Subsidiary to use, its best efforts to make all such required filings and obtain all such required approvals in order to permit such execution, creation and conveyance. See "Certain Covenants--Additional Subsidiary Guarantees."

                  So long as no Event of Default has occurred and is continuing, subject to certain terms and conditions in the indenture and the Collateral Documents and subject to applicable Gaming Laws, the Company and its Restricted Subsidiaries will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the pledged Collateral. Upon the occurrence and during the continuance of a Default or Event of Default:

                  (1) all rights of the Company and its Restricted Subsidiaries to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and, subject to the Intercreditor Agreement, such cash dividends, interest and other payments will be paid to the trustee;

                  (2) all rights of the Company and its Restricted Subsidiaries to exercise such voting or other consensual rights shall cease, and, subject to the Intercreditor Agreement, all such rights shall become vested in the trustee which, to the extent permitted by law, will have the sole right to exercise such rights; and

                  (3) subject to the Intercreditor Agreement, the trustee may sell the Collateral or any part thereof in accordance with the terms of the Collateral Documents.

                  Under the terms of the indenture, the Collateral Documents and the Intercreditor Agreement, the trustee will determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following a Default or Event of Default. Moreover, upon the full and final payment and performance of all Obligations of the Company and the Subsidiary Guarantors under the indenture and the notes, the Collateral Documents will terminate and the Collateral will be released from the lien securing the notes and the Guarantees.

Certain Gaming Law Limitations

                  The trustee's ability to foreclose on the Collateral will be limited by relevant gaming laws, which generally require that persons who own or operate a casino or own equity securities of a gaming licensee (including capital stock) or purchase, possess or sell gaming equipment hold a valid gaming license. No person can hold a license in Nevada or Colorado unless the person is found qualified or suitable by the relevant Gaming Authorities. In order for the trustee or a purchaser at or after foreclosure to be found qualified or suitable, such Gaming Authorities would have discretionary authority to require the trustee, any or all of the Holders of the notes or any such purchaser to file applications, be investigated and be found qualified or suitable as an owner or operator of gaming establishments. The applicant for qualification, a finding of suitability or licensing must pay a filing fee and all cost of such investigation. If the trustee is unable or chooses not to qualify, be found suitable, or licensed to own, operate or sell such assets, it would have to retain or sell to an entity licensed to operate or sell such assets. In addition, in any foreclosure sale or subsequent resale by the trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale, either of which events would have an adverse effect on the sale price of the Collateral. Moreover, the gaming industry could become subject to different or additional regulations during the terms of the notes, which could further adversely affect the practical rights and remedies of the trustee. Therefore, the practical value of realizing on the Collateral may, without the appropriate approvals, be limited.

Certain Bankruptcy Limitations

                  The right of the  trustee  to  repossess  and  dispose  of the
Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or a Restricted Subsidiary prior to the trustee having repossessed and disposed of the Collateral. Under bankruptcy law, a secured creditor such as the trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, because the enforcement of the Lien of the trustee in cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the Holders of the notes may not have any consent rights with respect to the use of those funds by the Company or any of its Restricted Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent Holders of the notes would be compensated for any delay in payment or loss of value of the Collateral.

Intercreditor Agreement

                  The trustee and the lender under the new senior secured credit facility have entered into an intercreditor agreement (the "Intercreditor
Agreement"). The Intercreditor Agreement provides that the Liens on the Collateral securing the notes and the Guarantees are subordinated to the Liens securing up to $30 million of Indebtedness outstanding under the new credit facility and related interest, fees, costs and expenses. Under the Intercreditor Agreement, if the notes become due and payable before their stated maturity for any reason or are not paid in full at their stated maturity at a time during which Indebtedness is outstanding under the new credit facility, the Collateral that also secures the obligations under the credit facility can not be foreclosed upon unless and until the lender under that facility fails to take steps to exercise remedies with respect to or in connection with the Collateral within 180 days following notice to such lender of the Event of Default under the Indenture; provided that the Intercreditor Agreement will prevent the Collateral Agent and the Holders from pursuing remedies with respect to the Collateral in an insolvency proceeding. The Intercreditor Agreement provides that the net proceeds from the sale of Collateral will first be applied to repay Indebtedness outstanding under the new credit facility and thereafter to the Holders of the notes.

Optional Redemption

                  At any time prior to June 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

                  Except pursuant to the preceding paragraph, the notes will not be redeemable at the Company's option prior to June 15, 2006.

                  On or after June 15, 2006, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

                  Year                                       Percentage
                  ----                                     ------------
                  2006...............................        105.500%
                  2007...............................        103.667%
                  2008...............................        101.833%
                  2009 and thereafter................        100.000%

Mandatory Redemption Pursuant to Gaming Laws

                  If any Gaming Authority requires that a Holder or Beneficial Owner of notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial Owner:

                  (1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

                  (2) is denied such license or qualification or not found suitable;

then the Company shall have the right:

                  (1) to require any such Holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or

                  (2) to redeem the notes of such Holder or Beneficial Owner at a redemption price equal to the least of:

                           (a) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

                           (b) the price at which such Holder or Beneficial Owner acquired the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

                           (c) such other lesser amount as may be required by any Gaming Authority.

                  Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of the notes will not be licensed, qualified or found suitable, the Holder or Beneficial Owner will, to the extent required by applicable law, have no further right:

                  (1) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the notes; or

                  (2) to receive any interest, dividend, economic interests or any other distributions or payments with respect to the notes or any remuneration in any form with respect to the notes from the Company, the Restricted Subsidiaries or the trustee.

                  The Company will notify the trustee in writing of any such redemption as soon as practicable. The Holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability must pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

Mandatory Redemption

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

                  If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent they are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

                  On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

                  (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officer's certificate stating the aggregate principal amount of notes being purchased by the Company.

                  The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

                  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require the Company to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

                  The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the trustee; and

                  (3) at least 80% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed cash:

                           (a) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 30 days, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply those Net
Proceeds:

                  (1) to repay Indebtedness and other Obligations under a Revolving Credit Facility and to correspondingly reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (3)      to make a capital expenditure; or

                  (4) to acquire other long-term assets that are used or useful in a Permitted Business;

provided, however, that with respect to any assets that are acquired or constructed or Voting Stock that is acquired with such Net Proceeds, the Company or the applicable Restricted Subsidiary, as the case may be, promptly grants to the trustee, on behalf of the Holders of notes, a first priority perfected security interest on any such assets or Voting Stock on the terms set forth in the indenture and the Collateral Documents.

         Pending the final application of any Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or invest such Net Proceeds in Cash Equivalents which will be held in an account in which the trustee shall, subject to the Intercreditor Agreement, have a first priority perfected security interest, subject to Permitted Liens, for the benefit of the Holders of the notes in accordance with the indenture and the Collateral Documents.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

         The Company's new senior secured credit facility contains prohibitions of certain events that would constitute a Change of Control or Asset Sale. In addition, the exercise by the Holders of notes of their right to require the Company to repurchase the notes could cause a default under such other senior indebtedness, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of notes upon a repurchase may be limited by the Company's then existing financial resources.

Selection and Notice

         If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

                  (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

                  (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

         No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

         Restricted Payments

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Restricted Subsidiary or any direct or indirect



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                           parent of the Company or any Restricted Subsidiary;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof;

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through
                           (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (b) 100% of the aggregate net cash proceeds received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity


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

                                    Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                           (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
                                    (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (d) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)
                           (b) of the preceding paragraph;

                  (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) any redemption or purchase by the Company or any Restricted Subsidiary of Equity Interests or subordinated Indebtedness of either of the Company or a Restricted Subsidiary required by a Gaming Authority in order to preserve a material Gaming License; provided, that so long as such efforts do not jeopardize any material Gaming License, the Company or such Restricted Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests or subordinated Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or subordinated Indebtedness within a time period acceptable to such Gaming Authority;

                  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any calendar year; provided that any portion of such $1.0 million limit not used in any year may be carried forward for use in subsequent years; and

                  (6) Restricted Payments in an aggregate amount, taken together since the date of the indenture, of not more than $10.0 million.

         The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an officer's certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

         Incurrence of Indebtedness and Issuance of Preferred Stock

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, and the Company's Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if:

         (1) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and


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

         (2) the Weighted Average Life to Maturity of the Indebtedness is greater than the remaining Weighted Average Life to Maturity of the notes.

         The first paragraph of this covenant does not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence by the Company and any Restricted Subsidiaries of additional revolving credit Indebtedness and letters of credit under a Revolving Credit Facility in an aggregate principal amount at any one time outstanding under this clause
                  (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $30.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under the Revolving Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" provided that with respect to any Revolving Credit Facility secured by a Lien or the Collateral, the lenders under such Revolving Credit Facility have entered into an Intercreditor Agreement;

         (2) the incurrence by the Company and the Guarantors of (a) Indebtedness represented by the notes and the related Subsidiary Guarantees issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement and (b) their respective obligations arising under the Collateral Documents to the extent such obligations would represent Indebtedness;

         (3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (3), not to exceed $7.5 million at any time outstanding;

         (4) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness outstanding under the FF&E Agreements on the date of the indenture, until such amounts are repaid;

         (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses
                  (2), (3), (5), or (13) of this paragraph;


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

         (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

                  (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                  (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

         (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

         (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

         (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

         (10) reimbursement obligations with respect to letters of credit issued in the ordinary course of business, indemnifications, adjustments of purchase prices, performance bonds, appeal bonds, surety bonds, workers' compensation obligations or insurance obligations incurred in the ordinary course of business;

         (11) indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

         (12) a bond or surety obligation posted in order to prevent the loss or material impairment of a Gaming License or as


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

                  otherwise required by an order of any Gaming Authority, in each case to the extent required by applicable law and consistent in character and amount with customary industry practice; and

         (13) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $10.0 million.

         The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Revolving Credit Facilities outstanding on the date on which notes were first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

         Liens

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

         Dividend and Other Payment Restrictions Affecting Subsidiaries

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

         (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

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         (3)      transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1) the indenture, the notes, the Subsidiary Guarantees and the Collateral Documents;

         (2)      applicable law;

         (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

         (4) customary non-assignment or subletting provisions in leases entered into in the ordinary course of business and consistent with past practices;

         (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

         (6)      any  agreement  for  the  sale  or  other   disposition  of  a
                  Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

         (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

         (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

         (10) upon the conversion of an Unrestricted Subsidiary to a Restricted Subsidiary pursuant to the provisions described above under the caption "--Security," provided, that such Indebtedness was not incurred in connection with, or in contemplation of, such conversion, and such encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than the new Restricted Subsidiary.

         Merger, Consolidation or Sale of Assets

         Neither the Company nor any Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or the Guarantor is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

         (1) either: (a) the Company or the Guarantor, as applicable, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or the Guarantor, as applicable, under the notes, the indenture, the registration rights agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee;

         (3) immediately after such transaction, no Default or Event of Default exists;

         (4) such transaction would not require any Holder or Beneficial Owner of notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided, that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction;

         (5) such transaction would not result in the loss or suspension or material impairment of any of the Company's or any of its Restricted Subsidiaries' Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

         (6) in the case of a consolidation or merger of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, or in the case of a consolidation or merger of a Guarantor or the sale, assignment, transfer, conveyance or other disposition of the property or assets of a Guarantor, the Company will:

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                  (a)      have  Consolidated  Net Worth  immediately  after the
                           transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                  (b) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

         In addition, neither the Company nor any Guarantor may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

         Transactions with Affiliates

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

         (2)      the Company delivers to the trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Company's Board of Directors set forth in an officer's certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items will not be deemed Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable fees and compensation paid or issued to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business;

                  (5) sales of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company; and

                  (6)      Restricted   Payments   that  are  permitted  by  the
                           provisions of the indenture described above under the caption "--Restricted Payments."

         Additional Subsidiary Guarantees

         If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the date of the indenture, then that newly acquired or created Subsidiary will become a Guarantor, other than all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries, and execute a supplemental indenture and Collateral Documents securing the Guarantee and deliver an opinion of counsel satisfactory to the trustee within ten Business Days of the date on which it was acquired or created. Upon any conversion of a Subsidiary from an Unrestricted Subsidiary to a Restricted Subsidiary pursuant to the provisions described above under the caption "--Security," or pursuant to the definition below of "Unrestricted Subsidiary," the newly-created Restricted Subsidiary will also be subject to the requirements of the preceding sentence.

         Designation of Restricted and Unrestricted Subsidiaries

         The Company's Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the businesses currently operated by ROC, RGM, RGMC and RBH be transferred to or held by an Unrestricted Subsidiary, and provided, further that following any conversion of an Unrestricted Subsidiary that owns a Gaming Project to a Restricted Subsidiary pursuant to the provisions described above under the caption "--Security," in no event shall such Subsidiary or the Gaming Project operated by such Subsidiary be converted into, transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the
Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary as a Restricted Subsidiary if the redesignation would not cause a Default.

         Maintenance of Insurance

         Until the notes have been paid in full, the Company and the Guarantors will have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty.

         Business Activities

         The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

         Payments for Consent

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the Collateral Documents unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         Pledge of Equity Interests in ROC

         The Company will use its best efforts to obtain all required approvals necessary for the trustee to be granted a first priority security interest in the outstanding Equity Interests of ROC or any other entity that owns the Riviera Las Vegas Hotel. Upon receipt of such approvals, the Company will grant to the trustee such interest for the benefit of the Holders of the notes.

         Additional Collateral; Acquisition of Assets or Property

         Concurrently with the acquisition by the Company or any Restricted Subsidiary of any assets or property with a fair market value (as determined by the Board of Directors of the Company) in excess of $2.0 million individually or

$10.0 million in the aggregate, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws, the Company shall, or shall cause the applicable Restricted Subsidiary to:

                  (1) in the case of personal property, execute and deliver to the trustee such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the opinion of the trustee) desirable to perfect and protect the trustee's security interest in such assets or property;

                  (2) in the case of real property, execute and deliver to the trustee:

                           (a) a deed of trust or a leasehold deed of trust, as appropriate (with such modifications as are necessary to comply with applicable law) (under which such Restricted Subsidiary shall grant a security interest to the trustee in such real property and any related fixtures); and

                           (b) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

                  (3) promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

         Further Assurances

         The Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

                  (1) carry out more effectively the purposes of the Collateral Documents;

                  (2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

                  (3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the trustee under any other instrument executed in connection therewith.

         Upon the exercise by the trustee or any Holder of any power, right, privilege or remedy under the indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

         Conversion of Capital Leases

         The Company will use its reasonable efforts to convert the Capital Lease Obligations under the FF&E Agreements into leases that would be classified as operating leases in accordance with GAAP within 180 days of the date of the indenture.

Reports

         Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

         (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

         (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         In addition, following the consummation of this exchange offer, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

         Each of the following is an Event of Default:

                  (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

                  (2) default in payment when due of the principal of, or premium, if any, on the notes;

                  (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," " --Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

                  (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture or the Collateral Documents;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on or after the date of the indenture, if that default:

                           (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b)      results in the acceleration of such
                                    Indebtedness prior to its express maturity,

                           and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

                  (7) any representation or warranty made by the Company or any of its Restricted Subsidiaries in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by any of them at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

                  (8) any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any party shall so assert, or any security interest created or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

                  (9) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (10) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries; and

                  (11) the revocation or suspension of any Gaming License of the Company or any of its Restricted Subsidiaries, resulting in the cessation of operation of any of the Company's or any of its Restricted Subsidiaries' casino business for 90 days.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Subject to the terms of the Intercreditor Agreement, if any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

         Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

         The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to June 15, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes prior to June 15, 2006, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

         The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

                  (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

                  (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (3) the rights, powers, trusts, duties and immunities of the trustee, and the Company's and the Guarantor's obligations in connection therewith; and

                  (4)      the Legal Defeasance provisions of the indenture.

         In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. In addition, the Liens securing the Collateral will be released upon Legal Defeasance or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of Legal Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that
                           (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the trustee an officer's certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (7) the Company must deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

         Except as provided in the next two succeeding paragraphs, the indenture, the notes, any Subsidiary Guarantees or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

                  (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

                  (3) reduce the rate of or change the time for payment of interest on any note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);


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

                  (5) make any note payable in money other than that stated in the notes;

                  (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

                  (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

                  (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

                  (9) make any change in the preceding amendment and waiver provisions.

         Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the notes, any Subsidiary Guarantees or the Collateral Documents:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated notes in addition to or in place of certificated notes;

                  (3) to provide for the assumption of the Company's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

                  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

                  (6) to enter into additional or supplemental Collateral Documents.

Satisfaction and Discharge

         The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

                  (1)      either:


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

                           (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

                           (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

                  (4) the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

         In addition, the Company must deliver an officer's certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

         If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registration Rights; Liquidated Damages

                  The following is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of these notes. See "Available Information."

                  The Company, the Guarantors and the Initial Purchaser entered into the registration rights agreement on the date of the closing of the offering of the existing notes (June 26, 2002). Pursuant to the registration rights agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the new notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

                  If:

                           (1)      the Company and the Guarantors are not

                                    (a)     required to file the Exchange Offer
                                            Registration Statement; or

                                    (b)     permitted to consummate the Exchange
                                            Offer because the Exchange Offer is
                                            not permitted by applicable law or
                                            Commission policy; or

                           (2) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that it:


                                    (a)     is prohibited by law or Commission
                                            policy from participating in the
                                            Exchange Offer; or

                                    (b)     may not  resell the  exchange  notes
                                            acquired by it in the Exchange Offer
                                            to the public  without  delivering a
                                            prospectus    and   the   prospectus
                                            contained  in  the  Exchange   Offer
                                            Registration    Statement   is   not
                                            appropriate  or  available  for such
                                            resales; or


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

                                    (c)     is a broker-dealer and owns notes
                                            acquired directly from the Company
                                            or an affiliate of the Company,

         the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

                  The Company and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

                  For   purposes   of  the   preceding,   "Transfer   Restricted
Securities" means each existing note until:

                           (1) the date on which such note has been exchanged by a Person other than a broker-dealer for a new note in the Exchange Offer;

                           (2) following the exchange by a broker-dealer in the Exchange Offer of an existing note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

                           (3) the date on which such existing note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

                           (4) the date on which such existing note is distributed to the public pursuant to Rule 144 under the Securities Act.

                  The registration rights agreement provides that:

                           (1) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission within 45 days after the closing of the offering of the existing notes;

                           (2) the Company and the Guarantors will use their reasonable best efforts to have the
                                    Exchange Offer   Registration    Statement
                                    declared effective by the Commission within 120 days after the closing of the offering of the existing notes;

                           (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will use their reasonable best efforts to commence and consumate the Exchange Offer within 150 days closing of the offering of existing notes; and

                           (4) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will file the Shelf Registration Statement with the Commission within 30 days after such filing obligation arises and use their resonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission within 90 days after such filing deadline.

                  If:

                           (1) the Company and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or


                           (2) any such registration statements are not declared effective by the Commission by the date specified for such effectiveness; or


                           (3) the Company and the Guarantors fail to consummate the Exchange Offer by the date specified above for consummation; or


                           (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such Holder.

                  The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.

                  All accrued Liquidated Damages will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

                  Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

                  Holders   of  notes   will  be   required   to  make   certain
representations to the Company (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

                  Set forth below are certain defined terms used in the indenture. Please refer to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

                  "Acquired Debt" means, with respect to any specified Person:

                           (1)      Indebtedness of any other Person existing at
the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                           (2)      Indebtedness secured by a Lien encumbering
any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Asset Sale" means:

                           (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption " --Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant;

                           (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries; and

                           (3)      Event of Loss.

                  Notwithstanding the preceding, none of the following items will be deemed an Asset Sale:

                           (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

                           (2) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries,

                           (3) an issuance of Equity Interests by a Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

                           (4) the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;

                           (5) the sale or other disposition of cash or Cash Equivalents;

                           (6) the grant in the ordinary course of business of any non-exclusive license of intellectual property; and

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

                           (7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments."

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Board of Directors" means:

                           (1) with respect to a corporation, the board of directors of the corporation;

                           (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

                           (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                           (1)      in the case of a corporation, corporate
                                    stock;

                           (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                           (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                           (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                           (1)      United States dollars;

                           (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                           (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                           (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
                                    (2) and (3)  above  entered  into  with  any
                                    financial     institution     meeting    the
                                    qualifications   specified   in  clause  (3)
                                    above;

                           (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

                           (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

                  "Change of Control" means the occurrence of any of the following:

                           (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Controlling Person or a Related Party of a Controlling Person;

                           (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                           (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than any Controlling Person and its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares and a greater percentage of the outstanding Voting Stock of the Company than the percentage of such Voting Stock beneficially owned by the Controlling Persons and its Related Parties holding the largest such percentage;

                           (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

                           (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

                  "Collateral" has the meaning assigned to it in the Collateral Documents.

                  "Collateral Documents" means, collectively, all agreements, deeds of trust instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the trustee in the Collateral.

                  "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                           (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                           (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                           (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of



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

                                    any  deferred   payment   obligations,   the
                                    interest    component    of   all   payments
                                    associated  with Capital Lease  Obligations,
                                    commissions,  discounts  and other  fees and
                                    charges  incurred  in  respect  of letter of
                                    credit or  bankers'  acceptance  financings,
                                    and net of the effect of all  payments  made
                                    or    received     pursuant    to    Hedging
                                    Obligations),  to the  extent  that any such
                                    expense  was  deducted  in  computing   such
                                    Consolidated Net Income; plus

                           (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                           (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

  in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                           (1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary of the Person;

                           (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

                           (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

                           (4) the cumulative effect of a change in accounting principles will be excluded; and

                           (5) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries.

                  "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

                           (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

                           (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                           (1) was a member of such Board of Directors on the date of the indenture; or

                           (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

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

                  "Controlling Person" means anyone who holds more than 10% of the common stock of the Company as of April 30, 2002.

                  "Deed of Trust" means the Deed of Trust and Collateral Assignment of Rents, dated as of the date of the indenture, by the Company in favor of the collateral agent named in the indenture, as amended and supplemented from time to time.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral owned by the Company or any Restricted Subsidiary, any of the following: (a) any loss, destruction or damage of such property or asset; (b) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (c) any settlement in lieu of clause (b) above, in the case of clause (a), (b) or (c), whether in a single event or a series of related events, which results in Net Proceeds in excess of $500,000.

                  "FF&E Agreements" means:

                           (1) the Master Lease Agreement, dated December 13, 1999, by and between PDS Financial Corporation--Colorado and Riviera Black Hawk, Inc.;

                           (2) the Master Lease Agreement, dated January 14, 1999, between Matrix Funding Corporation and the Company;

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

                           (3) the Master Security Agreement, dated as of July 13, 1999, between General Electric Capital Corporation and the Company; and

                           (4) IBM Credit Corporation Conditional Sales Contract, dated September 1, 1998, between IBM and Riviera Operating Corporation.

                  "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                           (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                           (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                           (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                           (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage

Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                           (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

                           (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

                           (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Colorado Gaming Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

                  "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Company, any of its Subsidiaries or any of the Guarantors is, or may at any time after the date of the indenture, be subject.

                  "Gaming License" means every material license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including without limitation all such licenses granted under the Nevada Gaming Act, the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

                  "Gaming Project" means the project in Jefferson County, Missouri substantially as described in this Prospectus or another gaming project with final plans showing at least 1,000 slot machines on the date of opening.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Guarantors" means each of:

                           (1)      ROC, RGM, RGMC and RBH; and

                           (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                           (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                           (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                           (1)      in respect of borrowed money;

                           (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                           (3)      in respect of bankers' acceptances;

                           (4)      representing Capital Lease Obligations;

                           (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                           (6)      representing any Hedging Obligations,

         if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

                  The amount of any Indebtedness outstanding as of any date will be:

                           (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                           (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

                  "Intercompany Notes" means the intercompany notes issued by Subsidiaries of the Company in favor of the Company or a Guarantor to evidence advances by the Company or such Guarantor, in each case, in the form attached as Annex B to the indenture.

                  "Intercreditor Agreement" means the Intercreditor Agreement in the form attached to the indenture.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

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

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                           (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:
                                    (a) any Asset Sale;  or (b) the  disposition
                                    of any  securities  by such Person or any of
                                    its   Restricted    Subsidiaries    or   the
                                    extinguishment  of any  Indebtedness of such
                                    Person    or   any    of   its    Restricted
                                    Subsidiaries; and

                           (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "1999 Indenture" means the indenture, dated June 3, 1999, between RBH and IBJ Whitehall Bank & Trust Company for the 13% Notes, as amended to substitute The Bank of New York as trustee.

                  "1997 Indenture" means the indenture, dated August 13, 1997, between the Company and Norwest Bank Minnesota, N.A. for the 10% Notes, as amended to substitute Bank One as trustee.

                  "Non-Recourse Debt" means Indebtedness:

                           (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

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

                           (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an  Unrestricted  Subsidiary)
                                    would permit upon  notice,  lapse of time or
                                    both any holder of any other Indebtedness of
                                    the   Company  or  any  of  its   Restricted
                                    Subsidiaries  to  declare a default  on such
                                    other  Indebtedness  or cause the payment of
                                    the   Indebtedness   to  be  accelerated  or
                                    payable prior to its stated maturity; and

                           (3)      as to which the lenders  have been  notified
                                    in  writing  that  they  will  not  have any
                                    recourse  to  the  stock  or  assets  of the
                                    Company    or   any   of   its    Restricted
                                    Subsidiaries.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Permitted Business" means the lines of business engaged in by the Company and its Subsidiaries on the date of the indenture, and all business related, complementary, or incidental thereto, including but not limited to gaming, lodging, entertainment and food and beverage service, retail store leasing and concessions, licensing products, services and trade names, and consulting with and managing third parties who are engaged in the foregoing and similar lines of businesses.

                  "Permitted Investments" means:

                           (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

                           (2)      any Investment in Cash Equivalents;

                           (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

                                    (a)     such Person becomes a Restricted
                                            Subsidiary of the Company and a
                                            Guarantor; or

                                    (b)     such Person is merged,  consolidated
                                            or  amalgamated  with  or  into,  or
                                            transfers  or conveys  substantially
                                            all  of  its   assets   to,   or  is
                                            liquidated  into,  the  Company or a
                                            Restricted Subsidiary of the Company
                                            that is a Guarantor;

                           (4) any investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

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

                           (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                           (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to
                                    any  plan  of   reorganization   or  similar
                                    arrangement    upon   the    bankruptcy   or
                                    insolvency   of  any   trade   creditor   or
                                    customer;

                           (7)      Hedging Obligations;

                           (8) Investments in Unrestricted Subsidiaries solely for the purpose of financing or effecting the acquisition, construction and development of a Gaming Project; provided, however, that the aggregate book value of such Investments made by the Company after the date of the indenture (measured in each case as of the time of Investment) does not exceed $30.0 million; provided, further, that such Unrestricted Subsidiary does not conduct any material business operations other than those related to the acquisition, construction and development of such Gaming Project;

                           (9) any contribution of all or any portion of the Six Acre Tracts to an Unrestricted Subsidiary of the Company; and

                           (10) contribution pursuant to any keep-well or completion guarantee for a Gaming Project provided that the indebtedness incurred pursuant to such keep-well or contribution agreement could be incurred under the terms of the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock" in this indenture.

                  "Permitted Liens" means:

                           (1) Liens on specific assets of the Company and any Guarantor securing Indebtedness and other Obligations under Revolving Credit Facilities that were permitted by the terms of the indenture to be incurred;

                           (2) Liens on the assets of the Company and the Guarantees created by the indenture and the Collateral Documents securing the notes and Guarantees;

                           (3)      Liens in favor of the Company or the
                                    Guarantors;

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

                           (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

                           (5) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

                           (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                           (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the
                                    covenant         entitled         "--Certain
                                    Covenants--Incurrence  of  Indebtedness  and
                                    Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

                           (8)      Liens existing on the date of the indenture;

                           (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                           (10) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding;

                           (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

                           (12) leases, subleases, easements, licenses and rights of way not in existence on the date of the indenture and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and not impairing in any material respect the value of the Collateral; and

                           (13) Liens on any leasehold interest in the Collateral granted by the Company as permitted by this indenture, which Liens do not encumber the fee interest in the Collateral, are subordinate to the Liens created by the Collateral Documents and do not otherwise impair the value of the Collateral.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

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

                           (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                           (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                           (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                           (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Public Equity Offering" means a firmly underwritten public offering of the Company's common stock that is registered under the Securities Act.

                  "Related Party" means:

                           (1)      any controlling stockholder, 80% (or more)
owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

                           (2)     any trust, corporation, partnership or other
entity,   the  beneficiaries,   stockholders,   partners,   owners  or  Persons
beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

                  "RBH" means Riviera Black Hawk, Inc.

                  "RGM" means Riviera Gaming Management, Inc.

                  "RGMC" means Riviera Gaming Management of Colorado, Inc.

                  "ROC" means Riviera Operating Corporation.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Revolving Credit Facility" means a debt facility or commercial paper facility, in each case with banks or other institutional lenders providing for revolving credit loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Six Acre Tracts" shall have the meaning specified in the Deed of Trust.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any specified Person:

                           (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                           (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                  "10% Notes" means the Company's 10% First Mortgage Notes due 2004.

                  "13% Notes" means the 13% First Mortgage Notes due 2005 With Contingent Interest of RBH.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company (other than ROC, RGM, RGMC and RBH or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                           (1)      has no Indebtedness other than Non-Recourse
                                    Debt;

                           (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                           (3) is a Person with respect to which neither the Company nor any of its Restricted
                                    Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                           (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                           (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption " --Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;
(2) no Default or Event of Default would be in existence following such designation; and (3) the provisions of the covenant entitled "--Additional Subsidiary Guarantees" have been satisfied with respect to such Subsidiary.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                           (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by
                                    (b) the number of years  (calculated  to the
                                    nearest   one-twelfth)   that  will   elapse
                                    between such date and the making of such payment; by

                           (2) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                       GOVERNMENT REGULATION AND LICENSING

Nevada

Nevada Gaming Authority

                  The ownership and operation of casino gaming facilities in Nevada are subject to: (a) The Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act") and (b) various local ordinances and regulations. Our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada Gaming Control Board (the "Nevada Board") and the Clark County Liquor and Gaming Licensing Board (the "Clark County Board"), collectively referred to as the "Nevada Gaming Authorities."

                  The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (a) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time and in any capacity; (b) the establishment and maintenance of responsible accounting practices and procedures; (c) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (d) the prevention of cheating and fraudulent practices; and (e) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on our gaming operations.

                  Riviera Operating Corporation is required to be licensed by the Nevada Gaming Authorities. The gaming license held by Riviera Operating Corporation requires the periodic payment of fees and taxes and is not transferable. Riviera Operating Corporation is also licensed as a manufacturer and distributor of gaming devices. Such licenses also require the periodic payment of fees and are not transferable. We are registered by the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and have been found suitable to own the stock of Riviera Operating Corporation. Riviera Operating Corporation is a corporate licensee ("Corporate Licensee") under the terms of the Nevada Act. As a Registered Corporation, we are required periodically to submit detailed financial and operating reports to the Nevada Commission and to furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or receive any percentage of profits from, a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. We and Riviera Operating Corporation have obtained from the Nevada Gaming Authorities, the various registrations, approvals, permits, findings of suitability and licenses required in order to engage in gaming activities and manufacturing and distribution activities in Nevada.

                  All gaming devices that are manufactured,  sold or distributed for use or play in Nevada, or for distribution outside of Nevada, must be manufactured by licensed manufacturers, distributed or sold by licensed distributors and approved by the Nevada Commission. The approval process includes rigorous testing by the Nevada Board, a field trial and a determination as to whether the gaming device meets strict technical standards that are set forth in the regulations of the Nevada Gaming Authorities. Associated equipment must be administratively approved by the Chairman of the Nevada Board before it is distributed for use in Nevada.

                  The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, us or Riviera Operating Corporation in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of Riviera Operating Corporation must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Our officers, directors and key employees who are actively and directly involved in the gaming activities of Riviera Operating Corporation may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Any change in a corporate position by a licensed person must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

                  If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us or Riviera Operating Corporation, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require us or Riviera Operating Corporation to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

                  We and Riviera Operating Corporation are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by Riviera Operating Corporation must be reported to or approved by the Nevada Commission.

                  If the Nevada Commission determined that the Nevada Act was violated by Riviera Operating Corporation, the gaming license it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, we or Riviera Operating Corporation and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the casino and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming license of Riviera Operating Corporation or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect our gaming operations.

                  Any beneficial holder of our voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of our voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder who must be found suitable is a corporation, partnership, limited liability company or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

                  The Nevada Act requires any person who acquires more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of our voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of our voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds our voting securities for investment purposes only. An institutional investor shall not be deemed to hold our voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or any of our gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding our voting securities for investment purposes only. Activities which are deemed to be consistent with holding our voting securities for investment purposes only include: (a) voting on all matters voted on by stockholders; (b) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (c) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of our voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

                  Any  person  who fails or  refuses  to apply for a finding  of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We are subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or Riviera Operating Corporation, we (a) pay that person any dividend or interest upon voting our securities, (b) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (c) pay remuneration in any form to that person for services rendered or otherwise, or
(d) fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value. Additionally, the Clark County Board has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

                  The Nevada  Commission  may,  in its  discretion,  require the holder of any of our debt or similar securities to file applications, be investigated and be found suitable to own our debt security of a Registered
Corporation, if it has reason to believe that such ownership would be inconsistent with the declared policies of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, we can be sanctioned, including the loss of our approvals, if without the prior approval of the Nevada Commission, we (a) pay to the unsuitable person any dividend, interest, or any distribution whatsoever;
(b) recognize any voting right by such unsuitable person in connection with such securities; (c) pay the unsuitable person remuneration in any form; or (d) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

                  We and Riviera Operating Corporation are required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require our stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on us.

                  We may not make a public offering of our securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. The approval, if given, does not constitute a finding, recommendation of approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merit of the securities. Any representation to the contrary is unlawful. The exchange offer of registered debt securities for the notes will constitute a public offering as defined in the Nevada Act and will require the prior approval of the Nevada Commission upon the recommendation of the Nevada Board. In addition, (a) a Corporate Licensee may not guarantee a security issued by a Registered Corporation pursuant to a public offering, or hypothecate its assets to secure the payment or performance of the obligations evidenced by such a security, without the prior approval of the Nevada Commission, (b) the pledge of the stock of a Corporate Licensee ("Stock Pledge"), such as Riviera Operating Corporation, is void without the prior approval of the Nevada Commission, and (c) restrictions upon the transfer of an equity security issued by a Corporate Licensee or Intermediary company and agreements not to encumber such securities (collectively, "Stock Restrictions") are ineffective without the prior approval of the Nevada Commission. We have filed an application for approval of the exchange offer and for the approval of the issuance of a guarantee by, and the hypothecation of the assets of, Riviera Operating Corporation, and for approval of a Stock Pledge and Stock Restrictions. No assurance can be given that such approvals will be granted or, if granted, that such approvals will be given on a timely basis.

          Changes in control of us through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

                  The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming Licensees and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established regulations to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (a) assure the financial stability of corporate gaming Licensees and their affiliates; (b) preserve the beneficial aspects of conducting business in the corporate form; and (c) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

                  License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the county in which the Riviera Operating Corporation operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (a) a percentage of the gross revenues received; (b) the number of gaming devices operated; or (c) the number of table games operated. A casino



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entertainment  tax is also  paid by casino  operations  where  entertainment  is furnished in connection with the selling of food, refreshments or merchandise. Nevada Licensees that hold a license to manufacture and distribute slot machines and gaming devices, such as Riviera Operating Corporation, also pay certain fees and taxes to the State of Nevada.

                  Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, have contact with or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

Other Nevada Regulation

                  The sale of alcoholic beverages at Riviera Las Vegas is subject to licensing, control and regulation by the Clark County Board. All licenses are revocable and are not transferable. The Clark County Board has full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse affect upon the operations of Riviera Operating Corporation.

Colorado

Colorado Gaming and Liquor Regulation

Summary

         In general, we, Riviera Black Hawk, our principal executive officers and any of our employees who are involved in our gaming operations are required to be found suitable for licensure by the Colorado Gaming Commission. Colorado also requires that significant stockholders of 5% or more of our stock be certified as suitable for licensure. Riviera Black Hawk's original retail gaming license was approved by the Colorado Gaming Commission on November 18, 1999, and has been successfully renewed each subsequent year.

Background

         Pursuant to an amendment to the Colorado Constitution, limited stakes gaming became lawful in the cities of Central City, Black Hawk and Cripple Creek on October 1, 1991. Limited stakes gaming means a maximum single bet of five dollars on slot machines and in the card games of blackjack and poker.


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         Limited stakes gaming is confined to the commercial  districts of these cities as defined by Central City on October 7, 1981, by Black Hawk on May 4, 1978, and by Cripple Creek on December 3, 1973. In addition, the Colorado Amendment restricts limited stakes gaming to structures that conform to the architectural styles and designs that were common to the areas prior to World War I, and which conform to the requirements of applicable city ordinances regardless of the age of the structures. Under the Colorado Amendment, no more than 35% of the square footage of any building and no more than 50% of any one floor of any building may be used for limited stakes gaming. Persons under the age of 21 cannot participate in limited stakes gaming. The Colorado Amendment also prohibits limited stakes gaming between the hours of 2:00 a.m. and 8:00 a.m., and allows limited stakes gaming to occur in establishments licensed to sell alcoholic beverages.

         Further, the Colorado Act provides that, in addition to any other applicable license fees, up to a maximum of 40% of the total amounts wagered less payouts to players may be paid by a licensee to the state of Colorado as tax for the privilege of conducting limited stakes gaming. Such percentage is to be established by the Colorado Commission annually.

         The Colorado Act declares public policy on limited stakes gaming to be that: (1) the success of limited stakes gaming is dependent upon public confidence and trust that licensed limited stakes gaming is conducted honestly and competitively; the rights of the creditors of licensees are protected; gaming is free from criminal and corruptive elements; (2) public confidence and trust can be maintained only by strict regulation of all persons, locations, practices, associations and activities related to the operation of licensed gaming establishments and the manufacture or distribution of gaming devices and equipment; (3) all establishments where limited gaming is conducted and where gambling devices are operated, and all manufacturers, sellers and distributors of certain gambling devices and equipment must therefore be licensed, controlled and assisted to protect the public health, safety, good order and the general welfare of the inhabitants of the state to foster the stability and success of limited stakes gaming and to preserve the economy, policies and free competition in Colorado; and (4) no applicant for a license or other affirmative commission approval has any right to a license or to the granting of the approval sought. Any license issued or other commission approval granted pursuant to the provisions of the Colorado Act is a revocable privilege, and no holder acquires any vested rights therein.

Regulatory Structure

         The Colorado Act subjects the ownership and operation of limited stakes gaming facilities in Colorado to extensive licensing and regulation by the Colorado Commission. The Colorado Commission has full and exclusive authority to promulgate, and has promulgated, rules and regulations governing the licensing, conducting and operating of limited stakes gaming. The Colorado Act also created the Colorado Division of Gaming within the Colorado Revenue Department to license, regulate and supervise the conduct of limited stakes gaming in Colorado. The division is supervised and administered by the Director of the Division of Gaming.


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Gaming Licenses

         The Colorado Commission may issue:

                  o        slot machine manufacturer or distributor,

                  o        operator,

                  o        retail gaming,

                  o        support, and

                  o        key employee gaming licenses.

         The first three licenses require annual renewal by the Colorado Commission. Support and key employee licenses are issued for two-year periods and are renewable by the Director of the Division of Gaming. The Colorado Commission has broad discretion to condition, suspend for up to six months, revoke, limit or restrict a license at any time and also has the authority to impose fines.

         While the process of a background check for a support license is limited to a criminal history record check and such cursory examination as the Division of Gaming may feel appropriate, an applicant for any of the other four gaming licenses must complete comprehensive application forms, pay required fees and provide all information required by the Colorado Commission and the Division of Gaming. Prior to licensure, applicants must satisfy the Colorado Commission that they are suitable for licensing. Applicants have the burden of proving their qualifications and must pay the full cost of any background investigations. There is no limit on the cost of such background investigations.

         Gaming employees must hold either a support or key employee license. Every retail gaming licensee must have a key employee licensee in charge of all limited stakes gaming activities when limited stakes gaming is being conducted. The Colorado Commission may determine that a gaming employee is a key employee and, require that such person apply for a key employee license.

         A retail gaming license is required for all persons conducting limited stakes gaming on their premises. In addition, an operator license is required for all persons who engage in the business of placing and operating slot machines on the premises of a retailer. However, a retailer is not required to hold an operator license. No person may have an ownership interest in more than three retail gaming licenses. A slot machine manufacturer or distributor license is required for all persons who manufacture, import and distribute slot machines in Colorado.

         The Colorado Regulations require that every officer, director, and stockholder of private corporations or equivalent office or ownership holders for non-corporate applicants, and every officer, director or stockholder holding either a 5% or greater interest or controlling interest of a publicly traded corporation or owners of an applicant or licensee shall be a person of good moral character and submit to a full background investigation conducted by the Division of Gaming and the Colorado Commission, to such extent as may be deemed


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necessary by the Division. The Colorado Commission may require any person having an interest in a license to undergo a full background investigation and pay the cost of investigation in the same manner as an applicant for the license.

         Persons found unsuitable by the Colorado Commission may be required immediately to terminate any interest, association, or agreement with or relationship to a licensee. A finding of unsuitability with respect to any officer, director, employee, associate, lender or beneficial owner of a licensee or applicant also may jeopardize the licensee's license or the applicant's application. A license approval may be conditioned upon the termination of any relationship with unsuitable persons. A person may be found unsuitable because of prior acts, associations or financial conditions. Acts that would lead to a finding of unsuitability are those that would violate the Colorado Act or the Colorado Regulations or that contravene the legislative purpose of the Colorado Act.

Duties of Licensees

         An applicant or licensee must report to the Division of Gaming or Colorado Commission all leases on or concerning the licensed premises not later than 30 days after the effective date of the lease. Also, an applicant or a licensee, upon the request of the Colorado Commission or the Division Director, must submit copies of all written gaming contracts and summaries of all oral gaming contracts to which it is or intends to become a party. The Division Director or the Colorado Commission may require changes in the lease or gaming contract before an applicant is approved or participation in such agreement is allowed or may require termination of the lease or gaming contract.

         The Colorado Act and the Colorado Regulations require licensees to maintain detailed records that account for all business transactions. Records must be furnished upon demand to the Colorado Commission, the Division of Gaming and other law enforcement authorities. The Colorado Regulations also establish extensive playing procedures and rules of play for poker, blackjack and slot machines. Retail gaming licenses must adopt comprehensive internal control procedures. Such procedures must be approved in advance by the Division of Gaming and include the areas of accounting, surveillance, security, cashier operations, key control and fill and drop procedures, among others. No gaming devices may be used in limited stakes gaming without the approval of the Division Director or the Colorado Commission.

         Licensees have a continuing duty to report immediately to the Division of Gaming the name, date of birth and social security number of all persons who obtain an ownership, financial or equity interest in the licensee of 5% or greater, who have the ability to control the licensee, who have the ability to exercise significant influence over the licensee or who loan any money or other thing of value to the licensee. Licensees must report to the Division of Gaming all gaming licenses, and all applications for gaming licenses, in foreign jurisdictions, held or applied for by the licensee.

         With limited exceptions applicable to licensees that are publicly traded entities, no person may sell, lease, purchase, convey or acquire any interest in a retail gaming or operator license or business without the prior approval of the Colorado Commission.


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         All agreements,  contracts, leases, or arrangements in violation of the
Colorado Amendment, the Colorado Act or the Colorado Regulations are void and unenforceable.

Taxes, Fees and Fines

         The Colorado Constitution permits an annual tax on limited gaming proceeds of up to 40% on the total amount wagered less all payouts to players. With respect to games of poker, the tax is calculated based on the sums wagered which are retained by the licensee as compensation. Annually during April, May and June, the Colorado Commission, as mandated by the Colorado Regulations, shall conduct rule-making hearings concerning the gaming tax rate and device fee rate for the subsequent gaming year. However, rigid compliance with the Colorado Regulations is not mandatory and shall in no way be construed to limit the time periods or subject matters which the Colorado Commission may consider in determining the various tax rates. Currently, the gaming tax is:

         o        .25% on the first $2 million of these amounts;

         o        2% on amounts from $2 million to $4 million;

         o        4% on amounts from $4 million to $5 million;

         o        11% on amounts from $5 million to $10 million;

         o        16% on amounts from $10 million to $15 million; and

         o        20% on amounts over $15 million.

         The tax rate structure has remained relatively stable throughout the existence of limited gaming within the state. The Colorado Commission has eliminated the annual device fee for gaming device machines, blackjack tables and poker tables.

         The municipality of Black Hawk assesses an annual device fee of $62.50 per device on all devices exceeding 50. There is no statutory limit on state or city device fees, which may be increased at the discretion of the Colorado Commission or the city. In addition, a business improvement fee of as much as $7.42 per device and a monthly transportation authority device fee of $8.84 per device also may apply depending upon the location of the licensed premises in Black Hawk.

         Black Hawk also imposes taxes and fees on other aspects of the businesses of gaming licensees, such as parking, alcoholic beverage licenses and other municipal taxes and fees. Significant increases in these fees and taxes, or the imposition of new taxes and fees, may occur.

         Violation of the Colorado Gaming Act or the Colorado Regulations constitutes a class 1 misdemeanor which may subject the violator to fines or incarceration or both. A licensee who violates the Colorado Gaming Act or Colorado Regulations is subject to suspension of the license for a period of up to six months, fines or both, or to license revocation.


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Requirements for Publicly Traded Corporations

         The Colorado Commission has enacted Rule 4.5, which imposes requirements on publicly traded corporations holding gaming licenses in Colorado and on gaming licenses owned directly or indirectly by a publicly traded corporation, whether through a subsidiary or intermediary company. The term "publicly traded corporation" includes corporations, firms, limited liability companies, trusts, partnerships and other forms of business organizations. Such requirements automatically apply to any ownership interest held by a publicly traded corporation, holding company or intermediary company thereof, where the ownership interest directly or indirectly is, or will be upon approval of the Colorado Commission, 5% or more of the entire licensee. In any event, if the Colorado Commission determines that a publicly traded corporation, or a subsidiary, intermediary company or holding company has the actual ability to exercise influence over a licensee, regardless of the percentage of ownership possessed by said entity, the Colorado Commission may require the entity to comply with the disclosure regulations contained in Rule 4.5.

         Under Rule 4.5, gaming licensees, affiliated companies and controlling persons commencing a public offering of voting securities must notify the Colorado Commission no later than ten business days after the initial filing of a registration statement with the Securities and Exchange Commission. Licensed publicly traded corporations are also required to send proxy statements to the Division of Gaming within five days after their distribution. Licensees to whom Rule 4.5 applies must include in their charter documents provisions that: restrict the rights of the licensees to issue voting interests or securities except in accordance with the Colorado Gaming Act and the Colorado Regulations; limit the rights of persons to transfer voting interests or securities of licensees except in accordance with the Colorado Gaming Act and the Colorado Regulations; and provide that holders of voting interests or securities of licensees found unsuitable by the Colorado Commission may, within 60 days of such finding of unsuitability, be required to sell their interests or securities back to the issuer at the lesser of the cash equivalent of the holders' investment or the market price as of the date of the finding of unsuitability. Alternatively, the holders may, within 60 days after the finding of unsuitability, transfer the voting interests or securities to a suitable person, as determined by the Colorado Commission. Until the voting interests or securities are held by suitable persons, the issuer may not pay dividends or interest, the securities may not be voted, they may not be included in the voting or securities of the issuer, and the issuer may not pay any remuneration in any form to the holders of the securities.

         Pursuant to Rule 4.5, persons who acquire direct or indirect beneficial ownership of

                  o 5% or more of any class of voting securities of a publicly traded corporation that is required to include in its articles of organization the Rule 4.5 charter language provisions or

                  o 5% or more of the beneficial interest in a gaming licensee directly or indirectly through any class of voting securities of any holding company or intermediary company of a licensee, referred to as qualifying persons, shall notify the Division of Gaming within 10 days of such acquisition, are required to submit all requested information and are subject to a finding of


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suitability  as required by the Division of Gaming or the  Colorado  Commission.
Licensees also must notify any qualifying persons of these requirements. A qualifying person other than an institutional investor whose interest equals 10% or more must apply to the Colorado Commission for a finding of suitability within 45 days after acquiring such securities. Licensees must also notify any qualifying persons of these requirements. Whether or not notified, qualifying persons are responsible for complying with these requirements.

         A qualifying person who is an institutional investor under Rule 4.5 and who, individually or in association with others, acquires, directly or indirectly, the beneficial ownership of 15% or more of any class of voting securities must apply to the Colorado Commission for a finding of suitability within 45 days after acquiring such interests.

         The  Colorado   Regulations   also  provide  for  exemption   from  the
requirements for a finding of suitability when the Colorado Commission finds such action to be consistent with the purposes of the Colorado Act.

         Pursuant to Rule 4.5, persons found unsuitable by the Colorado Commission must be removed from any position as an officer, director, or employee of a licensee, or from a holding or intermediary company. Such unsuitable persons also are prohibited from any beneficial ownership of the voting securities of any such entities. Licensees, or affiliated entities of licensees, are subject to sanctions for paying dividends or distributions to persons found unsuitable by the Colorado Commission, or for recognizing voting rights of, or paying a salary or any remuneration for services to, unsuitable persons. Licensees or their affiliated entities also may be sanctioned for failing to pursue efforts to require unsuitable persons to relinquish their interest. The Colorado Commission may determine that anyone with a material relationship to, or material involvement with, a licensee or an affiliated company must apply for a finding of suitability or must apply for a key employee license.

Alcoholic Beverage Licenses

         The sale of alcoholic beverages in gaming establishments is subject to strict licensing, control and regulation by state and local authorities. Alcoholic beverage licenses are revocable and nontransferable. State and local licensing authorities have full power to limit, condition, suspend for as long as six months or revoke any such licenses. Violation of state alcoholic beverage laws may constitute a criminal offense resulting in incarceration, fines, or both.

         There are various classes of retail liquor licenses which may be issued under the Colorado Liquor Code. A gaming licensee may sell malt, vinous or spirituous liquors only by the individual drink for consumption on the premises. Even though a retail gaming licensee may be issued various classes of retail liquor licenses, such gaming licensee may only hold liquor licenses of the same class. An application for an alcoholic beverage license in Colorado requires notice, posting and a public hearing before the local liquor licensing authority prior to approval of the same. The Colorado Department of Revenue's Liquor Enforcement Division must also approve the application. Riviera Black Hawk's hotel and restaurant license has been approved by both the local licensing authority and the State Division of Liquor Enforcement.


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Federal Registration

         Riviera Operating Corporation is required to annually file with the Attorney General of the United States in connection with the sales, distribution, or operations of slot machines. All requisite filings for the present year have been made.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to one year from the exchange offer, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, through January 23, 2003 (90 days after commencement of this exchange offer), all dealers effecting transactions in the new notes must deliver a prospectus.

         We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be resold from time to time in over-the-counter market transactions, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers, or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed an "underwriter" under the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act.

         For up to one year from the closing of the exchange offer, we will promptly send additional copies of this Prospectus and (any amendment or supplement) to any broker-dealer that requests such documents. We have agreed to pay expenses incidental to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

         Broker-dealers that acquired existing notes directly from us in the initial offering and not as a result of market-making or trading activities can not use this Prospectus in connection with resales of the new notes. Absent an exemption, such broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with such resales. Under certain of these and other circumstances described in the registration rights agreement, we have agreed to file with the Securities and Exchange


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Commission a shelf registration statement to cover resales. (See "Description of
Notes - Registration Rights; Liquidated Damages.")

                                  LEGAL MATTERS

     Certain legal matters regarding the validity of the new notes will be passed upon for us by Gordon & Silver, Ltd., Las Vegas, Nevada. Jeffrey A. Silver, a shareholder in Gordon & Silver, Ltd., is a member of our Board of Directors. Mr. Silver beneficially owns 5,800 shares of our common stock. Certain matters with respect to Colorado law will be passed upon for us by Robinson, Waters & O'Dorisio, P.C., Denver, Colorado. Certain matters with respect to Nevada gaming law will be passed upon for us by Schreck Brignone Godfrey, Las Vegas, Nevada.

                                   EXPERTS

         The consolidated financial statements of Riviera Holdings Corporation as of December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing elsewhere in this Prospectus, and have been so included in reliance upon the reports of such firm given upon its authority as an expert in accounting and auditing.

                              AVAILABLE INFORMATION

         We file annual and quarterly reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0300 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers, including us, that file electronically with the Securities and Exchange Commission are also available to the public from the Securities and Exchange Commission's Web site at http://www.sec.gov.

         We have filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act with respect to the new notes offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information about us and the new notes, we refer you to the Registration Statement, including the related exhibits and schedules.

         Potential investors may obtain a copy of the indenture, registration rights agreement and other documents described herein as being available from us, without charge, by writing to us at Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

         We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this Prospectus. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes offered hereby in any jurisdiction where it is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since such date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Our  Annual  Report  on Form  10-K for the year  ended  December 31,  2001,
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, and Current Reports on Form 8-K filed with the Securities and Exchange Commission in 2002 on February 4, 11 and 12, April 22, June 6, 21, 27 and 28, July 31 and September 19 are hereby incorporated by reference. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this exchange offer shall be deemed incorporated by reference in this Prospectus and a part hereof from the date we file those documents. The statements in this Prospectus shall be deemed modified or superseded to the extent that a statement in any subsequently filed document which is deemed incorporated by reference herein modifies or supersedes such statements. Any such statements so modified or superseded shall not be deemed a part of this Prospectus, except as so modified or superseded.

     We will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto). Requests for such copies should be directed to our principal office: Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109,
Attention: Chief Financial Officer (telephone: (702) 734-5110).





                          RIVIERA HOLDINGS CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                            Page

INDEPENDENT AUDITORS' REPORT..............................................................   F-2

CONSOLIDATED  FINANCIAL  STATEMENTS  AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
   2002 AND FOR THE SIX MONTHS  ENDED JUNE 30, 2001  (UNAUDITED),  AND AS OF AND
   FOR THE  YEARS  ENDED  DECEMBER  31,  2001 AND  2000  AND FOR THE YEAR  ENDED
   DECEMBER 31, 1999:

   Balance Sheets.........................................................................   F-3

   Statements of Operations...............................................................   F-4

   Statements of Stockholders' Equity.....................................................   F-5

   Statements of Cash Flows...............................................................   F-6

   Notes to Consolidated Financial Statements.............................................   F-8

                          INDEPENDENT AUDITORS' REPORT




Riviera Holdings Corporation
Las Vegas, Nevada

         We have audited the accompanying consolidated balance sheets of Riviera Holdings Corporation and subsidiaries (the "Company") as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

February 12, 2002
Las Vegas, Nevada



                          RIVIERA HOLDINGS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      (In Thousands, Except Share Amounts)

                                                                                        June 30, 2002             December 31,
                                                                                                              2001           2000
                                                                                                          ------------   --------
                                                                                         (Unaudited)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents....................................................         $    21,974      $   46,606      $  52,174
   Accounts receivable, net.....................................................               2,921           3,528          5,548
   Inventories..................................................................               1,807           2,253          3,342
   Prepaid expenses and other assets............................................               3,493           3,083          4,599
   Treasury bills held to retire debt...........................................             226,632                          4,599
                                                                                        ------------     -----------    -----------
      Total current assets......................................................             256,827          55,470         65,663

PROPERTY AND EQUIPMENT, Net.....................................................             195,060         200,531        207,030

OTHER ASSETS, Net...............................................................              18,638           6,728          8,128

DEFERRED INCOME TAXES, Net......................................................               5,089           5,089          2,889
                                                                                        ------------     -----------    -----------
TOTAL...........................................................................         $   475,614      $  267,818      $ 283,710
                                                                                         ===========      ==========      =========



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt............................................         $     3,297      $    3,151      $   2,871
   Accounts payable.............................................................              10,517           8,200          9,731
   Accrued interest.............................................................                 343           8,084          7,727
   Accrued expenses.............................................................              13,040          14,740         16,731
   Bonds(including accrued interest payable of $7,434) to be retired with
   U.S. Treasury Bills..........................................................             217,374
                                                                                         -----------     -----------    -----------
      Total current liabilities.................................................             244,571          34,175         37,060
                                                                                         -----------     -----------    -----------
OTHER LONG-TERM LIABILITIES.....................................................               7,766           7,391          6,533
                                                                                         -----------     -----------    -----------
LONG-TERM DEBT, Net of current portion..........................................             218,234         217,288        223,172
                                                                                         -----------     -----------        -------

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY:
   Common stock ($.001 par value; 20,000,000 shares authorized; 5,106,776 shares
      issued at June 30, 2002 and December 31, 2001 and 2000, respectively).....                   5               5              5
   Additional paid-in capital...................................................              13,485          13,485         13,446
   Treasury stock (1,653,594, 1,674,144 and 1,431,648 shares at June 30, 2002 and
      December 31, 2001 and 2000, respectively).................................             (11,145)        (11,246)        (9,633)
   Retained earnings............................................................               2,798           6,720         13,127
                                                                                         ------------    -----------    -----------
      Total stockholders' equity................................................               5,143           8,964         16,945
                                                                                         ------------    -----------    -----------
TOTAL...........................................................................         $   475,614      $  267,818      $ 283,710
                                                                                         ===========      ==========      =========




                    See notes to consolidated financial statements.



                          RIVIERA HOLDINGS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)

                                                                Six Months Ended
                                                             June 30,     June 30,
                                                               2002         2001                Year Ended December 31,
                                                           ------------ ------------     ---------------------------------
                                                                                           2001           2000          1999
                                                                                           ----           ----          ----
                                                                  (Unaudited)
REVENUES:
   Casino................................................    $  54,926    $ 58,314    $   114,039    $  107,693     $   73,181
   Rooms.................................................       21,386      24,471         44,255        43,819         39,899
   Food and beverage.....................................       16,378      16,410         31,256        30,756         25,117
   Entertainment.........................................        8,580      11,763         20,692        24,526         20,994
   Other.................................................        4,251       4,928          9,119        10,538         11,713
                                                           -----------    --------    -----------    ----------     ----------

        Total revenues...................................      105,521     115,886        219,361       217,332        170,904
   Less promotional allowances...........................      (9,169)      (8,858)        17,330        15,801         13,636
                                                           ----------     --------    -----------    ----------     ----------

        Net revenues.....................................       96,352     107,028        202,031       201,531        157,268
                                                           -----------    --------    -----------    ----------     ----------

COSTS AND EXPENSES:
   Direct costs and expenses of operating departments:
      Casino.............................................       29,186      32,111         62,845        57,450         42,306
      Rooms..............................................       11,726      12,228         23,339        23,364         21,909
      Food and beverage..................................       10,635      11,002         21,426        21,372         18,307
      Entertainment......................................        5,674       8,386         14,900        18,959         16,271
      Other..............................................        1,421       1,609          3,068         3,146          3,228
   Other operating expenses:
      General and administrative.........................       19,363      21,420         42,239        41,312         29,568
      Preopening expenses--Black Hawk, Colorado, project..           0           0                        1,222            595
      Depreciation and amortization......................        8,949       8,546         17,243        17,827         13,991
                                                           -----------    --------    -----------    ----------     ----------

        Total costs and expenses.........................       86,954      95,302        185,060       184,652        146,175
                                                           -----------    --------    -----------    ----------     ----------

INCOME FROM OPERATIONS...................................        9,398      11,726         16,971        16,879         11,093
                                                           -----------    --------    -----------    ----------     ----------

OTHER (EXPENSE) INCOME:
   Interest expense......................................       (13,169)    (13,453)      (26,864)      (27,805)       (23,448)
   Interest expense - bonds held for retirement..........          (364)
   Interest income.......................................           229         675         1,274         2,429          2,255
   Interest capitalized..................................                                                   616          4,733
   Other, net............................................           (16)        (31)          (28)        1,171         (1,963)
                                                               ---------   ----------  -----------    ----------     ----------

        Total other expense..............................       (13,320)     (12,809)     (25,618)      (23,589)       (18,423)
                                                              ----------    ----------  -----------    ----------     ----------

LOSS BEFORE BENEFIT FOR INCOME TAXES.....................        (3,922)      (1,083)      (8,647)       (6,710)        (7,330)
BENEFIT FOR INCOME TAXES.................................                       (355)      (2,240)       (2,495)        (4,461)
                                                              ----------  ----------  -----------    ----------     ----------
NET LOSS.................................................     $  (3,922)   $    (728) $    (6,407)   $   (4,215)    $   (2,869)
                                                               =========    ==========  ===========    ==========     ==========

EARNINGS (LOSS) PER SHARE DATA:
   Loss per share--
      Basic and diluted..................................    $   (1.14)    $ (0.20)  $     (1.79)   $    (1.05)    $    (0.58)
                                                             =========     =========  ===========    ==========     ==========
   Weighted-average common shares outstanding............        3,444        3,670         3,573         4,013          4,978
                                                           ===========    =========   ===========    ==========     ==========
   Weighted-average common and common equivalent shares..        3,444        3,670         3,573         4,013          4,978
                                                           ===========    =========   ===========    ==========     ==========



               See notes to consolidated financial statements.



                          RIVIERA HOLDINGS CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  (Dollars In Thousands, Except Share Amounts)




                                                                                                             Notes
                                                         Additional                                         Receivable
                                                           Paid-In     Retained                                from
                                        Common Stock       Capital     Earnings       Treasury Stock         Employee
                                      Shares     Amount                               Shares      Amount   Shareholders Total

BALANCE, JANUARY 1, 1999......... 5,107,676  $     5     $ 13,457      $ 20,211       (34,300) $  (167)     $  (3)     $33,503
   Refunds on employee stock
      purchases..................     (900)                   (11)                                              3          (8)
   Purchase of treasury stock....                                                   (549,455)  (2,948)                 (2,948)
   Net loss......................                                        (2,869)                                       (2,869)
                                  --------   ----------  --------      ---------   ----------- --------   --------     -------

BALANCE, DECEMBER 31, 1999....... 5,106,776        5       13,446        17,342     (583,755)  (3,115)                 27,678
   Purchase of treasury stock....                                                   (847,893)  (6,518)                 (6,518)
   Net loss......................                                        (4,215)                                       (4,215)
                                  --------   --------    --------      ---------   ---------   --------   --------     -------

BALANCE, DECEMBER 31, 2000....... 5,106,776        5       13,446        13,127    (1,431,648)  (9,633)                 16,945
   Purchase of treasury stock,
      general                                                                       (158,437)    (993)                   (993)
   Purchase of treasury stock,
      deferred compensation trust                                                   (118,091)    (786)                   (786)
   Issuance of restricted stock..                              39                     34,032      166                     205
   Net loss......................                                        (6,407)                                       (6,407)
                                  --------   --------     --------      ---------   ---------   --------   --------      ------

BALANCE, DECEMBER 31, 2001....... 5,106,776        5       13,485         6,720    (1,674,144) (11,246)                  8,964
   Issuance of restricted stock
      (unaudited)................                                                      20,550      101                     101
   Net loss (unaudited)..........                                        (3,922)                                        (3,922)
                                  --------   --------     --------      ---------   ---------   --------   --------      ------

BALANCE, JUNE 30, 2002
   (Unaudited)................... 5,106,776  $     5     $ 13,485      $  2,798    (1,653,594) $(11,145)    $   --     $ 5,143
                                  =========  --------     ========      ========    ==========  =========    ======      ======



                 See notes to consolidated financial statements



                          RIVIERA HOLDINGS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                Six Months Ended
                                                                June 30,  June 30,                        Year Ended
                                                                   2002     2001                        December 31,
                                                                                   -----------------------------------------------
                                                                 (Unaudited)                    2001           2000           1999
                                                                                                ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss.............................................        $(3,922)  $    (728)          $(6,407)       $(4,215)       $(2,869)
   Adjustments to reconcile net loss to net cash (used
      in) provided by operating activities:
      Gain on sale of equipment.........................                                                                        (55)
      Depreciation and amortization.....................          8,949       8,546            17,243         17,827         13,991
      Provision for bad debts...........................           (345)        139               225            326            297
      Provision for gaming discounts....................            (48)        (21)              (70)            45
      Interest expense..................................         13,533      13,453            26,864         27,805         23,448
      Interest paid.....................................        (12,123)    (11,796)          (23,490)       (24,410)       (20,132)
      Interest capitalized on construction projects.....                                                        (616)        (4,733)
      Changes in operating assets and liabilities:
        Decrease (increase) in accounts receivable, net.          1,000       1,802             1,865           (877)            50
        Increase in Interest receivable on U.S. Treasury
            Bills purchased to retire bonds.............            (57)
        Decrease (increase) in inventories..............            445         795             1,089             90           (705)
        (Increase) decrease in prepaid expenses and
           other assets.................................           (410)        304             1,516           (607)            39
        (Increase)decrease in accounts payable..........          1,400         (48)           (1,748)        (2,071)          (884)
        (Decrease) increase in accrued liabilities......           (969)     (4,820)           (2,420)         7,348          1,896
        Increase in other long-term liabilities deferred
           compensation plan obligation.................            105         494               579
        Decrease in deferred tax assets.................                       (355)           (2,200)        (2,534)        (3,478)
        Decrease in other long-term liabilities slot
           annuities payable............................                                                          (3)           (55)
        (Decrease) increase in other long-term
           liabilities non-qualified pension plan
           obligation to CEO upon retirement............           (250)       (250)             (500)         1,247            (61)
                                                               --------    ----------        ---------      ----------   -----------
           Net cash (used in) provided by operating
              activities................................          7,308       7,515            12,546         19,355          6,749
                                                                --------     -------         ---------      ---------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures, Las Vegas......................         (2,268)     (4,595)           (7,622)        (7,465)       (11,735)
   Capital expenditures, Black Hawk.....................         (1,208)     (1,594)           (2,640)       (16,969)       (27,291)
   Interest capitalized on construction projects........                                                         616          4,733
   Decrease (increase) in short-term investments........                                                       5,258         (5,258)
   Decrease (increase) in restricted funds..............                                                      15,060        (15,060)
   Sale of equipment....................................                                                                        174
   (Increase) decrease in other assets..................         (1,737)        (15)               85           (661)        (3,558)
                                                               --------  ----------       ------------     ---------      ---------
           Net cash used in investing activities........         (5,213)     (6,204)          (10,177)        (4,161)       (57,995)
                                                              ---------    --------           -------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term borrowings...................         211,781                                       9,552         48,764
   U.S. Treasury bills purchased to retire bonds........       (226,576)
   Increase in deferred loan fees.......................        (10,381)
   Payments on long-term borrowings.....................         (1,651)     (1,370)           (2,865)        (2,299)          (641)
   Purchase of treasury stock, general..................                        (49)             (993)        (6,518)        (2,948)
   Purchase of treasury stock, deferred compensation
      trust.............................................                       (193)             (786)
   Increase in paid-in capital..........................                         41
   Purchase of 13% First Mortgage Notes--Black Hawk......                    (2,500)           (3,500)        (6,559)
   Issuance of restricted stock, deferred competition...            100         116               166
   Net cancellations of employee stock purchase plan,
      and exercise of employee stock options............                                           41                            (8)
                                                              ---------- --------------   -----------    ------------     ---------
           Net cash (used in) provided by financing
              activities................................        (26,727)     (3,955)           (7,937)        (5,824)        45,167
                                                              ----------   ---------          --------       --------        -------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........        (24,632)     (2,644)           (5,568)         9,370         (6,079)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........         46,606      52,174            52,174         42,804         48,883
                                                               --------    ---------         ---------      --------        -------

CASH AND CASH EQUIVALENTS, END OF PERIOD................        $21,974     $49,530           $46,606        $52,174        $42,804
                                                                =======     =======           =======        =======        =======

                                                                                                                         (Continued)



                         RIVIERA HOLDINGS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (In Thousands) (Continued)

                                                                Six Months Ended
                                                                June 30,    June 30,                 Year Ended
                                                                  2002        2001                   December 31,
                                                                 ------      -----     -------------------------------------------
                                                                   (Unaudited)                 2001           2000           1999
                                                                                               ----           ----           ----

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION -
    Income taxes (refunded) paid, State of Colorado.....                                     $  (110)      $   (110)
                                                                                             =========      ========

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
   Property acquired with accounts payable, Las Vegas,
      Nevada............................................      $    65         $   232        $   132
                                                              ========        ========       =======

   Property acquired with debt, Black Hawk, Colorado....                                     $   454                      $   126
                                                                                             =======                      =======

   Property acquired with accounts payable, Black Hawk,
      Colorado..........................................                                     $   90         $   304       $ 2,566
                                                                                             =======        ========      =======

   Property acquired with debt, Las Vegas, Nevada.......                                                                  $ 1,614
                                                                                                                          =======

                                                                                                                         (Concluded)























                See notes to consolidated financial statements.

                          RIVIERA HOLDINGS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation and Nature of Operations--Riviera Holdings Corporation and its wholly owned subsidiary, Riviera Operating Corporation ("ROC") (together, the "Company"), were incorporated on January 27, 1993 in order to acquire all assets and liabilities of Riviera, Inc. Casino-Hotel Division on June 30, 1993, pursuant to a plan of reorganization.

         In August 1995, Riviera Gaming Management, Inc. ("RGM") incorporated in the State of Nevada as a wholly owned subsidiary of ROC for the purpose of obtaining management contracts in Nevada and other jurisdictions.

         The primary line of business of the Company is the operation of the Riviera Hotel & Casino (the "Riviera Las Vegas") on the Strip in Las Vegas, Nevada. The Company, through its gaming management subsidiary, also managed the Four Queens Hotel and Casino (owned by Elsinore Corporation) in downtown Las Vegas through December 1999 (see Note 13). RGM also provided services to Peninsula Gaming Partners, LLC ("PGP") through September 2000 with respect to that company's riverboat, Diamond Jo, operating in Dubuque, Iowa.

         In February 2000, the Company opened its casino in Black Hawk, Colorado, which is owned through Riviera Black Hawk, Inc. ("RBH"), a wholly owned subsidiary of ROC. Riviera Gaming Management of Colorado, Inc. is a wholly owned subsidiary of RGM and manages the Black Hawk casino.

         On March 15, 2002, Riviera Gaming Management of New Mexico, Inc. was incorporated in the State of New Mexico.

         Casino operations are subject to extensive regulation in the states of Nevada and Colorado by the respective Gaming Control Boards and various other state and local regulatory agencies. Management believes that the Company's procedures comply, in all material respects, with the applicable regulations for supervising casino operations, recording casino and other revenues, and granting credit.

         Principles of Consolidation--The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, ROC and RGM, and their related subsidiary entities. All material intercompany accounts and transactions have been eliminated.

         Unaudited Financial Information--The financial information at June 30, 2002 and for the six months ending June 30, 2002 and the six months ended 2001 is unaudited. However, such information reflects all adjustments (consisting solely of normal and recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods. The results of operations for the six months ended June 30, 2002 and 2001 are not necessarily indicative of the results that will be achieved for the entire year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended December 31, 2001, 2000 and 1999.

         Cash and Cash Equivalents--All highly liquid investment securities with maturity of three months or less when acquired are considered to be cash equivalents. The Company accounts for investment securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities.

         The Company's investment securities, along with certain cash and cash equivalents that are not deemed securities under SFAS No. 115, are carried on the consolidated balance sheets in the cash and cash equivalents category. SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities and requires such securities to be classified as either held to maturity, trading, or available for sale.

                      RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Management determines the appropriate classification of its investment securities at the time of purchase, including the determination as to restricted versus nonrestricted assets, and re-evaluates such determination at each balance sheet date. Held-to-maturity securities are required to be carried at amortized cost. At December 31, 2001 and 2000, securities classified as held to maturity comprised debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies, and repurchase agreements, with an amortized cost of $27,449,767 and $34,754,983, respectively, maturing in three months or less.

         Inventories--Inventories consist primarily of food, beverage, gift shop, and promotional inventories and are stated at the lower of cost (determined on a first-in, first-out basis) or market.

         Property and Equipment--Property and equipment are stated at cost, and capitalized lease assets are stated at the present value of future minimum lease payments at the date of lease inception. Interest incurred during construction of new facilities or major additions to facilities is capitalized and amortized over the life of the asset. Depreciation is computed by the straight-line method over the shorter of the estimated useful lives or lease terms, if applicable, of the related assets, which range from 5 years for certain gaming equipment to 40 years for buildings. The costs of normal maintenance and repairs are charged to expense as incurred. Gains or losses on disposals are recognized as incurred.

         The Company periodically assesses the recoverability of property and equipment and evaluates such assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Asset impairment is determined to exist if estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount.

         Other Assets--Other assets include bond offering costs and commissions, which are amortized over the life of the debt. Such amortized costs are included in interest expense.

         Restricted Cash and Short-Term Investments--Amounts related to the Riviera Black Hawk Casino project in Black Hawk, Colorado, are restricted in use to that project or for the related 13% First Mortgage Notes ("13% Notes") interest payments.

         Stock-Based Compensation--The effect of stock options in the consolidated statements of operations is reported in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for unexercised stock options in the stock option plan (see Note 15).

Fair Value Disclosures:

         Cash and Cash Equivalents, Accounts Receivable, Accounts Payable, and Accrued Expenses--The carrying value of these items is a reasonable estimate of their fair value.

         Long-Term Debt--The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. Based on the borrowing rates currently available to the Company for debt with similar terms and average maturities, the estimated fair value of long-term debt outstanding is approximately $186,246,000 and $202,628,000 in 2001 and 2000, respectively.

Revenue Recognition:

         Casino Revenue--The Company recognizes, as gross revenue, the net win from gaming activities, which is the difference between gaming wins and losses.

         Room Revenue, Food and Beverage Revenue, Entertainment Revenue, and Other Revenue--The Company recognizes room, food and beverage, entertainment revenue, and other revenue at the time that goods or services are provided.

         Preopening   Costs--The  Company   recognizes   preopening  costs  when
incurred.

         Promotional Allowances--Revenues include the estimated retail value of rooms, food and beverage, and entertainment provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowance. The estimated cost of providing these promotional allowances is charged to the casino department in the following amounts:

                                                              Year Ended December 31
                                                            2001        2000        1999
                                                         ----------  ----------  -------
        Food and beverage.............................. $   9,560   $    9,007  $   6,266
        Rooms..........................................     1,195        1,297      1,676
        Entertainment..................................     1,950        1,319      1,312
                                                        ---------   ----------  ---------

        Total costs allocated to casino departments.... $  12,705   $   11,623  $   9,254
                                                        =========    =========  =========




         Federal Income Taxes--The Company and its subsidiaries file a consolidated federal tax return. The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred income taxes reflect the net tax effects of:
(i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes; and (ii) operating loss and tax credit carryforwards.

         The cash flow projections used by the Company in the application of SFAS No. 109 for the realization of deferred tax assets indicate that a valuation allowance should be recorded on the tax benefit earned by the Company in the first quarter of 2002. The estimates used are based upon recent operating results and budgets for future operating results. These estimates are made using assumptions about the economic, social, and regulatory environments in which we operate. These estimates could be impacted by numerous unforeseen events, including changes to regulations affecting how the Company operates the business, changes in the labor market, or economic downturns in the areas where the Company operates.

         Estimates and Assumptions--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by the Company include estimated useful lives for depreciable and amortizable assets, certain accrued liabilities, realizability of deferred tax assets and liabilities, and the estimated allowances for receivables. Actual results may differ from estimates.

         Recently Adopted Accounting Pronouncements--The Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivatives, which is effective for fiscal years beginning after June 15, 2000. This statement defines derivatives and requires qualitative disclosure of certain financial and descriptive information about a company's derivatives. The Company adopted SFAS No. 133 in the quarter ended March 31, 2001. The adoption of SFAS No. 133 had no impact on the Company or the Company's consolidated financial statements.

         The Emerging Issues Task Force ("EITF") of the American Institute of Certified Public Accountants ("AICPA") issued EITF Issue No. 00-22, Accounting for "Points' and Certain Other Timed-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future, on January 18, 2001. EITF Issue No. 00-22 concluded that when a company or vendor offers to a customer (a) free or discounted products or services that will be delivered (either by the vendor or by another unrelated entity) at a future date (1) as a result of a single revenue transaction with the customer or (2) only if the customer completes a specified cumulative level of revenue transactions with the vendor or remains a customer of the vendor for a specified time period and (b) a rebate or refund of a determinable cash amount only if the customer completes a specified cumulative level of revenue transactions with the vendor or remains a customer of the vendor for a specified time period, such rebates should be reported as a reduction of revenues. EITF Issue No. 00-22 was required to be adopted by the Company during the first quarter of 2001. As a result of adopting EITF Issue No. 00-22, the Company reclassified approximately $3.4 million and
$905,000 of such "Points" from casino operating expense, reducing casino revenues for the years ended December 31, 2000 and 1999, respectively.

         The EITF of the AICPA issued EITF Issue No. 00-14, Accounting for Certain Sales Incentives, on April 18, 2001. EITF Issue No. 00-14 concluded that when a company or vendor offers its customers sales incentives, including discounts, coupons, rebates, and free products or services, such sales incentives should be reported as a reduction of revenues. EITF Issue No. 00-14 is required to be adopted by the Company during the first quarter of 2002. Early adoption is permitted. The Company chose to adopt EITF Issue No. 00-14 in the first quarter of 2001. As a result of adopting EITF Issue No. 00-14, the Company reclassified approximately $1.9 million and $0 of such sales incentive "Cash Vouchers" from casino operating expense to net against casino revenues for the years ended December 31, 2000 and 1999, respectively.

         In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which is effective January 1, 2002. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill, and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company has determined that the adoption of SFAS No. 142 will not have a material effect on its consolidated financial position and results of operations.

         In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company determined that SFAS No. 143 will not have a material impact on its consolidated financial position and results of operations.

         In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS No. 141 did not have a significant impact on the Company's consolidated financial statements or results of operations.

      Recently Issued Accounting Pronouncements--In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that opinion). SFAS No. 144 also amends APB No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company is currently assessing but has not yet determined the impact of SFAS No. 144 on its consolidated financial position and results of operations.

2.  ACCOUNTS RECEIVABLE

         Accounts receivable consist of the following at December 31 (in thousands):


                                                            2001        2000
           Casino.................................... $    1,761   $   2,066
           Hotel.....................................      3,252       4,812
                                                      ----------   ---------

           Total.....................................      5,013       6,878
           Allowance for bad debts and discounts.....     (1,485)     (1,330)
                                                      ----------   ---------

           Ending balance............................ $    3,528   $   5,548
                                                      ==========   =========


                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.  ACCOUNTS RECEIVABLE (Continued)

         Changes in the casino and hotel allowance for bad debts and discounts consist of the following for the years ended December 31 (in thousands):

                                                                                  2001       2000       1999
                                                                                  ----       ----       ----
             Beginning balance.............................................    $1,330     $1,611     $1,314
             Write-offs....................................................      (122)      (220)      (872)
             Recoveries....................................................        45         29        107
             Provision for bad debts and gaming discounts..................       232        (90)     1,062
                                                                             --------   --------    -------

             Ending balance................................................    $1,485     $1,330     $1,611
                                                                               ======     ======     ======



3.  PREPAID EXPENSES AND OTHER ASSETS

         Prepaid expenses and other assets consist of the following at December 31 (in thousands):


                                                                                             2001       2000
            Prepaid gaming taxes......................................................       $939     $1,440
            Prepaid insurance.........................................................        413        749
            Other prepaid expenses....................................................      1,731      2,410
                                                                                          -------    -------

            Total.....................................................................     $3,083     $4,599
                                                                                           ======     ======

4.  PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at December 31 (in thousands):


                                                                                          2001        2000
            Land and improvements................................................ $    38,130  $   37,718
            Buildings and improvements...........................................     143,414     142,115
            Equipment, furniture, and fixtures...................................     113,366     104,361
                                                                                  -----------  ----------

            Total property and equipment.........................................     294,910     284,194
            Accumulated depreciation.............................................     (94,379)    (77,164)
                                                                                  -----------  ----------

            Net property and equipment........................................... $   200,531    $207,030
                                                                                  ===========  ==========


         Approximately $0, $616,000, and $4,733,000 in interest costs were capitalized on construction projects in 2001, 2000, and 1999, respectively. Substantially all of the Company's property and equipment is pledged as collateral to secure debt (see Note 8). Repairs and maintenance that do not significantly improve the life of fixed assets are expensed as incurred. Costs for significant improvements that extend the expected life of fixed assets more than one year are capitalized and depreciated over the remaining extended life, using a straight-line method of depreciation.

         Property under capital leases totaled $11,242,000 and $11,242,000 with accumulated amortization of $4,507,000 and $2,258,000 at December 31, 2001 and 2000, respectively.


                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



5.  OTHER ASSETS

         Other assets consist of the following at December 31 (in thousands):

                                                                                             2001       2000
               Deposits...............................................................       $177       $152
               Bond offering costs and commissions, net of accumulated amortization
                  of $6,756 and $5,187, respectively..................................      4,916      6,585
               Other..................................................................      1,635      1,391
                                                                                            -----      -----

               Total..................................................................     $6,728     $8,128
                                                                                           ======     ======


6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts   payable   consist  of  the  following  at  December  31  (in
thousands):

                                                                                             2001       2000
              Outstanding chip and token liability....................................       $597       $563
              Slot club liabilities...................................................      1,283      1,115
              Progressive liabilities.................................................        312        439
              Casino account deposits and miscellaneous gaming........................        139        146
                                                                                           ------     ------

              Total liabilities related to gaming activities..........................      2,331      2,263
              Accounts payable to vendors.............................................      4,406      5,196
              Hotel deposits..........................................................      1,032      1,189
              Construction payables...................................................                   304
              Other...................................................................        431        779
                                                                                         --------   --------

              Total...................................................................     $8,200     $9,731
                                                                                           ======     ======



         Accrued   expenses   consist  of  the  following  at  December  31  (in
thousands):


                                                                                            2001        2000
             Payroll, related payroll taxes, and employee benefits.................       $7,907      $7,999
             Incentive, retention, and ESOP........................................        2,639       4,831
             Other.................................................................        4,194       3,901
                                                                                       ---------   ---------

             Total.................................................................      $14,740     $16,731
                                                                                         =======     =======




7.  OTHER LONG-TERM LIABILITIES

         Other long-term liabilities consist of the nonqualified pension plan obligation to the CEO of the Company, payable upon expiration of his employment contract or with a change of control, including accrued interest and deferred compensation plan liabilities for eligible employees.

                       RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.  OTHER LONG-TERM LIABILITIES (Continued)

         See Note 14 for a description of these plans.

                                                                                             2001       2000
          Nonqualified pension obligation, CEO, unfunded..............................     $4,163     $4,663
          Accrued interest on pension, CEO, unfunded..................................      2,649      1,870
          Deferred compensation, funded...............................................        579
                                                                                         --------

          Total.......................................................................     $7,391     $6,533
                                                                                           ======     ======


8.  LONG-TERM DEBT

         Long-term debt consists of the following at December 31 (in thousands):

                                                                                          2001          2000
                                                                                          ----          ----
     10%First  Mortgage  Notes  maturing on August 15, 2004,  bearing  interest, payable  semiannually  on  February  15  and  August  15 of  each  year, redeemable  beginning  August 1, 2001 at 105%; 2002 at 102.5%;  and 2003 and thereafter at 100%. These notes are  collateralized  by the land and
        physical  structures   comprising  the  Riviera  Hotel  and  Casino  and
        secondarily  the assets of Riviera  Black Hawk  beginning  in March 2002
        (with a carrying value at December 31, 2001 of $130,938 for RHC and
        $61,425 for RBH).........................................................    $174,193      $173,885

     13%First  Mortgage  Notes  maturing  on June  3,  2005,  bearing  interest, payable  semiannually on November 3 and June 3 of each year;  redeemable beginning  May 1, 2002 at  106.5%;  2003 at  103.25%;  and after 2004 at
        100%. These notes are collateralized by the land and physical structures comprising the Riviera Black Hawk Casino (with a carrying value at
        December 31, 2001 of $61,425)............................................      34,941        38,441

     5.6% to 9% Notes collateralized by equipment and vehicles, payable monthly, including interest, maturing through October 2004 (with a carrying value
        at December 31, 2001 of $2,424)..........................................       2,424         3,227

     Capitalized lease obligations (Note 10).....................................       7,921         9,887

     5.5% Special Improvement District  Bonds--issued by the City of Black Hawk,
        Colorado, interest and principal payable monthly over 10 years beginning
        in 2000..................................................................          960          603
                                                                                  ------------ ------------
     Total long-term debt........................................................     220,439       226,043
     Current maturities by terms of debt.........................................      (3,151)       (2,871)
                                                                                   ----------    ----------
     Total.......................................................................    $217,288      $223,172
                                                                                     ========      ========


                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.  LONG-TERM DEBT (Continued)

         Maturities of long-term debt for the years ended December 31 are as follows (in thousands):


            2002............................................................................. $     3,151
            2003.............................................................................       3,474
            2004.............................................................................     177,553
            2005.............................................................................      35,726
            2006.............................................................................         124
            Thereafter.......................................................................         411
                                                                                              -----------

            Total............................................................................ $   220,439
                                                                                              ===========

         In February 1997, the Company entered into a $15.0 million, five-year reducing revolving line of credit (the "Credit Facility"). The Credit Facility bears interest at prime plus 0.5% or the London Interbank Offered Rate plus 2.9%. The Company has not utilized this line of credit because it does not meet the requirements under the ratio of the allowable funded debt to earnings before interest, taxes, depreciation, and amortization ("EBITDA") of 4.75 to 1. The Credit Facility is callable upon a change in control and expired in February 2002.

         On August 13, 1997, the Company issued 10% First Mortgage Notes ("10% Notes") with a principal amount of $175 million. The 10% Notes were issued at a discount in the amount of $2.2 million. The discount is being accreted over the life of the notes on a straight-line basis, which approximates the effective interest method. The 10% First Mortgage Note Indenture contains certain covenants that limit the ability of the Company and its restricted subsidiaries, subject to certain exceptions, to: (i) incur additional indebtedness; (ii) pay dividends or other distributions and repurchase capital stock or other equity interests or subordinated indebtedness; (iii) enter into certain transactions with affiliates; (iv) create certain liens; (v) sell certain assets; and (vi) enter into certain mergers and consolidations. The Company has registered securities identical to the 10% Notes, under the Securities Act of 1933, as amended. On January 8, 1998, the Company completed an exchange offer for such registered securities for the 10% Notes effective January 1, 1998.

         The 10% Notes are unconditionally guaranteed by all existing and future restricted subsidiaries of the Company, which did not initially include RBH. RBH became collateral for the 10% Notes upon the filing of its financial statements with the Securities and Exchange Commission because certain consolidated operating ratios as defined in the 10% Notes were met as of December 31, 2001, which causes RBH to become a restricted subsidiary.

         On June 3, 1999, RBH completed a $45 million private placement of 13% Notes. The net proceeds of the placement were used to fund the completion of RBH's casino project in Black Hawk, Colorado. Riviera Holdings Corporation has not guaranteed the $45 million RBH notes but has agreed to a "Keep-Well Agreement" of $5 million per year (or an aggregate limited to $10 million) for the first three years of RBH operations to cover if (i) the $5.85 million interest on such notes is not paid by RBH and (ii) the amount by which RBH cash flow is less than $9.0 million per year. RBH has registered securities identical to the 13% Notes under the Securities Act of 1933, as amended. On January 4, 2000, RBH completed an exchange offer for such registered securities.

         The 13% Notes were issued at a cost of $3.5 million. The deferred financing cost is being amortized over the life of the notes on a straight-line basis, which approximates the effective interest method.

         The 13% First Mortgage Note Indenture provides that, in certain circumstances, RBH must offer to repurchase the 13% Notes upon the occurrence of a change of control or certain other events. In the event of such mandatory redemption or repurchase prior to maturity, RBH would be unable to pay the principal amount of the 13% Notes without a refinancing.

         The 13% First Mortgage Note Indenture contains certain covenants, which limit the ability of RBH and its restricted subsidiaries, subject to certain exceptions, to: (i) incur additional indebtedness; (ii) pay dividends or other distributions and repurchase capital stock or other equity interests or subordinated indebtedness; (iii) enter into certain transactions with affiliates; (iv) create certain liens and sell certain assets; and (v) enter into certain mergers and consolidations. As a result of these restrictions, the ability of the Company to incur additional indebtedness to fund operations or to make capital expenditures is limited. In the event that cash flow from operations is insufficient to cover cash requirements, the Company would be required to curtail or defer certain of its capital expenditure programs under these circumstances, which could have an adverse effect on RBH's operations. At December 31, 2001, RBH believes that it is in compliance with the covenants.

         The Company has a credit facility totaling $1,500,000 for letters of credit issued periodically to foreign vendors for purchases of merchandise. The letters require payment upon presentation of a valid voucher.

         The 5.5% Special Improvement District Bonds were issued by the City of Black Hawk, Colorado, in July 1998 for $2,940,000. The proceeds were used for road improvements and other infrastructure projects benefiting the Riviera Black Hawk Casino and another nearby casino. The projects were substantially completed in 2000 at a cost of $2,240,000, including interest and reserves. During 2001, another phase was completed. RBH's share of the final phase was $454,000. The excess proceeds have been returned to the bondholders by the City of Black Hawk, Colorado. RBH is responsible for 50% of the debt, payable over 10 years beginning in 2000.

See also Note 19.

9.  GUARANTOR INFORMATION

         The Company's 10% Notes (see Note 8) are guaranteed by a majority of the Company's wholly owned existing significant subsidiaries. These guaranties are full, unconditional, and joint and several. The following consolidating schedules present separate condensed financial statement information on a combined basis for the parent only, as well as the Company's guarantor subsidiaries and non-guarantor subsidiaries, as of and for the years ended December 31, 2001 and 2000. As of December 31, 1999, RBH had no operations as defined in the notes to consolidated financial statements. At December 31, 1999, RBH had total assets of approximately $72.8 million, which represented primarily cash and restricted cash and investments, other assets, the cost of the land for the Black Hawk Casino project, and construction in progress. Therefore, the Company has not included separate financial information for the guarantors as of December 31, 1999.

         The management fee to Riviera Holdings Corporation from guarantors represents cost to the Company of depreciation and interest expense on the 10% Notes.

                         RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.  GUARANTOR INFORMATION (Continued)

                          RIVIERA HOLDINGS CORPORATION
                CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION
                        DECEMBER 31, 2001 (in thousands)

                                                                                   Combined
                                                     Parent        Combined          Non-          Elimination       Consolidated
                                                      Only        Guarantors      Guarantors         Entries            Totals
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents...................        $10,237         $24,910         $11,459                              $46,606
   Current assets..............................                          8,102             762                                8,864
                                                  ---------------    ---------      ----------                          -----------
      Total current assets.....................         10,237          33,012          12,221                               55,470

PROPERTY AND EQUIPMENT, Net....................        130,938           2,044          67,549                              200,531
OTHER ASSETS, NET..............................          2,269           2,485           1,974                                6,728
INVESTMENT IN SUBSIDIARIES.....................         51,189          24,946                       $(76,135)(1)
DEFERRED INCOME TAXES..........................                          3,356           1,733                                5,089
                                                  -------------      ---------      ----------  ----------------        -----------
TOTAL..........................................       $194,633         $65,843         $83,477       $(76,135)             $267,818
                                                      ========         =======         =======        ========             ========



LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt...........                         $1,198          $1,953                               $3,151
   Due to parent company.......................                         24,716           3,335       $(28,051)(1)
   Accounts payable............................                          3,876           4,324                                8,200
   Accrued interest............................         $6,563               1           1,520                                8,084
   Accrued expenses............................                         13,092           1,648                               14,740
                                                  -------------         ------         -------  ----------------            -------
      Total current liabilities................          6,563          42,883          12,780        (28,051)(1)            34,175
                                                     ---------          ------          ------      ---------               -------
OTHER LONG-TERM LIABILITIES....................                          7,391                                                7,391
                                                  --------------       -------     -----------  ----------------           --------
LONG-TERM DEBT, Net of current portion.........        174,116           2,402          40,770                              217,288
                                                       -------         -------          ------  ----------------            -------

STOCKHOLDERS' EQUITY:
   Common stock................................              5                                                                    5
   Additional paid-in capital..................         11,283          17,528          32,758        (48,084)(1)            13,485
   Treasury stock..............................        (10,460)           (786)                                             (11,246)
   Retained earnings...........................         13,126          (3,575)         (2,831)                               6,720
                                                    ----------        --------        --------- ----------------        -----------
      Total stockholders' equity...............         13,954          13,167          29,927        (48,084)                8,964
                                                    ----------       ---------       ---------       ---------          -----------
TOTAL..........................................       $194,633         $65,843         $83,477       $(76,135)             $267,818
                                                      ========        ========        ========        ========             ========


-----------
Elimination entries--

(1)      To eliminate investment in and advances to subsidiaries.



                          RIVIERA HOLDINGS CORPORATION
                CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION
                                DECEMBER 31, 2000
                                 (in thousands)

                                                                                   Combined
                                                     Parent        Combined          Non-          Elimination       Consolidated
                                                      Only        Guarantors      Guarantors         Entries            Totals

ASSETS
CURRENT ASSETS:
   Cash and cash equivalents...................      $  11,957          $32,473       $  7,744                              $52,174
   Current assets..............................                          12,489          1,000                               13,489
                                                  --------------      ---------       --------                            ---------
      Total current assets.....................         11,957           44,962          8,744                               65,663

PROPERTY AND EQUIPMENT, Net....................        135,542            2,983         68,505                              207,030
OTHER ASSETS, Net..............................          3,156            2,887          2,510          $(425)(1)             8,128
INVESTMENT IN SUBSIDIARIES.....................         46,737           32,869                       (79,606)(1)
DEFERRED INCOME TAXES..........................                             764          2,125                                2,889
                                                  ---------------    ----------      ---------- --------------          -----------
TOTAL..........................................       $197,392          $84,465        $81,884      $(80,031)              $283,710
                                                      ========          =======        =======      ========               ========



LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt...........                        $  1,101       $  1,770                               $2,871
   Due to parent company.......................                          29,713                      $(29,713)(1)
   Accounts payable............................                           6,565          3,591           (425)(1)             9,731
   Accrued interest............................          $6,563               2          1,162                                7,727
   Accrued expenses............................                          13,440          3,291                               16,731
                                                  -------------          ------        -------  ---------------            --------
      Total current liabilities................          6,563           50,821          9,814        (30,138)(1)            37,060
                                                     ---------           ------        -------        -------              --------
OTHER LONG-TERM LIABILITIES....................                           6,533                                               6,533
                                                  -------------         -------   ------------  ---------------           ---------
LONG-TERM DEBT, Net of current portion.........        173,885            3,510         45,777                              223,172
                                                       -------          -------         ------  ---------------             -------

STOCKHOLDERS' EQUITY:
   Common stock................................              5                                                                    5
   Additional paid-in capital..................         13,447           20,179         29,713        (49,893)(1)            13,446
   Treasury stock..............................         (9,633)                                                              (9,633)
   Retained earnings...........................         13,125            3,422         (3,420)                              13,127
                                                    ----------        ---------       --------  ---------------         -----------
      Total stockholders' equity...............         16,944           23,601         26,293        (49,893)               16,945
                                                    ----------         --------       --------       ---------          -----------
TOTAL..........................................       $197,392          $84,465        $81,884       $(80,031)             $283,710
                                                      ========          =======        =======       ========              ========


-----------
Elimination entries--

(1)      To eliminate investment in and advances to subsidiaries.




                          RIVIERA HOLDINGS CORPORATION
           CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION
                          YEAR ENDED DECEMBER 31, 2001
                                 (in thousands)

                                                                                   Combined
                                                     Parent        Combined          Non-          Elimination       Consolidated
                                                      Only        Guarantors      Guarantors         Entries            Totals

REVENUES:
   Casino.....................................                         $67,389         $46,650                             $114,039
   Rooms......................................                          44,255                                               44,255
   Food and beverage..........................                          25,696           5,560                               31,256
   Entertainment..............................                          20,418             274                               20,692
   Other......................................                           8,547             572                                9,119
   Management fee.............................         $30,113                                       $(30,113)(1)
                                                       -------  ---------------  -------------       --------      ----------------
        Total revenues........................          30,113         166,305          53,056        (30,113)              219,361
   Less promotional allowances................                          13,320           4,010                               17,330
                                                 --------------      ---------       ---------- --------------          -----------
        Net revenues..........................          30,113         152,985          49,046        (30,113)              202,031
                                                     ---------        --------        --------       ---------           ----------

COSTS AND EXPENSES:
   Direct costs and expenses of operating departments:
      Casino..................................                          40,197          22,648                               62,845
      Rooms...................................                          23,339                                               23,339
      Food and beverage.......................                          19,333           2,093                               21,426
      Entertainment...........................                          14,823              77                               14,900
      Other...................................                           3,068                                                3,068
   Other operating expenses:
      General and administrative..............                          30,733          11,506                               42,239
      Management fees.........................                          28,759           1,354        (30,113)(1)
      Depreciation and amortization...........          11,431           2,066           3,746                               17,243
                                                      --------      ----------        --------  --------------            ---------
        Total costs and expenses..............          11,431         162,318          41,424        (30,113)              185,060
                                                      --------        --------         -------     ---------               --------
INCOME (LOSS) FROM OPERATIONS.................          18,682          (9,333)          7,622                               16,971
                                                      --------       ---------        --------  --------------            ---------

OTHER (EXPENSE) INCOME:
   Interest expense...........................         (18,938)         (1,186)         (6,740)                             (26,864)
   Interest income............................             256             919              99                                1,274
   Other, net.................................                             (28)                                                 (28)
                                                 ----------------    ---------  ------------------------------           ----------
        Total other expense...................         (18,682)           (295)         (6,641)                             (25,618)
                                                       -------        --------        --------  --------------             --------

LOSS BEFORE BENEFIT FOR INCOME TAXES..........                          (9,628)            981                               (8,647)
BENEFIT FOR INCOME TAXES......................                          (2,632)            392                               (2,240)
                                                 ----------------    ---------        --------  --------------            ---------

NET INCOME (LOSS).............................   $           --       $ (6,996)        $   589  $         --               $ (6,407)
                                                 ==============       ========         =======   ============              ========


-----------
Elimination entries--

(1)      To eliminate intercompany revenue and expense.



                          RIVIERA HOLDINGS CORPORATION
           CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION
                          YEAR ENDED DECEMBER 31, 2000
                                 (in thousands)

                                                                                   Combined
                                                     Parent        Combined          Non-          Elimination       Consolidated
                                                      Only        Guarantors      Guarantors         Entries            Totals

REVENUES:
   Casino.....................................                         $74,057         $33,636                             $107,693
   Rooms......................................                          43,819                                               43,819
   Food and beverage..........................                          26,738           4,018                               30,756
   Entertainment..............................                          24,526                                               24,526
   Other......................................                           9,607             374         $557                  10,538
   Management fee.............................         $31,140             557                      (31,697)(1)
                                                       -------     -----------  --------------      ---------      ----------------
        Total revenues........................          31,140         179,304          38,028      (31,140)                217,332
   Less promotional allowances................                          13,034           2,767                               15,801
                                                 --------------      ----------      ---------  --------------           ----------
        Net revenues..........................          31,140         166,270          35,261      (31,140)                201,531
                                                     ---------        --------       ---------     --------               ---------

COSTS AND EXPENSES:
   Direct costs and expenses of operating departments:
      Casino..................................                          40,164          17,286                               57,450
      Rooms...................................                          23,364                                               23,364
      Food and beverage.......................                          19,773           1,599                               21,372
      Entertainment...........................                          18,954               5                               18,959
      Other...................................                           3,144               2                                3,146
   Other operating expenses:
      General and administrative..............                          31,540           9,772                               41,312
      Management fees.........................                          30,583             557      (31,140)(1)
      Preopening expenses Black Hawk, Colorado                                           1,222                                1,222
      Depreciation and amortization...........          13,090           1,800           2,937                               17,827
                                                     ---------       ---------        --------  -----------------          --------
        Total costs and expenses..............          13,090         169,322          33,380       (31,140)               184,652
                                                     ---------         -------         -------     ---------                -------
INCOME FROM OPERATIONS........................          18,050          (3,052)          1,881                               16,879
                                                     ---------         -------        --------  -----------------          --------

OTHER (EXPENSE) INCOME:
   Interest expense...........................         (18,550)         (1,568)         (7,687)                             (27,805)
   Interest income............................             500           1,611             318                                2,429
   Interest capitalized.......................                              39             577                                  616
   Other, net.................................                           1,171                                                1,171
                                                 --------------      ---------   -------------  -----------------         ---------
        Total other (expense) income..........         (18,050)          1,253          (6,792)                             (23,589)
                                                      --------       ---------        --------  -----------------          --------

LOSS BEFORE BENEFIT FOR INCOME TAXES..........                          (1,799)         (4,911)                              (6,710)
BENEFIT FOR INCOME TAXES......................                            (530)         (1,965)                              (2,495)
                                                 -----------------   ---------        --------  -----------------         ---------
NET LOSS......................................   $             --    $  (1,269)      $  (2,946) $              --         $  (4,215)
                                                 ================    =========       =========  =================         =========


-----------
Elimination entries--
(1)      To eliminate intercompany revenue and expense.



                          RIVIERA HOLDINGS CORPORATION
           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 2001
                                 (in thousands)

                                                                                        Combined
                                                          Parent       Combined           Non-         Elimination       Combined
                                                           Only       Guarantors       Guarantors        Entries           Total

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income..............................                         $(6,996)             $589       $ --             $(6,407)
   Adjustments to reconcile net (loss) income to net
      cash provided by (used in) operating activities:
      Depreciation and amortization...............         $11,431           2,066             3,746                         17,243
      Provision for bad debts.....................                              89              136                             225
      Provision for gaming discounts..............                             (70)                                             (70)
      Interest expense............................          18,938           1,186            6,740                          26,864
      Interest paid...............................         (17,500)           (170)          (5,820)                        (23,490)
      Changes in operating assets and liabilities:
        Decrease (increase) in accounts receivable, net                      2,005             (140)                          1,865
        Decrease (increase) in inventories........                           1,003               86                           1,089
        Decrease (increase) in prepaid expenses and
           other assets...........................                           1,360              156                           1,516
        Increase (decrease) in accounts payable...                          (1,738)             (10)                         (1,748)
        Increase (decrease) in accrued expenses...                          (2,888)             468                          (2,420)
        Increase (decrease) in other long-term
           liabilities deferred compensation plan
           obligation.............................                             579                                              579
        Increase (decrease) in deferred tax asset.                          (2,592)             392                          (2,200)
        Increase (decrease) in other long term
           liabilities............................                            (500)                                            (500)
                                                        ------------      ---------     -----------  -----------------     ---------
           Net cash provided by (used in) operating
              activities..........................          12,869          (6,666)           6,343                          12,546
                                                        ----------         --------       ---------- -----------------      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures for property and equipment                          (7,622)          (2,640)                        (10,262)
   Decrease (increase) in other assets............        (13,800)          13,911              (26)                             85
                                                        ----------        --------        ---------- ----------------- ------------

           Net cash (used in) provided by investing
              activities..........................        (13,800)           6,289           (2,666)                        (10,177)
                                                        ----------        --------          -------- -----------------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term borrowings...............                          (1,087)          (1,778)                         (2,865)
   Purchase of treasury stock, general............            (993)                                                            (993)
   Increase in paid in capital....................              41                                                               41
   Purchase of treasury stock, deferred compensation
      trust.......................................                            (786)                                            (786)
   Issuance of restricted stock...................             166                                                              166
   Advances to/from subsidiaries..................                          (2,271)           2,271
   Purchase of 13% Mortgage Notes--Black Hawk......                                          (3,500)                         (3,500)
   Contribution of capital to Riviera Black Hawk, Inc                       (3,045)            3,045
                                                        -----------      ---------         --------  ----------------- ------------
          Net cash (used in) provided by financing
              activities..........................            (786)        (7,189)               38                          (7,937)
                                                        -----------      ---------       ----------  -----------------   -----------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..          (1,717)         (7,566)           3,715                          (5,568)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......          11,957          32,473            7,744                          52,174
                                                         ----------      ----------      ----------- -----------------   ----------

CASH AND CASH EQUIVALENTS, END OF YEAR............        $ 10,240        $ 24,907         $ 11,459  $     --             $  46,606
                                                          ========        ========         ========  ===================  =========



                          RIVIERA HOLDINGS CORPORATION
           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 2000
                                 (in thousands)
                                                                                        Combined
                                                          Parent       Combined           Non-       Elimination     Combined
                                                           Only       Guarantors       Guarantors        Entries      Totals
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss.......................................                         $(1,269)         $(2,946) $    --          $   (4,215)
   Adjustments to reconcile net loss to net cash
      provided by operating activities:
      Depreciation and amortization...............         $13,090           1,800             2,937                      17,827
      Provision for bad debts.....................                             283                43                         326
      Provision for gaming discounts..............                              45                                            45
      Interest expense............................          18,550           1,568             7,687                      27,805
      Interest paid...............................         (17,500)         (1,566)          (5,344)                     (24,410)
      Interest capitalized on construction projects                            (39)            (577)                        (616)
      Changes in operating assets and liabilities:
        Increase in accounts receivable, net......                            (669)            (208)                        (877)
        Decrease (increase) in inventories........                             360             (270)                          90
        (Increase) decrease in prepaid expenses and
           other assets...........................                          (1,226)              619                        (607)
        (Decrease) increase in accounts payable...                          (5,918)            3,847                      (2,071)
        Increase in accrued expenses..............                           6,278             1,070                       7,348
        Decrease in deferred tax assets...........                            (569)          (1,965)                      (2,534)
        Decrease in other long-term liabilities--slot
           annuities payable......................                              (3)                                           (3)
        Increase in other long-term liabilities...                           1,247                                         1,247
                                                        ----------------- --------  ---------------- ---------------------------

           Net cash provided by operating activities         14,140            322            4,893                       19,355
                                                        -----------      ---------      -----------  ---------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures for property and equipment                          (7,465)         (16,969)                     (24,434)
   Interest capitalized on construction projects..                              39              577                          616
   Decrease in short-term investments.............                           2,438            2,820                        5,258
   Decrease in restricted funds...................                           7,887            7,173                       15,060
   Decrease (increase) in other assets............            1,389        (2,044)               (6)                        (661)
                                                        -----------    -----------       ----------- ----------------------------

           Net cash provided by (used in) investing
              activities..........................            1,389            855           (6,405)                      (4,161)
                                                        -----------  -------------          -------- ----------------- ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term borrowings.............                              34            9,518                        9,552
   Payments on long-term borrowings...............                          (1,076)          (1,223)                      (2,299)
   Purchase of treasury stock.....................          (6,518)                                                       (6,518)
   Advances to/from subsidiaries..................          (4,772)          5,301             (529)
   Purchase of 13% First Mortgage Notes--Black Hawk                                          (6,559)                      (6,559)
   Contribution of capital to Riviera Black Hawk,Inc        (6,239)                           6,239
                                                        ----------- ---------------       ---------  ----------------------------

           Net cash (used in) provided by financing
              activities..........................         (17,529)          4,259            7,446                       (5,824)
                                                         ----------    -----------        ---------  ----------------------------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..          (2,000)          5,436            5,934                        9,370
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......          13,957          27,037            1,810                       42,804
                                                        -----------     -----------       ---------- ---------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR............       $  11,957       $  32,473         $  7,744  $    --          $   52,174
                                                         =========       =========         ========  ==============   ==========



                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


10.  LEASING ACTIVITIES

         The Company leases certain equipment under capital leases. These agreements have been capitalized at the present value of the future minimum lease payments at lease inception and are included with property and equipment. Management estimates that the fair market value of the property and equipment, subject to the leases, approximates the net present value of the leases.

         The following is a schedule by year of the minimum rental payments due under capital leases as of December 31, 2001 (in thousands):


               2002........................................................................... $  2,979
               2003...........................................................................    2,979
               2004...........................................................................    2,979
               2005...........................................................................      674
                                                                                               --------

               Total minimum lease payments...................................................    9,611
               Taxes, maintenance, and insurance..............................................      (295)
               Interest portion of payments...................................................    (1,395)
                                                                                                  ------

               Present value of net minimum lease payments.................................... $  7,921
                                                                                               ========




         Rental expense under operating leases for the years ended December 31, 2001, 2000, and 1999 was approximately $903,555, $1,133,983, and $453,772, respectively. Such leases were year to year in nature.

         In addition, the Company leases retail space (primarily to retail shops and fast food vendors) to third parties under terms of noncancelable operating leases that expire in various years through 2006. Rental income, which is included in other income, for the years ended December 31, 2001, 2000, and 1999 was approximately $1,800,000, $1,584,300, and $1,803,000, respectively.

         At December 31, 2001, the Company had future minimum annual rental income due under noncancelable operating leases as follows (in thousands):


        2002............................................................................. $  1,356
        2003.............................................................................    1,358
        2004.............................................................................    1,358
        2005.............................................................................    1,358
        2006.............................................................................    1,358
                                                                                          --------

        Total............................................................................ $  6,788
                                                                                          ========





11.  FEDERAL INCOME TAXES

         The Company computes deferred income taxes based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.  FEDERAL INCOME TAXES (Continued)

         The effective income tax rates on income attributable to continuing operations differ from the statutory federal income tax rates for the years ended December 31 as follows (in thousands):

                                               2001                    2000                     1999
                                    ------------------------------------------------------------------------
                                        Amount       Rate        Amount      Rate       Amount        Rate
Benefit for income taxes at
   federal statutory rate.........      $(3,026)    (35.0)%      $(2,349)    (35.0)%      $(2,565)    (35.0)%
Taxes, state, other...............          392       4.5
Benefit from outcome of IRS
   examination....................                                                         (1,874)    (25.6)
Other.............................          394       4.6           (146)     (2.2)           (22)     (0.2)
                                      ---------- --------      ---------  -------      ----------     ------

Benefit for income taxes..........      $(2,240)    (25.9)%      $(2,495)    (37.2)%      $(4,461)    (60.8)%
                                        =======     =====        =======     =====        =======     =====



Comparative analysis of the benefit for income taxes is as follows:

                                                                              2001        2000          1999
                                                                              ----        ----          ----
Current...........................................................           $157       $1,223         $(984)
Deferred..........................................................         (2,397)      (3,718)       (3,477)
                                                                          -------      -------      --------

Total.............................................................        $(2,240)     $(2,495)      $(4,461)
                                                                          =======      =======       =======



         The tax effects of the items composing the Company's net deferred tax (assets) liabilities consist of the following at December 31 (in thousands):

                                                                                             2001        2000
Deferred tax liabilities:
   Reserve differential for hospitality and gaming activities......................          $559      $1,393
   Difference between book and tax-depreciable property............................         4,845       5,217
   Other...........................................................................           579         560
                                                                                           ------      ------

Total..............................................................................         5,983       7,170
                                                                                            -----       -----

Deferred tax assets:
   Net operating loss carryforward.................................................         4,383       3,309
   Reserves not currently deductible...............................................         2,647       2,416
   Bad debt reserves...............................................................           583         483
   AMT and other credits...........................................................         3,459       3,851
                                                                                          -------      ------

Total..............................................................................        11,072      10,059
                                                                                           ------      ------

Net deferred tax assets............................................................        $5,089      $2,889
                                                                                           ======      ======



         The Company has $3,453,000 of alternative minimum tax ("AMT") credit and $7,000 of general business credit available to offset future income tax liabilities. The AMT credit has no expiration date. The credit will not begin to expire until 2012.

         The Company performed an analysis of the realizability of its deferred tax assets at December 31, 2001. The realizability of the assets related to Rivera Las Vegas is dependent upon future earnings and tax strategies which the Company may transact in 2002 and 2003. No allowance was required at December 31, 2001 or 2000.

                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


12.  COMMITMENTS AND CONTINGENCIES

         The Company is party to several routine lawsuits, both as plaintiff and defendant, arising from the normal operations of a hotel. Management does not believe that the outcome of such litigation, in the aggregate, will have a material adverse effect on the consolidated financial position, results of operations, or cash flows of the Company.

         Allen Paulson Merger/Litigation--The Company and the plaintiffs to this action entered into a Settlement Agreement dated July 2, 1999. The Settlement Agreement was conditioned upon the United States District Court for the Central District of California (the "Court") entering a Settlement Bar Order and Final Judgment and provided that upon the entering of such an Order: (i) the Company would pay plaintiff Allen E. Paulson (and his heirs or successors) ("Paulson") $3,477,412 ($7.50 per share) for the 463,655 shares of Riviera Holdings Corporation common stock owned by Paulson, (ii) Paulson would receive $1,522,587.50 from the funds being held in escrow for the benefit of holders of Riviera Holdings Corporation's Contingent Value Rights ("CVRs"), (iii) the remainder of the escrow of approximately $4,340,000 would be distributed to the holders of the CVRs, and (iv) Paulson would file an amended complaint which eliminated allegations of wrongdoing against us.

         On October 7, 1999, the Court entered a Settlement Bar Order and Final Judgment which dismissed the California Action against the Company with
prejudice  and  barred  the  other   defendants  to  the  lawsuit  from  seeking
indemnification against the Company for claims arising under the federal securities laws or for state law claims arising out of the transactions underlying the plaintiffs' federal security law claims.

         Shortly after the entry of the Settlement Bar Order, the Company acquired Paulson's stock, and funds were disbursed from escrow as per the terms of the Settlement Agreement.

         Morgens, Waterfall, Vintiadis Litigation (the "Nevada Action")--The plaintiff in this action ("Morgens, Waterfall") is a stockholder of Riviera Holdings Corporation and a defendant to the California Action. On September 30, 1999, Morgens, Waterfall commenced this action in Nevada state court, where it sought an order enjoining the Company from obtaining a Settlement Bar Order in the California Action. The Company and the other defendants to the Nevada Action removed the action to the United States District Court for the District of Nevada on October 1, 1999. This removal to federal court divested the state court of jurisdiction to consider Morgens, Waterfall's motion for injunctive relief. Morgens, Waterfall filed a complaint with the court, but it did not serve the complaint on any of the defendants.

         On November 1, 1999, Morgens, Waterfall served a notice of motion to remand the Nevada Action from the Nevada federal court back to Nevada state court. The Company and the other defendants opposed the motion, and on May 24, 2000, the Court denied Morgens, Waterfall's motion.

         On January 31, 2000, Morgens, Waterfall served an Amended Summons and a First Amended Verified Complaint on Riviera Holdings Corporation with subsequent service on directors. The Amended Complaint asserted four claims for relief.

         On April 17, 2000, the Company and its directors moved to dismiss Morgens, Waterfall's Amended Complaint. In response, Morgens, Waterfall opposed the directors' motion but "conceded" its claim against the Company. As a consequence, Morgens, Waterfall no longer asserted any claim against the Company, but it has opposed dismissing the Company from the action on the grounds that the Company was a "nominal defendant" with respect to the derivative claims asserted by Morgens, Waterfall against the directors.

                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.  COMMITMENTS AND CONTINGENCIES (Continued)

         On October 1, 2001, Morgens, Waterfall, the Company, and the directors entered into a Settlement Agreement settling the Nevada Action. That Settlement Agreement provides that the plaintiff would release its claims with prejudice against each defendant and each defendant would release its claims with prejudice against the plaintiff, conditioned upon Mr. William L. Westerman's accepting service of a subpoena to personally appear and testify at the trial of the California Action.

See also Note 19.

         Employees and Labor Relations--As of December 31, 2001, the Company had approximately 1,782 full-time equivalent employees and collective bargaining contracts with eight unions covering approximately 813 of such employees, including food and beverage employees, rooms department employees, carpenters, engineers, stage hands, musicians, electricians, painters, and teamsters. The Company's agreements with the Southern Nevada Culinary and Bartenders Union and Stage Hands Union, which cover the majority of the Company's unionized employees, were renegotiated in 1998 and expire in the year 2002. Collective bargaining agreements with the operating engineers, painters, and electricians were renegotiated in 2000 and expire in 2004, 2005, and 2004, respectively. A new agreement was negotiated with the carpenters which expires in 2005. The Company is also in negotiations with the Musicians Union. A new agreement was negotiated with the Teamsters, which expires in 2003. Although unions have been active in Las Vegas, management considers its employee relations to be satisfactory. There can be no assurance, however, that new agreements will be reached without union action or will be on terms satisfactory to the Company.

         Keep-Well Agreement--RBH and Riviera Holdings Corporation entered a Keep-Well Agreement wherein, if (1) RBH does not have the necessary funds to make a payment of fixed interest on the notes during its first three years of operations or (2) consolidated cash flow is less than $9.0 million in any of the first three years of operations, Riviera Holdings Corporation will be obligated to contribute cash to RBH to make up those amounts (up to a maximum of $5.0 million for any one operating year and $10.0 million in the aggregate). On February 14, 2001, the Company advanced approximately $3.1 million to RBH under this agreement. As of December 31, 2001, Riviera Holdings Corporation does not owe amounts under the Keep-Well Agreement.

13.  MANAGEMENT AGREEMENTS

         From August 1996 until December 1999, RGM operated the Four Queens in downtown Las Vegas under a management agreement for a minimum annual management fee of $1.0 million. The Company completed its requirements under the agreement, and the Four Queens Management Agreement was terminated December 30, 1999.

         RBH has a management agreement (the "RBH Management Agreement") with Riviera Gaming Management of Colorado, Inc. (the "Manager"), a wholly owned subsidiary of Riviera Holdings Corporation, which, in exchange for a fee, manages RBH. The management fee consists of a revenue fee and a performance fee. The revenue fee is based on 1% of net revenues (gross revenues less complimentaries) and is payable quarterly in arrears. The performance fee is based on the following percentages of EBITDA, which components are based on
GAAP: (1) 10% of EBITDA from $5 million to $10 million, (2) 15% of EBITDA from $10 million to $15 million, and (3) 20% of EBITDA in excess of $15 million. The performance fee is based on the preceding quarterly installments, subject to year-end adjustment. The management fee began on February 4, 2000, the date of the opening of the Riviera Black Hawk Casino. If there is any default under the RBH Management Agreement, the Manager will not be entitled to receive management fees but will still be entitled to intercompany service fees. At December 31, 2001, RBH had accrued but not paid, and the Manager had recognized management fees of, $1,911,229, which are eliminated in consolidation.

14.  EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS

         Chairman--William L. Westerman serves as Chairman of the Board, President and Chief Executive Officer ("CEO") of the Company, and as Chairman of the Board and Chief Executive Officer of ROC.

         Under Mr. Westerman's existing employment agreement with the Company, which was last amended on December 6, 2000, Mr. Westerman shall be employed by the Company for an indefinite period, subject to termination by either the Company or Mr. Westerman on not less than 120 days' prior written notice. Mr. Westerman's base compensation is $600,000.

         Under his employment agreement, Mr. Westerman is entitled to participate in the Company's Senior Management Compensation Plan or such other executive bonus plan as shall be established by the Company's Board of Directors (collectively the "Plan"). If at least 80% of targeted net income, as defined by the Plan, is met, Mr. Westerman shall be entitled to receive a bonus under the Plan expressed as a percentage of his $600,000 base salary depending on the percentage of targeted net income realized by the Company in a particular year, with a maximum bonus of $900,000. Pursuant to the December 6, 2000 amendment, to the extent Mr. Westerman's bonus exceeds $400,000 in 2001 and each succeeding year, such excess amount shall be deducted from the principal balance of his retirement account at the time the bonus is paid. Mr. Westerman received an incentive bonus of $900,000 for 2001, $500,000 of which was deducted from the principal balance of his retirement account, resulting in a net bonus of $400,000.

         The employment agreement provides that the Company fund a retirement account for Mr. Westerman. Pursuant to the employment agreement, an aggregate of $6,812,000 had been credited to the retirement account from its inception through December 31, 2001. Under the employment agreement, each year that Mr. Westerman continues to be employed, an amount equal to Mr. Westerman's base salary for that year is credited to the account on January 1 of that year. Pursuant to the December 6, 2000 amendment to Mr. Westerman's employment agreement, the January 1, 2001 contribution was the final principal contribution to the retirement account. As of December 31, 2001, none of this account has been funded.

     The Company retains beneficial ownership of all monies in the retirement account, which monies are earmarked to pay Mr. Westerman's retirement benefits. However, upon (i) the vote of a majority of the outstanding shares of common stock approving a "Change of Control" (as explained in the next paragraph), (ii) the occurrence of a Change of Control without Mr. Westerman's consent, (iii) a breach by the Company of a material term of the employment agreement, or (iv) the expiration or earlier termination of the term of the employment agreement for any reason other than cause, Mr. Westerman has the right to require the Company to establish a "Rabbi Trust" for his benefit. He also has the right to require the Company to fund such trust with an amount of cash equal to the amount then credited to the retirement account, including any amount to be credited to the retirement account upon a Change of Control.

         On February 5, 1998, the stockholders of the Company by a majority vote approved the Agreement and the Plan of Merger with R&E Gaming Corp. and its wholly owned subsidiary Riviera Acquisition Sub, Inc. Such stockholder approval constituted a Change of Control. On March 5, 1998, subsequent to this Change of Control, Mr. Westerman exercised his right to require the Company to establish and fund a Rabbi Trust for his benefit. On March 20, 1998, Mr. Westerman and the Company entered into an agreement whereby Mr. Westerman waived his right to have the Company fund the Rabbi Trust in exchange for the Company's agreeing to fund such Rabbi Trust

                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.  EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS (Continued)

within five business days after notice from Mr. Westerman. The merger agreement was subsequently terminated and litigation ensued.

         In the event that Mr. Westerman is no longer employed by the Company (except for termination for cause, in which case Mr. Westerman would forfeit all rights to monies in the retirement account), Mr. Westerman will be entitled to receive the amount in the retirement account (principal and current interest) in 20 equal quarterly installments as of the date he ceases to be employed by the Company. In the event that Mr. Westerman's Rabbi Trust has not yet been funded, the balance of principal and interest of the retirement account shall be paid directly to Mr. Westerman upon his retirement, termination (except for cause), or upon a change in control of the Company. As of December 31, 2001, none of the Trust has been funded.

         Pursuant to the employment agreement, the retirement account was credited quarterly with interest and shall be credited with additional amounts on the first day of each succeeding calendar quarter equal to the product of (i) the Company's average borrowing cost for the immediately preceding fiscal year, as determined by the Company's chief financial officer, and (ii) the average outstanding balance in the retirement account during the preceding calendar quarter. This interest continues to accrue pursuant to the December 6, 2000 amendment. Total interest earned was $779,000 for 2001, $647,418 for 2000, and $487,729 for 1999. In the event the Rabbi Trust has been funded, upon Mr. Westerman's death, an amount equal to the applicable federal estate tax on the retirement account will be prepaid prior to the date or dates such taxes are due.

         Mr. Westerman's employment agreement provides (a) that the sum of Mr. Westerman's base salary, bonus, and credits to his retirement account in any one year shall not exceed that which would have been payable under his previous employment agreement with the Company, and (b) that Mr. Westerman shall instruct the Company of any reductions in base salary, bonus, and credits to his retirement account necessary to comply with this limitation. The Company determined that for the year 1999, a reduction of $467,000 was necessary to comply with this provision. For 1998 the Company determined that a reduction of $194,000 was necessary to comply with this provision. Prior to December 31, 1999 and 1998, Mr. Westerman instructed the Company that this be applied to reduce the amount to be credited to his retirement account from $600,000 to $133,000 and to $406,000, respectively. No such reductions under this provision were required in 2001 or 2000.

         Incentive Plan--The Company has an incentive compensation plan covering employees of the Company who, in the opinion of the Chairman of the Board, either serve in key executive, administrative, professional, or technical capacities with the Company, or other employees who also have made a significant contribution to the successful and profitable operation of the Company. The amount of the bonus is based on operating earnings before depreciation, amortization, interest expense, provision for income taxes, extraordinary losses and gains, any provisions or payments made pursuant to the plan, and any provisions or payments made pursuant to the incentive compensation of the Chairman and CEO. During the years ended December 31, 2001, 2000, and 1999, the Company recorded accrued bonuses of $1,873,939, $2,258,500, and $1,871,632, respectively, based upon the above incentive compensation plan and the incentive compensation plan established for the Chairman of the Board under his employment agreement.

         Pension Plan Contributions--The Company contributes to multi-employer pension plans under various union agreements to which the Company is a party. Contributions, based on wages paid to covered employees, were approximately $1,672,000, $1,688,000, and $1,637,000 for the years ended December 31, 2001,
2000, and 1999, respectively. These contributions were for approximately 813 employees, including food and beverage employees, room department employees, carpenters, engineers, stagehands, electricians, painters, and teamsters. The Company's share of any unfunded liability related to multi-employer plans, if any, is not determinable.

         Profit Sharing and 401(k) Plans--On June 30, 1993, the Company and ROC assumed the combined profit sharing and 401(k) plans of Riviera, Inc. (the "Profit Sharing and 401(k) Plans"), and the Company and ROC have continued the Profit Sharing and 401(k) Plans after June 30, 1993. The Company and ROC have amended the Adoption Agreement to provide that all current employees of Riviera Las Vegas who were employed on April 1, 1992, were at least 21 years of age, and are not covered by a collective bargaining agreement are immediately eligible to participate in the Profit Sharing and 401(k) Plans. The amendment provides further that all current employees who were employed by Riviera Las Vegas after April 1, 1992, are at least 21 years of age, and are not covered by a collective bargaining agreement are eligible to participate after one year of service at the Riviera Las Vegas.

         The Company has identical plans for its 100% indirectly owned subsidiary, Riviera Black Hawk, Inc., which operates its casino in Black Hawk, Colorado. Employees hired prior to June 30, 2000 who were at least 21 years of age and were not covered by a collective bargaining agreement were immediately eligible to participate in the Profit Sharing and 401(k) Plans. After June 30, 2000, all new employees who are at least 21 years of age and are not covered by a collective bargaining agreement are eligible to participate after one year of service at Riviera Black Hawk.

         The Company may make a contribution to the 401(k) component of the Profit Sharing and 401(k) Plans in an amount not to exceed twenty-five percent (25%) of the first eight percent (8%) of each participant's compensation, which is contributed as a salary deferral. The Company also paid administrative costs of the Plan of $21,851, $25,000, and $24,343 for the years ended December 31, 2001, 2000, and 1999, respectively.

         The profit sharing component of the Profit Sharing and 401(k) Plans provides that the Company will make a contribution equal to 1% of each eligible employee's annual compensation if a prescribed annual operating earnings target is attained and an additional 1% thereof for each $2 million by which operating earnings is exceeded, up to a maximum of 3% thereof. The Company may elect not to contribute to the Profit Sharing and 401(k) Plans if it notifies its employees by January of the plan year. An employee will become vested in the Company's contributions based on the employee's years of service. An employee will receive a year of vesting service for each plan year in which the employee completed 1,000 hours of service. Vesting credit will be allocated in 20% increments for each year of service commencing with the attainment of two years of service. An employee will be fully vested following the completion of six years of service.

         Effective January 1, 2000, the Company suspended contributions to the Profit Sharing Plan and substituted contributions to an Employee Stock Ownership Plan (see "Employee Stock Ownership Plan," directly below).

         Employee Stock Ownership Plan - An Employee Stock Ownership Plan ("ESOP") was established effective January 1, 2000 and it replaces the profit sharing contribution component of the Profit Sharing and 401(k) Plans. The other components of the 401(k) Plan remain unchanged. The ESOP provides that all employees of Riviera Las Vegas and Riviera Black Hawk who had completed a minimum of one thousand hours of service in a plan year, were employed through December 31 of that plan year, were at least 21 years of age, and were not covered by a collective bargaining agreement are eligible to participate in the ESOP. The ESOP provides that the Company will make a contribution to the ESOP's participants at its Las Vegas and Black Hawk properties relative to the economic performance of each property. For Riviera Las Vegas, the Company will make a contribution equal to 1% of each eligible employee's annual compensation if a prescribed annual operating earnings target is attained and an additional 1% thereof for each $2 million by which operating earnings is exceeded, up to a maximum of 4% for 2000 and 5% thereafter. For Riviera Black Hawk, the Company will make a contribution equal to 1% of each eligible employee's annual compensation if a prescribed annual operating earnings target is attained and an additional 1% thereof for each $1 million by which operating earnings is exceeded, up to a maximum of 4% for 2000 and 5% thereafter. Under the ESOP, the Company contribution will be made in cash, which will be used to buy Company common stock.

         Deferred Compensation Plan--On October 2, 2000, the Board of Directors adopted a Deferred Compensation Plan (the "Plan"). The purpose of the Plan is to provide eligible employees of the Company with the opportunity to defer the receipt of cash compensation. Participation in the nonqualified Plan is limited to highly compensated employees who receive annual compensation of at least $100,000. The deferred funds are maintained on the Company books as unfunded liabilities. All elections to defer the receipt of compensation must be made no later than the December 1st preceding the plan year to which the election relates and are irrevocable for the duration of that plan year. Six Company executives are currently participating in the Plan.

         Restricted Stock Plan--On October 2, 2000, the Board of Directors adopted a Restricted Stock Plan to provide incentives that will attract and retain highly competent persons as officers and key employees by providing them opportunities to receive restricted shares of the Company's common stock. Participants will consist of such officers and key employees of the Company as the Company's Compensation Committee determines to be significantly responsible for the success and future growth and profitability of the Company. Awards of restricted stock are subject to such terms and conditions as the Company determines to be appropriate at the time of the grant, including restrictions on the sale or other disposition of such shares and the provisions for the forfeiture of such shares for partial or no consideration upon termination of the participant's employment within specified periods or under certain conditions. Mr. Robert Vannucci and Mr. Jerome P. Grippe, President and Executive Vice President, respectively, of the Company's wholly owned subsidiary, Riviera Operating Corporation, are currently the only participants in the Restricted Stock Plan.

         Key Employee Retention Plan--As a result of the scheduled openings of several new Las Vegas Strip properties in 1998, 1999, and 2000, an estimated 38,000 jobs had to be filled on the Las Vegas Strip, including approximately 5,000 supervisory positions. Because of the Riviera's performance and reputation, its employees were prime candidates to fill these positions. In the third quarter of 1998, management instituted an employee retention plan which covers approximately 85 executive, supervisory, and technical support positions and includes a combination of employment contracts, stay put agreements, bonus arrangements, and salary adjustments.

         Stay Bonus Agreements--Approximately 85 executive officers and significant employees (excluding Mr. Westerman) of ROC were party to agreements pursuant to which each such employee was entitled to receive a "stay bonus" (varying amounts) if the employee was discharged without cause (as defined in the stay bonus agreements), or continued to be employed by the Company on each of January 1, 2000, January 1, 2001, and June 30, 2001. The total amount that was payable under all such agreements was approximately $2.2 million, of which approximately $610,000 was paid in January 2000, $1,068,000 was paid in January 2001, and $462,500 was paid on June 30, 2001.

         Termination Fee Agreements--Approximately 85 executive officers and significant employees (excluding Mr. Westerman) of ROC have termination fee agreements effective through December 2003, pursuant to which each of such employees will be entitled to receive (1) either six months' or one year's base salary if their employment with the Company is terminated, without cause, within 12 or 24 months of a change of control of the Company or ROC; and (2) group health insurance for periods of either one or two years. The base salary payments are payable in biweekly installments, subject to the employee's duty to mitigate by using his or her best efforts to find employment. The estimated total amount payable under all such agreements was approximately $5 million, including $1.2 million in benefits, as of December 31, 2001.

15.  STOCK OPTION PLANS

     Stock Compensation Plans--At December 31, 2001, the Company has three stock-based compensation plans, which are described below. The Company accounts for the fair value of its grants under those plans in accordance with APB Opinion No. 25. The compensation cost that has been charged against income for those plans was $142,977, $250,988, and $357,118 for 2001, 2000, and 1999,
respectively. Under the 1993 Employee Stock Option Plan, the Company may grant options to its employees for up to one million shares of common stock. Under the 1996 Non-Qualified Stock Option Plan, the Company may grant options to non-employee directors for up to 50,000 shares of common stock. Under these plans, the exercise price of each option equals the market price of the Company's stock on the date of grant and an option's maximum term is 10 years (5 years in the case of an incentive option granted to a stockholder owning more than 10% of the common stock). Under the 1993 plan, options vest 25% on the date of grant and 25% each subsequent year. Under the 1996 plan, options vest over 5 years. Under the 1996 Stock Compensation Plan, directors serving on the Compensation Committee may receive all or part of their annual fees in the form of common stock, up to an aggregate of 50,000 shares of common stock.

         Option Surrenders--On November 26, 1996, 410,000 stock options were granted to 18 Riviera executives at an option price of $13.625 per share, 320,000 of which were granted to Mr. Westerman. Two of these executives' options totaling 11,000 shares have since been canceled due to those executives' leaving the Company, resulting in a balance of 399,000 options at $13.625 per share held by 16 Company executives. These options were vested in their entirety for these 16 executives.

         On January 16, 2001, the Board approved a Stock Option Surrender Plan (the "Surrender Plan"). Pursuant to the Surrender Plan, each executive could surrender all or any portion of his or her $13.625 options. Further, the Company may, but is not obligated to, grant new options in an amount no less than the shares surrendered, to be issued no sooner than six months and a day after the surrender of the $13.625 options. Any new options granted will be at the price of the Company's common stock on the date of grant and are subject to the vesting requirements of the Company's ESOP.

         All 16 Company executives surrendered the entire balance of 399,000 of the $13.625 options effective January 31, 2001.

         The activity of the Stock Option Plan and the Non-Qualified Stock Option Plan is as follows:


                                                                                                  Weighted-
                                                                                                    Average
                                                                                                  Per Share
                                                                                                   Exercise
                                                                                        Shares        Price
Stock Option Plan
Outstanding, January 1, 2000.................................................         619,000        $10.75
   Grants....................................................................          97,000         $7.69
   Canceled..................................................................          (4,000)        $7.69
                                                                                   ----------
Outstanding, December 31, 2000...............................................         712,000        $10.35
   Grants....................................................................         170,500         $6.00
   Canceled..................................................................        (423,000)       $13.28
                                                                                     --------
Outstanding, December 31, 2001...............................................         459,500         $6.04
                                                                                    =========



Non-Qualified Stock Option Plan
Outstanding, January 1, 2000.................................................          14,000         $8.70
   Automatic grant to directors..............................................           6,000         $7.75
   Canceled..................................................................          (6,000)        $7.67
                                                                                      -------
Outstanding, December 31, 2000...............................................          14,000         $9.09
   Automatic grant to directors..............................................           6,000         $6.55
   Canceled..................................................................          (4,000)       $13.37
                                                                                      -------
Outstanding, December 31, 2001...............................................          16,000         $7.07
                                                                                      =======



                                    Options Outstanding                            Options Exercisable
                                    -------------------                            -------------------
                              Number            Weighted-                         Number
                            Outstanding          Average       Weighted-       Exercisable       Weighted-
                                at              Remaining       Average             at            Average
Range of                   December 31,        Contractual      Exercise       December 31,       Exercise
Exercise Prices                2001               Life           Price             2001            Price
---------------                ----               ----           -----             ----            -----
$4.00 to $6.00......           285,500           1.4 years        $4.18           44,000           $4.32
$6.55 to $9.00......           190,000           1.4 years        $7.26           44,000           $7.13

         No compensation cost has been recognized for unexercised options remaining in the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant for awards consistent with the provisions of SFAS No. 123, the Company's net loss and pro forma net loss per common share and common share equivalent would have been increased to the pro forma amounts indicated below at December 31 (in thousands, except per share amounts):

                                                                           2001        2000         1999
                                                                          ------  ----------------------
          Net loss--as reported.....................................   $ (6,407)     $ (4,215)    $(2,869)
          Net loss--pro forma.......................................   $ (6,550)     $ (4,466)    $(3,226)
          Basic loss per common share--as reported..................   $  (1.79)     $  (1.05)    $ (0.58)
          Basic loss per common share--pro forma....................   $  (1.83)     $  (1.11)    $ (0.65)
          Diluted loss per common and common share equivalent--as
             reported..............................................    $  (1.79)     $  (1.05)    $ (0.58)
          Diluted loss per common and common share equivalent--pro
             forma.................................................    $  (1.83)     $  (1.11)    $ (0.65)


         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2001, 2000, and 1999, respectively: dividend yield of 0% for all years; expected volatility of 44%, 60%, and 62%; risk-free interest rates of 5.00%, 5.00%, and 5.46%; and expected lives of five years for all years. The weighted fair value of options granted in 2001, 2000, and 1999 was $2.34, $3.56, and $4.57, respectively.

         Due to the fact that the Company's stock option programs vest over many years and additional awards are made each year, the above pro forma numbers are not indicative of the financial impact had the disclosure provisions of SFAS No. 123 been applicable to all years of previous option grants. The above numbers do not include the effect of options granted prior to 1995.

16.  EARNINGS PER SHARE

         Basic earnings per share ("EPS") are computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS are computed by dividing net income by the weighted number of common and common equivalent shares outstanding for the period. Options to purchase common stock whose exercise price was greater than the average market price for the period have been excluded from the computation of diluted EPS. Such antidilutive options outstanding for the years ended December 31, 2001, 2000, and 1999 were 495,500, 732,000, and 633,000, respectively.

         The effect of options outstanding was not included in diluted calculations for the six months ending June 30, 2002 and the six months ended June 30, 2001 since the Company incurred a net loss. The number of potentially dilutive options was 117,000 and 125,000 for the six months ending June 30, 2002 and the six months ended June 30, 2001, respectively.

                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.  EARNINGS PER SHARE (Continued)

         A reconciliation of income and shares for basic and diluted EPS is as follows (amounts in thousands, except per share amounts):

                                                                     Year Ended 2001
                                                      ----------------------------------------------
                                                          Income          Shares        Per Share
                                                       (Numerator)     (Denominator)      Amount

Basic EPS--
    Loss available to common stockholders..........      $(6,407)             3,573       $(1.79)
                                                                                          ======

Effect of dilutive securities--
    Options........................................      _______           _______

Diluted EPS--
    Loss available to common stockholders plus
    assumed conversions............................      $(6,407)             3,573       $(1.79)
                                                         ========             =====       ======



                                                                            Year Ended 2000
                                                            -------------------------------------------------
                                                                 Income            Shares        Per Share
                                                               (Numerator)     (Denominator)      Amount

      Basic EPS--
          Loss available to common stockholders..........        $(4,215)            4,013         $(1.05)
                                                                                                   ======

      Effect of dilutive securities--
          Options........................................         _______          _______

      Diluted EPS--
          Loss available to common stockholders plus
          assumed conversions............................        $(4,215)            4,013         $(1.05)
                                                                 =======             =====         ======


                                                                            Year Ended 1999
                                                            -------------------------------------------------
                                                                 Income           Shares        Per Share
                                                               (Numerator)     (Denominator)      Amount

      Basic EPS--
           Loss available to common stockholders.........        $(2,869)            4,978         $(0.58)
                                                                                                   ======


      Effect of dilutive securities--
           Options.......................................      ______            ______

      Diluted EPS--
           Loss available to common stockholders plus
           assumed conversions...........................        $(2,869)            4,978         $(0.58)
                                                                 =======             =====         ======



         During 2001, 2000, and 1999, the Company  purchased  276,528,  257,893, and 4,800 shares of treasury stock on the open market for approximately $1,779,000, $2,093,000, and $22,000, respectively. In addition to the purchase of stock from Paulson as described in Note 12, the Company purchased 81,000 of its shares from SunAmerica at $7.50 per share on October 18, 1999. This transaction reduced SunAmerica's ownership of the Company to less than 15%. On February 8, 2000, the Company completed a tender offer wherein approximately 590,000 shares of stock were purchased for $7.50 per share. During 2001, the

Company completed various tender offers wherein approximately 277,000 shares of stock were purchased at an average price of $6.43 per share. The Company used its cash and cash equivalents to purchase the shares. After giving effect to such share repurchases, the Company had 3,432,632 shares of common stock outstanding. Approximately 118,100 shares of treasury stock are held in the deferred compensation trust at December 31, 2001.

17.  SEGMENT DISCLOSURES

         The Company reviews its operations by its geographic gaming market segments: Riviera Las Vegas and Riviera Black Hawk. Since the management division represents all other revenue, it is also shown. All intersegment revenues have been eliminated.


                                                                      Six Months Ended                     Years Ended
                                                                          June 30,                         December 31,
                                                                     2002         2001          2001          2000          1999
                                                                  ----------   ----------    ----------    ----------    -------
                                                                        (Unaudited)
                                                                                           (In thousands)
Net revenues:
   Riviera Las Vegas............................................   $71,936       $84,068      $152,985      $166,038     $156,204
   Riviera Black Hawk...........................................    24,416        22,960        49,046        35,261
   Riviera Gaming Management....................................                                                 232        1,064
                                                                 -------------------------- ------------  -----------   -----------
Total net revenues..............................................   $96,352      $107,028      $202,031      $201,531     $157,268
                                                                   =======      ========      ========      ========     ========



Income (loss) from operations:
   Riviera Las Vegas............................................    $5,789        $8,770        $9,350       $14,910      $10,641
   Riviera Black Hawk (loss pertains to preopening expenses in
      1999).....................................................     3,609         2,956         7,622         1,881         (595)
   Riviera Gaming Management....................................                                    (1)           88        1,047
                                                                 -------------------------- ------------  -----------   ---------
Total income from operations....................................    $9,398       $11,726       $16,971       $16,879      $11,093
                                                                    ======       =======       =======       =======      =======



EBITDA:
   Riviera Las Vegas............................................   $11,652       $14,910       $21,493       $29,243      $24,631
   Riviera Black Hawk...........................................     6,695         5,362        12,722         6,597            1
   Riviera Gaming Management....................................                                    (1)           88        1,047
                                                                 -------------------------- ------------  -----------   ---------
Total EBITDA....................................................   $18,347       $20,272       $34,214       $35,928      $25,679
                                                                   =======       =======       =======       =======      =======



EBITDA margin(1):
   Riviera Las Vegas............................................        16.2%         17.7%       14.0%         17.6%        15.8%
   Riviera Black Hawk...........................................        27.4%         23.4%       25.9          18.7
   Riviera Gaming Management....................................                                                37.9         98.4
                                                                 -------------------------- -------------  ------------  --------

Total EBITDA....................................................        19.0%         18.9%       16.9%         17.8%        16.3%
                                                                    ==========   =========     =========     =========     ========


-----------
(1)      Shown as a percentage of corresponding departmental revenue.


                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17.  SEGMENT DISCLOSURES (Continued)


                                                                                                  December 31
                                                                                           ---------------------------
                                                                             June 30, 2002          2001         2000
                                                                             -------------          ----         ----
                                                                                (unaudited)
                                                                                           (In thousands)
 Fixed assets(2):
    Riviera Las Vegas..................................................           $128,619      $132,982     $138,525
    Riviera Black Hawk.................................................             66,441        67,549       68,505
    Riviera Gaming Management..........................................
                                                                                  --------     ---------     --------
 Total assets..........................................................           $195,060      $200,531     $207,030
                                                                                  ========      ========     ========


-----------
(2)      Assets represent property and equipment and intangible assets, net of accumulated depreciation and amortization.

         EBITDA   consists   of  earnings   before   interest,   income   taxes,
depreciation,   and  amortization  (excluding  preopening  expense Black  Hawk,
Colorado project, and other, net, which includes expense and insurance recoveries from Paulson Merger and litigation activity in 1999 and 2000.) While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure, and working capital requirements. Although EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, management believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. The Company's computation of EBITDA may not be comparable to other similarly titled measures of other companies.

RIVIERA LAS VEGAS

         The primary marketing of the Riviera Las Vegas is not aimed toward residents of Las Vegas, Nevada. Significantly all revenues derived from patrons visiting the Riviera Las Vegas are from other parts of the United States and other countries. Revenues for the Riviera Las Vegas from a foreign country or region may exceed 10% of all reported segment revenues; however, the Riviera Las Vegas cannot identify such information, based upon the nature of gaming operations.

RIVIERA BLACK HAWK

         The casino in Black Hawk, Colorado, primarily serves the residents of metropolitan Denver, Colorado. As such, management believes that significantly all revenues are derived from within 250 miles of that geographic area.

18.  RELATED PARTY TRANSACTIONS

         Robert R. Barengo, a member of the Board of Directors of the Company, is a former director of American Wagering, Inc. ("AWI") and owns 7% of the outstanding stock of AWI, which leases approximately 12,000 square feet of the Riviera Hotel & Casino's casino floor. AWI is the operator of the Riviera Hotel & Casino's sport book operations and has operated under a lease arrangement since before Mr. Barengo was appointed to the Board. The lease provides for rental payments based upon the monthly and annual revenues derived by AWI from the location. AWI paid

                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.  RELATED PARTY TRANSACTIONS (Unaudited) (Continued)

aggregate rent to ROC of approximately $144,500, $188,000, and $250,000 in each of the years ended December 31, 2001, 2000, and 1999, respectively. The Company believes that the terms of the lease with AWI are at least as favorable to the Company and ROC as could have been obtained from unaffiliated third parties and are at least as favorable as terms obtained by other casino hotels in Las Vegas.

         The Company entered into a letter agreement with Mr. Barengo, a member of the Bar of the State of Nevada, pursuant to which Mr. Barengo has been assisting the Company and its outside counsel in enforcing the Company's rights under the litigation related to the Paulson merger, the Morgens, Waterfall litigation, and with related matters. Under such letter agreement, Mr. Barengo received a fee of $10,000 per month for his counseling services. Fees paid under this agreement were $0, $120,000, and $120,000 for the years ended December 31, 2001, 2000, and 1999, respectively. Mr. Barengo became an employee director in January 2001. He and the Company mutually terminated the agreement effective December 31, 2000.

         Jeffrey A. Silver, a member of the Board, is a shareholder in the law firm of Gordon & Silver, Ltd, which has been engaged by the Company for legal matters.

         PGP engaged RGM to assist, on an interim basis in 2000, with transitional matters relating to the operations of the Diamond Jo gaming riverboat in Dubuque, Iowa. Such services included assisting in the selection of a new chief operating officer to oversee riverboat casino operations and other matters. RGM earned fees and expenses in the amount of $232,000 for the year ended December 31, 2000. PGP terminated its agreement with RGM in September 2000. Mr. Westerman served as a manager on the board of managers of PGP until his resignation, effective December 31, 2000. The Company believes that the fees were no less favorable than would have been paid in an arm's length transaction.

19.  SUBSEQUENT EVENTS (Unaudited)

         Guarantor Information--The Company's 10% First Mortgage Notes are guaranteed by all of the Company's wholly owned existing significant subsidiaries effective March 2002. These guaranties are full, unconditional, and joint and several.

         Morgens, Waterfall Litigation--In the first quarter of 2002 all parties to both of the actions described in Note 12 have since resolved all outstanding issues and entered into settlement agreements, with each party dismissing all actions against all other parties.

         Issuance of Restricted Stock--There were 15,779 shares of treasury stock issued at an average cost of $4.75 under the Restricted Stock Plan at an average market value of $4.75 per share, for executive compensation in the first quarter of 2002. The stock has restrictions as to when it can be traded or sold by its holder; primarily the shares cannot be sold until the executive terminates his employment with the Company. On April 1, 2002 the Company issued 4,771 shares of treasury stock at an average cost of $4.75 under the Restricted Stock Plan at an average market value of $5.24 per share.

                          RIVIERA HOLDINGS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.  SUBSEQUENT EVENTS (Unaudited) (Continued)

Recently Issued Accounting Pronouncements

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statement Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30. Applying the provisions of APB Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent that meet criteria for classification as an extraordinary item. SFAS No. 145 is effective for the Company beginning January 1, 2003, but the Company may adopt it prior to this date. The effect on the Company's consolidated financial position and results of operations of the adoption of SFAS No. 145 will be that we recognize and report bond retirement costs as an operating expense.

         In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged.

     Long Term Debt - In June 2002, Riviera Holdings Corporation issued $215 million 11% Notes in a private placement. Proceeds of the 11% Notes will be used to retire the 10% and 13% Notes in the third quarter of 2002.The Company expects to register securities identical to the 11% Notes under the 1933 Act, as amended in the third quarter of 2002 and exchange them for the Notes issued in the private placement. The Company's 11% Notes are guaranteed by all of the Company's wholly-owned, existing, significant restricted subsidiaries. These guaranties are full, unconditional, and joint and several.

     The net proceeds from the offer and sale of the existing notes, which were issued on June 26, 2002, were approximately $202.6 million after deduction of the initial purchaser's discounts and expenses of the offering. The net proceeds, along with cash on hand, were used to defease our 10% First Mortgage Notes due 2004 and Riviera Black Hawk's 13% First Mortgage Notes due 2005 with Contingent Interest. The Funds required to defease these obligations were deposited in accounts with the respective trustees. The Riviera Black Hawk Notes ere subsequently redeemed by the trustee on July 26, 2002 at 106.5% of the outstanding principal amount. The Company's First Mortgage Notes will be redeemed by the trustee in August 2002 at 102.5% of the outstanding principal amount. The Company incurred fees of approximately $9.3 million in connection with the issuance of the $215 million 11% Notes, which are included in other assets at June 30, 2002 and are being amortized to interest expense over the life of the indebteness.

         Effective July 26, 2002, the Company entered into a $30 million, five-year revolving credit arrangement with a financial institution. Terms of the arrangement include interest at prime plus .75 percent or a LIBOR derived rate. No advances on this revolver have been requested. the Company incurred loan fees of approximately $1.5 million which are being expensed over the life of the credit arrangement.

     Interest Expense on Bonds Held for Retirement - The Company reports interest expense separately for bonds to be retired when funds have been segregated for that specific purpose.

     Other - On March 15, 2002, Riviera Gaming Management of New Mexico, Inc. was incorporated in the state of New Mexico. On June 5, 2002, Riviera Gaming Management of Missouri, Inc. was incorporated in the State of Missouri.

     The cash flow projections used by the Company in the application of SFAS 109 for the realization of deferred tax assets indicate a valuation allowance should be recorded on the tax benefit earned in the first quarter of 2002

      In July 2002, the Company received an income tax refund of approximately $1.9 million.



                                ******

                           TABLE OF CONTENTS
                           -----------------

                                                                         Page

Prospectus Summary.....................................................     6
Risk Factors...........................................................    16
Use of Proceeds........................................................    26
Capitalization.........................................................    27
Selected Consolidated Financial Data...................................    28
Management's Discussion and Analysis of Financial
         Condition and Results of Operations...........................    30
The Exchange Offer.....................................................    46
United States Federal Income Tax Considerations........................    56
Business...............................................................    59
Management.............................................................    72
Ownership of the Company...............................................    87
Certain Relationships and Related Transactions.........................    89
Description of New Credit Facility and Intercreditor Agreement.........    89
Description of Notes...................................................    94
Government Regulation and Licensing....................................   150
Plan of Distribution...................................................   161
Legal Matters..........................................................   162
Experts................................................................   163
Available Information..................................................   163
Incorporation of Certain Documents by Reference........................   163
Index to Consolidated Financial Statements.............................   F-1

     Through January 23, 2003 (90 days after commencement of this exchange offer all dealers effecting transactions in the new notes, whether or not participating in the original distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Nevada law provides that Nevada corporations may include in their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the director or officer to repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because he or she did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

         The articles of incorporation of the Company and its Nevada subsidiaries provide that a director or officer of such company shall not be personally liable to such company or its shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of NRS 78.300. In addition, NRS 78.751 and Article VII of the bylaws of each of such companies, under certain circumstances, provide for the indemnification of the officers and directors of such company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of the bylaws of such company.

         In general, any director or officer of the Company or its Nevada subsidiaries (each, an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including without limitation an action, suit or proceeding by or in the right of such company), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of such company or is or was serving in any capacity at the request of such company as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by such company for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement from such company for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The board of directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

         The bylaws of the Company and its Nevada subsidiaries provide that such company may purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of such company's obligation of indemnification by granting a security interest or other lien on any assets (including cash) of such company and the establishment of a letter of credit, guarantee or surety.

         The bylaws and articles of incorporation of the Company's Colorado subsidiaries provide that those companies shall, to the full extent permitted by the Colorado Business Corporation Act, as amended from time to time, indemnify all of their directors and officers. Sections 7-109-101 to 7-109-110 of the Colorado Business Corporation Act provide in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The indemnitee is presumed to be entitled to indemnification and the corporation has the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually or reasonably incurred.

         Additionally, the articles of incorporation and bylaws of the Company's Colorado subsidiaries provide for mandatory indemnification of directors to the fullest extent permitted by Colorado law. This provision does not eliminate the liability of a director for (a) a breach of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (c) liability arising under Section 7-108-403 of the Colorado Business Corporation Act (relating to distributions to shareholders in violation of the Colorado Business Corporation Act); or (d) any transaction from which the director derived an improper personal benefit.

Item 21.  Exhibits and Financial Statement Schedules

(a)......Exhibits.

Exhibit
Number            Description

3.1* Second Restated Articles of Incorporation of the Company (see Exhibit 3.1 to Registration Statement on Form S-4 filed with the Commission on September 10, 1997, Commission File No. 0-21430)

3.2* Bylaws of the Company (see Exhibit 3.2 to Registration Statement on Form S-4 filed with the Commission on September 10, 1997, Commission File No. 0-21430)

3.3* Articles of Incorporation of Riviera Operating Corporation (see Exhibit 3.3 to Registration Statement on Form S-4 filed with the Commission on September 10, 1997, Commission File No. 0-21430)

3.4* Bylaws of Riviera Operating Corporation (see Exhibit 3.4 to Registration Statement on Form S-4 filed with the Commission on September 10, 1997, Commission File No. 0-21430)

3.5*              Articles of Incorporation of Riviera Gaming Management, Inc.
                  (see Exhibit 3.5 to Registration Statement on Form S-4 filed with the Commission on September 10, 1997, Commission File No. 0-21430)

3.6* Bylaws of Riviera Gaming Management, Inc. (see Exhibit 3.6 to Registration Statement on Form S-4 filed with the Commission on September 10, 1997, Commission File No. 0-21430)

3.7* Articles of Incorporation of Riviera Gaming Management of Colorado, Inc.(see Exhibit 3.9 to Amendment No. 1 to Registration Statement on Form S-4 filed with the Commission on December 9, 1997, Commission File No. 0-21430)

3.8*              Bylaws of Riviera Gaming Management of Colorado, Inc. (see
                  Exhibit 3.10 to Amendment No. 1 to Registration Statement on Form S-4 filed with the Commission on December 9, 1997, Commission File No. 0-21430)

3.9* Articles of Amendment to the Articles of Incorporation of Riviera Black Hawk, Inc. (see Exhibit 3.01 to Amendment No. 1 to Registration Statement on Form S-4 filed by Riviera Black Hawk, Inc. with the Commission on August 31, 1999, Commission File No. 333-81613)

3.10*             Articles of Incorporation of Riviera Black Hawk, Inc. (see
                  Exhibit 3.02 to Amendment No. 1 to Registration Statement on Form S-4 filed by Riviera Black Hawk, Inc. with the Commission on August 31, 1999, Commission File No. 333-81613)

3.11* Bylaws of Riviera Black Hawk, Inc. (see Exhibit 3.03 to Amendment No. 1 to Registration Statement on Form S-4 filed by Riviera Black Hawk, Inc. with the Commission on August 31, 1999, Commission File No. 333-81613)

4.1** Indenture dated as of June 26, 2002 among the Company, the Guarantors party thereto and The Bank of New York, as trustee

4.2** Form of the Company's 11% Senior Secured Notes due 2010 (included in Exhibit 4.1)

5.1**             Opinion of Gordon & Silver, Ltd.

10.1** Registration Rights Agreement dated as of June 26, 2002 by and among the Company, the Guarantors party thereto, and Jefferies & Company, Inc.

10.2** Purchase Agreement dated June 19, 2002 among the Company, the Guarantors party thereto, and Jefferies & Company, Inc.

10.3** Amended and Restated Lease Agreement between Riviera Operating Corporation and Mardi Gras Food Court, Inc. dated March 15, 1998

10.4* Lease Agreement between Riviera, Inc. and Leroy's Horse and Sports Place (see Exhibit 10.3 to Form 10, Commission File No. 0-21430)

10.5*             Indemnity Agreement, dated June 30, 1993, from Riviera, Inc.
                  and Meshulam Riklis in favor of the Company and Riviera Operating Corporation (see Exhibit 10.7 to Registration Statement Form S-1 filed with the Commission on August 11, 1993, Commission File No. 33-67206)

10.6* Equity Registration Rights Agreement dated June 30, 1993, among the Company and the Holders of Registerable Shares (see
                  Exhibit 10.9 to Registration Statement on Form S-1 filed with the Commission on August 11, 1993, Commission File No. 33-67206)

10.7* Operating Agreement dated June 30, 1993, between the Company and Riviera Operating Corporation (see Exhibit 10.15 to Registration Statement on Form S-1 filed with the Commission on August 11, 1993, Commission File No. 33-67206)

10.8* Adoption Agreement regarding Profit Sharing and 401(k) Plans of the Company (see Exhibit 10.16 to Registration Statement on Form S-1 filed with the Commission on August 11, 1993, Commission File No. 33-67206)

10.9** Merrill Lynch Special Prototype Defined Contribution Plan Adoption Agreement dated June 29, 1993, as amended through November 15, 1996

10.10**           Form of Termination Agreement with the Company dated June 11,
                  2002

10.11* Tax Sharing Agreement between the Company and Riviera Operating Corporation dated June 30, 1993 (see Exhibit 10.24 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on August 19, 1993, Commission File No. 33-67206)

10.12** Tax Sharing Agreement between the Company and Riviera Black Hawk dated March 31,1999

10.13*            The Company's 1993 Employee Stock Option Plan (see Exhibit
                  10.25 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on August 19, 1993, Commission File No. 33-67206)

10.14**           The Company's 1996 Non-Qualified Stock Option Plan

10.15* Employment Agreement dated as of November 21, 1996 by and between the Company, Riviera Operating Corporation and William L. Westerman (see Exhibit 10.31 to Form 10-K for the fiscal year ended December 31, 1996, Commission File
                  No. 0-21430)

10.16*            Employment Agreement between the Company and Robert A.
                  Vannucci effective July 1, 1998 (see Exhibit 10.36 to Form 10-Q filed November 6, 1998)

10.17* Amendment to Employment Agreement between the Company and Robert A. Vannucci effective October 1, 2000 (see Exhibit
                  10.39 to Form 10-K filed March 23, 2001)

10.18* Amendment to Employment Agreement between the Company and William L. Westerman effective January 1, 2001 (see Exhibit
                  10.40 to Form 10-K filed March 23, 2001)

10.19* Deferred Compensation Plan dated November 1, 2000, adopted by the Company on October 2, 2000 (see Registration Statement on Form S-8 filed with the Commission on February 14, 2001)

10.20* Restricted Stock Plan dated January 2, 2001, adopted by the Company on October 2, 2000 (see Registration Statement on Form S-8 filed with the Commission on February 14, 2001)

10.21** Deed of Trust, Assignment of Rents, Leases, Fixture Filing and Security Agreement dated June 26, 2002, executed by the Company for the benefit of The Bank of New York

10.22** Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests dated as of June 26, 2002, by Riviera Black Hawk, Inc. for the benefit of The Bank of New York

10.23** Security Agreement dated June 26, 2002 by and among the Company, Riviera Operating Corporation, Riviera Gaming Management, Inc., Riviera Gaming Management of Colorado, Inc., Riviera Black Hawk, Inc, and The Bank of New York

10.24** Assignment of Rents, Leases and Leasehold Interests dated as of June 26, 2002 by Riviera Black Hawk, Inc. for the benefit of The Bank of New York

10.25** Stock Pledge and Security Agreement dated June 26, 2002, executed by the Company

10.26** Stock Pledge and Security Agreement dated June 26, 2002, executed by Riviera Operating Corporation

10.27** Stock Pledge and Security Agreement dated June 26, 2002, executed by Riviera Gaming Management, Inc.

10.28** Environmental Indemnity dated as of June 26, 2002 by and among the Company and Riviera Black Hawk, Inc., as indemnitors, and The Bank of New York, as trustee

10.29** Environmental Indemnity dated as of June 26, 2002 by and between the Company, as indemnitor, and The Bank of New York, as trustee

10.30** Loan and Security Agreement dated as of July 26, 2002 by and among the Company and the other Borrower parties thereto, the Guarantors parties thereto and Foothill Capital Corporation

10.31** Intercreditor Agreement dated as of July 26, 2002 by and between The Bank of New York, as trustee, and Foothill Capital Corporation

10.32** Fee Letter, dated July 26, 2002, issued by the Company, Riviera Black Hawk, Inc. and Riviera Operating Corporation to Foothill Capital Corporation

10.33** Intellectual Property Security Agreement dated as of July 26, 2002 by and between the Company and the other Debtors parties thereto, and Foothill Capital Corporation

10.34*** Deed of Trust, Assignment of Rents, Leases, Fixture Filing and Security Agreement dated July 26, 2002, executed by the Company for the benefit of Foothill Capital Corporation

10.35** Environmental Indemnity dated July 26, 2002 from the Company in favor of Foothill Capital Corporation

10.36** Continuing Guaranty dated July 26, 2002 by and among the Company, the other Borrowers parties thereto and the Guarantors parties thereto in favor of Foothill Capital Corporation

10.37** Subordination Agreement dated July 26, 2002 by and among the Company and the other Creditors parties thereto in favor of Foothill Capital Corporation

10.38** Stock Pledge and Security Agreement dated July 26, 2002, executed by the Company

10.39** Stock Pledge and Security Agreement dated July 26, 2002, executed by Riviera Operating Corporation

10.40** Stock Pledge and Security Agreement dated July 26, 2002, executed by Riviera Gaming Management, Inc.

10.41*** Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold
                  Interests dated July 26, 2002, executed by Riviera Black Hawk, Inc. for the benefit of Foothill Capital Corporation

10.42** Environmental Indemnity dated July 26, 2002 from the Company and Riviera Black Hawk, Inc. in favor of Foothill Capital Corporation

10.43**           The Company's Stock Compensation Plan

12.1** Statement regarding the computation of the ratio of earnings to fixed charges

15***             Letter regarding unaudited interim financial information

21.1**            Subsidiaries of the Company

23.1**            Consent of Deloitte & Touche LLP

23.2**            Consent of Gordon & Silver, Ltd. (included in Exhibit 5.1)

23.3***           Consent of Robinson, Waters & O'Dorisio, P.C.

23.4***           Consent of Schreck Brignone Godfrey

24**              Power of Attorney

25***             Statement of Eligibility of Trustee

99.1***           Form of Letter of Transmittal

99.2***           Form of Notice of Guaranteed Delivery

99.3*** Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4***           Form of Letter to Clients

99.5***           Guidelines for Certification of Taxpayer Identification Number

* These are incorporated herein by reference as exhibits hereto. Following the description of each such exhibit is a reference to it as it appeared in a specified document previously filed with the Commission, to which there have been no amendments or changes.

** Previously filed.

*** Filed herewith.

         (b) Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22.  Undertakings

         (a)      Each of the undersigned registrants hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     to reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)    to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 25, 2002.

                                            RIVIERA HOLDINGS CORPORATION


                                            By:
                                                  -------------------------
                                                  William L.  Westerman
                                                  President

                                            ADDITIONAL REGISTRANTS:


                                            By:
                                                  -------------------------
                                                  William L.  Westerman
                                                  President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    RIVIERA HOLDINGS CORPORATION

        Name                        Title                           Date

                          Chairman of the Board,
                          Chief Executive Officer,
                          President and Director
------------------------- (Principal Executive Officer)     September 25, 2002
William L. Westerman


                          Treasurer (Principal
                          Financial Officer and
------------------------- Accounting Officer)               September 25, 2002
Duane R. Krohn



------------------------- Director                          September 25, 2002
Robert R. Barengo


------------------------- Director                          September 25, 2002
Jeffrey A. Silver


------------------------- Director                          September 25, 2002
Paul A. Harvey

------------------------- Director                          September 25, 2002
Vincent L. DiVito


                      RIVIERA OPERATING CORPORATION

           Name                    Title                         Date


                          Chairman of the Board,
                          Chief Executive Officer
                          and Director (Principal
------------------------- Executive Officer)                September 25, 2002
William L. Westerman


                          Treasurer (Principal
                          Financial Officer and
                          Accounting Officer)
-------------------------                                   September 25, 2002
Duane R. Krohn


------------------------- Director                          September 25, 2002
Robert R. Barengo


------------------------- Director                          September 25, 2002
Jeffrey A. Silver



------------------------- Director                          September 25, 2002
Paul A. Harvey



------------------------- Director                          September 25, 2002
Vincent L. Divito


                           RIVIERA GAMING MANAGEMENT, INC.

           Name                    Title                         Date


                           Chairman of the Board,
                           Chief Executive Officer
                           and Director (Principal
-------------------------  Executive Officer)               September 25, 2002
William L. Westerman

                        Treasurer and Director
                        (Principal Financial
                         Officer and Accounting
-------------------------Officer)                           September 25, 2002
Duane R. Krohn


------------------------ Director                           September 25, 2002
Ronald P. Johnson


                 RIVIERA GAMING MANAGEMENT OF COLORADO, INC.

           Name                                           Title


                           Chairman of the Board,
                           Chief Executive Officer
                           and Director (Principal
---------------------------Executive Officer)               September 25, 2002
William L. Westerman



                        Treasurer and Director
                        (Principal Financial Officer
------------------------and Accounting Officer)             September 25, 2002
Duane R. Krohn



------------------------ Director                           September 25, 2002
Ronald P. Johnson



                             RIVIERA BLACK HAWK, INC.


           Name                                           Title


                         Chairman of the Board,
                         Chief Executive Officer
                         and Director (Principal
-------------------------Executive Officer)                 September 25, 2002
William L. Westerman



                        Treasurer and Director
                        (Principal Financial
                         Officer and Accounting
------------------------ Officer)                           September 25, 2002
Duane R. Krohn



------------------------ Director                           September 25, 2002
Ronald P. Johnson

EXHIBIT 21.1              SUBSIDIARIES OF THE COMPANY


                         RIVIERA HOLDINGS CORPORATION
                           Organizational Structure


                           RIVIERA HOLDINGS CORPORATION
                               a Nevada corporation
             ___________________________|_____________________
            |                           |                     |
Riviera Gaming Management      Riviera Operating     Riviera Gaming Management
New Mexico, Inc. a New           Corporation         Missouri, Inc., a Missouri
Mexico corporation                      |             corporation
            |                           |
Riviera-Reston-Newton, LLC.             |
   a New Mexico                         |
limited liability company               |
             ___________________________|__________________________
            |                                                     |
Riviera Gaming Management, Inc.,                       Riviera Black Hawk, Inc.,
a Nevada corporation                                   a Colorado corporation
            |
Riviera Gaming Management
of Colorado, Inc.,
a Colorado corporation

EXHIBIT 99.1               FORM OF LETTER OF TRANSMITTAL

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., _____ NEW YORK CITY TIME, ON NOVEMBER 25, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE

                          RIVIERA HOLDINGS CORPORATION

                              LETTER OF TRANSMITTAL

                        11% SENIOR SECURED NOTES DUE 2010

                            TO: THE BANK OF NEW YORK
                               THE EXCHANGE AGENT


                          By Mail or Overnight Courier:
                              The Bank of New York
                               101 Barclay Street
                               New York, NY 10286
                         Attn.:  Santino Ginocchietti, Reorganization Unit-7E
                         Reference: Riviera Holdings Corporation

                                    By Hand:
                              The Bank of New York
                               101 Barclay Street
                         Corporate Trust Services Window
                               New York, NY 10286
                         Attn.:Santino Ginocchietti, Reorganization Unit-7E
                         Reference: Riviera Holdings Corporation

                        Confirm by Telephone: (212) 815-6331
                   Fax (for Eligible Institutions Only): (212) 298-1915

 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL
                                IS COMPLETED.

 HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE NEW NOTES FOR THEIR EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR EXISTING NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

     The undersigned acknowledges receipt of the Prospectus dated October 3, 2002 (the "Prospectus") of Riviera Holdings Corporation (the "Company") and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer to exchange (the "Exchange Offer") $215,000,000 principal amount of its 11% Senior Secured Notes due 2010 (the "New

Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 11% Senior Secured Notes due 2010 (the "Existing Notes"), of which $215,000,000 principal amount is outstanding, on the terms and conditions set forth in the Prospectus and this Letter of Transmittal. Other capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

         For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Existing Notes surrendered in exchange therefor. Holders of Existing Notes accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Existing Notes. The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. The Company shall notify holders of the Existing Notes of any extension by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

         This Letter of Transmittal is to be used by Holders if certificates representing their Existing Notes are to be physically delivered to the Exchange Agent herewith by Holders. In the case of physical delivery of such certificates, delivery to The Depository Trust Company ("DTC") will not constitute delivery to the Exchange Agent.

         The term "Holder" with respect to the Exchange  Offer means any person:
(i) in whose name Existing Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder; or (ii) whose Existing Notes are held of record by DTC (or its nominee) and who desires to deliver such Existing Notes by book-entry transfer at DTC. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

         Holders of Existing Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. DTC participants may also accept the Exchange Offer prior to the Expiration Date by submitting a Notice of Guaranteed Delivery or Agent's Message relating thereto as described herein under Instruction 1, "Delivery of this Letter of Transmittal and Existing Notes; Guaranteed Delivery Procedures."

         The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent. See Instruction 11 herein.

    HOLDERS OF CERTIFICATED EXISTING NOTES WHO WISH TO ACCEPT THE EXCHANGE OFFER
     AND TENDER THEIR EXISTING NOTES MUST COMPLETE THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY. PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW.


----------------------------------------------------------------------------------------------------------------------
                          DESCRIPTION OF 11% SENIOR SECURED NOTES DUE 2010 (Existing Notes)
------------------------------- ---------------------------- ---------------------------- ----------------------------
  Name(s) and Address(es) of                                 Aggregate Principal Amount    Principal Amount Tendered
     Registered Holder(s)          Certificate Number(s)           Represented by             (If Less Than All)*
                                                                   Certificate(s)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

 * Unless indicated in the column labeled "Principal Amount Tendered," any tendering Holder of Existing Notes will be deemed to have tendered the entire aggregate principal amount represented by the column labeled "Aggregate Principal Amount Represented by Certificate(s)." If the space provided above is inadequate, list the certificate numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

         The minimum permitted tender is $1,000 in principal amount of Existing Notes. All other tenders must be integral multiples of $1,000.

------------------------------------------------------------ ---------------------------------------------------------
SPECIAL ISSUANCE INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)    SPECIAL DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 4, 5
                                                                                      AND 6)
------------------------------------------------------------ ---------------------------------------------------------
To be completed ONLY if certificates for New Notes issued      To be completed ONLY if certificates for Existing Notes
in exchange for Existing Notes accepted for exchange or        in a principal amount not tendered or not  accepted for
Existing Notes not tendered or not  accepted  for exchange     exchange are to be sent to someone other than the
are to be issued in the name of  someone  other than the       undersigned,  or to the undersigned at an address other
undersigned or, if such Existing Notes are being tendered      than that shown above.
by book-entry transfer, to someone other than DTC or to
another account maintained by DTC.

Issue certificate(s) to:                                     Issue certificate(s) to:
Name:                                                        Name:
       -------------------------------------                     ---------------------------------------

Address:                                                     Address:
       ----------------------------------------                  ---------------------------------------

                    (Include Zip Code)                                     (Include Zip Code)

Taxpayer ID or SSN:
                   -------------
DTC Acct. No.:                    Taxpayer ID or SSN:
-------------------------------- ----------------------------------------------

              [ ] CHECK HERE IF TENDERED  EXISTING  NOTES ARE BEING  DELIVERED
                  PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

         Name(s) of Registered Holder(s):
                                           -----------------------------------

         Window Ticket Number (if any):
                                         -------------------------------------

         Date of Execution of Notice of Guaranteed Delivery:
                                                              ----------------

IF DELIVERED BY BOOK-ENTRY TRANSFER, PLEASE COMPLETE THE FOLLOWING:

         Account Number:                  Transaction Code Number:
                        ------------------                      ---------------

         [ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND ARE RECEIVING NEW NOTES FOR YOUR OWN ACCOUNT IN EXCHANGE FOR EXISTING NOTES THAT WERE ACQUIRED AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES.

         Name:
                --------------------------------------------------------------

         Address:
                   -----------------------------------------------------------


Ladies and Gentlemen:

         Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Existing Notes indicated above. Subject to and effective upon the acceptance for exchange of the principal amount of Existing Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Existing Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as Trustee under the Indenture for the Existing Notes and New Notes) with respect to the tendered Existing Notes with full power of substitution to (i) deliver certificates for such Existing Notes to the Company, or transfer ownership of such Existing Notes on the account books maintained by DTC and deliver all accompanying evidence of transfer and authenticity to, or upon the order of, the Company and (ii) present such Existing Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Existing Notes, all in accordance with the terms and subject to the conditions of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by the Company. The undersigned hereby further represents that any New Notes acquired in exchange for Existing Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or any of its subsidiaries.

         The undersigned also acknowledges that the Exchange Offer is being made in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") that the New Notes issued in exchange for the Existing Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company, as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements or understandings with any person to participate in the distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter," as defined in the Securities Act.

         The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company necessary or desirable to complete the assignment, transfer and purchase of the Existing Notes tendered hereby. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding on the undersigned's heirs, personal representatives, successors and assigns, trustees in bankruptcy or other legal representatives. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer - Withdrawal Rights" section of the Prospectus.

         For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Existing Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

         If any tendered Existing Notes are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted Existing Notes will be returned (except as noted below with respect to tenders through DTC), without expense, to the undersigned at the address shown below or at such different address as may be indicated under "Special Delivery Instructions" as promptly as practicable after the Expiration Date.

         The undersigned understands that tenders of Existing Notes pursuant to the procedures described under the caption "The Exchange Offer - Procedures for Tendering Existing Notes" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

         Unless otherwise indicated under "Special Issuance Instructions," please issue the certificates representing the New Notes issued in exchange for the Existing Notes accepted for exchange and return any Existing Notes not tendered or not accepted for exchange in the name(s) of the undersigned (or in either such event in the case of the Existing Notes tendered through DTC, by credit to the undersigned's account at DTC). Similarly, unless otherwise indicated under "Special Delivery Instructions," please send the certificates representing the New Notes issued in exchange for the Existing Notes accepted for exchange and any certificates for Existing Notes not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s) unless, in either event, tender is being made through DTC. In the event that both "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please issue the certificates representing the New Notes issued in exchange for the Existing Notes accepted for exchange and return any Existing Notes not tendered or not accepted for exchange in the name(s) of, and send said certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" and "Special Delivery Instructions" to transfer any Existing Notes from the name of the registered
Holder(s) thereof if the Company does not accept for exchange any of the Existing Notes so tendered.

         Holders of Existing  Notes who wish to tender their  Existing Notes and
(i) whose Existing Notes are not immediately available or (ii) who cannot deliver their Existing Notes, this Letter of Transmittal or any other documents required hereby to the Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to the Expiration Date, may tender their Existing Notes according to the guaranteed delivery procedures set forth in the
Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures." See Instruction 1 regarding the completion of the Letter of Transmittal printed below.

                                 SIGNATURE PAGE

                               PLEASE SIGN HERE IF
               EXISTING NOTES ARE BEING PHYSICALLY TENDERED HEREBY


X
  -----------------------------------------   --------------------------
                                                             Date

X
  -----------------------------------------   --------------------------
        Signature(s) of Registered Holder(s)                 Date
              or Authorized Signatory

Area Code and Telephone Number:
                                 -----------------------------------------------


         The above lines must be signed by the registered Holder(s) of Existing Notes as their name(s) appear(s) on the Existing Notes or by a person(s) authorized to become a registered Holder(s) by a properly completed bond power from the registered Holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Existing Notes to which this Letter of Transmittal relates are held of record by two or more joint Holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must (i) set forth his or her full title below and (ii) unless waived by the Company, submit evidence satisfactory to the Company of such person's authority to act. See Instruction 4 regarding the completion of this Letter of Transmittal printed below.


Name(s):
          --------------------------------------------------------------------
                                 (Please Print)

Capacity:
           -------------------------------------------------------------------
                                     (Title)

Address:
          --------------------------------------------------------------------
                               (Include Zip Code)

Signature(s)  Guaranteed by an Eligible  Institution (if required by Instruction
4):



                              (Authorized Signature



                                     (Title)



                                 (Name of Firm)


Dated:
        ------------------------------------

                                  INSTRUCTIONS

            Forming Part of the Terms and Conditions of the Exchange Offer

         1. Delivery of this Letter of Transmittal and Existing Notes; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used by a Holder if certificated Existing Notes are to be forwarded herewith. An Agent's Message is to be used if delivery of Existing Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC (the "Book-Entry Transfer Facility") under the procedures set forth in the Prospectus under the caption "The Exchange Offer - Book-Entry Transfer." The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of the confirmation of a book-entry transfer ("Book-Entry Confirmation"), which states that the Book-Entry Transfer Facility has received an express acknowledgement from a participant tendering existing notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that the Company may enforce such agreement against such participant. Certificates for all physically tendered existing notes as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) must be received by the Exchange Agent at the address set forth herein by the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures described herein. Existing notes tendered must be in principal amount denominations of $1,000 or any integral multiples thereof.

         Holders whose certificates for Existing Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Existing Notes under to the guaranteed delivery procedures set forth in "The Exchange Offer - Guaranteed Delivery Procedures" section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution (as defined in Instruction 4 below), (ii) prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery), substantially in the form provided by the Company, setting forth the name and address of the Holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Notes, or a Book-Entry Confirmation, and any other documents required by this Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by this Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

         THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE EXISTING NOTES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS, BUT THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY

RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF EXISTING NOTES ARE SENT BY MAIL, IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT THE DELIVERY TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         See "The Exchange Offer" section of the Prospectus.

         2. Tender by Holder. Only a Holder of Existing Notes may tender such Existing Notes in the Exchange Offer. Any beneficial holder of Existing Notes who is not the registered Holder and who wishes to tender should arrange with the registered Holder to execute and deliver this Letter of Transmittal on his or her behalf or must, prior to completing and executing this Letter of Transmittal and delivering his or her Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in such holder's name or obtain a properly completed bond power from the registered Holder.

         3. Partial Tenders. Tenders of Existing Notes will be accepted only in integral multiples of $1,000. If less than the entire principal amount of any Existing Notes is tendered, the tendering Holder should fill in the principal amount tendered in the fourth column of the box entitled "Description of 11% Senior Secured Notes due 2010 (Existing Notes)" above. The entire principal amount of Existing Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of a Holder's Existing Notes is not tendered, then Existing Notes for the principal amount of Existing Notes not tendered and a certificate or certificates representing New Notes issued in exchange for any Existing Notes accepted for exchange will be sent to the Holder at his or her registered address (unless a different address is provided in the appropriate box on this Letter of Transmittal) promptly after the Existing Notes are accepted for exchange.

         4. Signatures on this Letter of Transmittal; Endorsements and Powers of Attorney; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder of the Existing Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificate(s) with no change whatsoever.

         If any tendered Existing Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         If any tendered Existing Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

         When this Letter of Transmittal is signed by the registered Holder(s) of the Existing Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Notes are to be issued, or any Existing Notes not tendered or not accepted for exchange are to be reissued, to a person or persons other than the registered Holder(s), then endorsements of any certificate(s) transmitted hereby or separate bond powers are required. Signatures on such certificate(s) or power(s) must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered Holder(s) of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate bond powers or powers of attorney, in each case signed exactly as the name(s) of the registered Holder(s) appear(s) on the certificate(s) and signatures on such certificate(s) or power(s) must be guaranteed by a participant in a recognized signature guarantee medallion program (an Eligible Institution).

         If this Letter of Transmittal or any certificates, bond powers or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

         Endorsements on certificates for Existing Notes or signatures on bond powers or powers of attorney required by this Instruction 4 must be guaranteed by an Eligible Institution.

         Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the Existing Notes are tendered (i) by a registered Holder of Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution.

         5. Special Issuance and Delivery Instructions. Tendering Holders should indicate, in the applicable box(es), the name and address to which New Notes or substitute Existing Notes not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal (or in the case of a tender of Existing Notes through DTC, if different from DTC). In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no such instructions are given, such New Notes or Existing Notes not exchanged will be returned to the name and address of the person signing this Letter of Transmittal.

         6. Tax Identification Number. Federal tax law provides that a Holder whose Existing Notes are accepted for exchange must give the Company (as payer) his, her or its correct taxpayer identification number ("TIN"), which, in the case of an exchanging Holder who is an individual, is his or her social security number. If the Company is not given the correct TIN or an adequate basis for exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"), and payments made with respect to the New Notes or Exchange Offer may be subject to backup withholding at a 30% rate (which rate may be adjusted annually). If withholding results in an overpayment of taxes, a refund may be obtained. Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements.

         To prevent backup withholding, each exchanging Holder must give his, her or its correct TIN by completing the Substitute Form W-9 included below in this Letter of Transmittal, certifying that the TIN given is correct (or that such Holder is awaiting a TIN) and that the Holder is exempt from backup withholding because (i) the Holder has not been notified by the IRS that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the Holder that he, she or it is no longer subject to backup withholding. In order to satisfy the Company that a foreign individual qualifies as an exempt recipient, such Holder must submit a statement signed under penalty of perjury attesting to such exempt status. Such statements may be obtained from the Exchange Agent. If the Existing Notes are in more than one name or are not in the name of the actual owner, consult the substitute Form W-9 for information on which TIN to report. If you do not give your TIN to the Company within 60 days, backup withholding may begin and continue until you give your TIN to the Company.

         7. Transfer Taxes. The Company will pay any and all transfer taxes applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Existing Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person(s) other than the registered Holder(s) of the Existing Notes tendered hereby, or if tendered Existing Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder(s) or on any other person(s)) will be payable by the tendering Holder(s). If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder(s).

         Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Existing Notes listed in this Letter of Transmittal.

     8. Waiver of Conditions. The Company reserves the absolute right to amend, waive or modify conditions to, or in, the Exchange Offer in the case of any Existing Notes tendered (or to refuse to do so).

     9. No Conditional Transfers. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Existing Notes, by execution of this Letter of Transmittal, waive any right to receive notice of the acceptance of their Existing Notes for exchange.

         Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Existing Notes, nor shall any of them incur any liability for failure to give any such notice.

    10. Mutilated, Lost, Stolen or Destroyed Existing Notes. Any tendering Holder whose Existing Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated herein for further instructions.

    11. Requests for Assistance or Additional Copies. Questions and requests for assistance for additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange

Agent at the address specified in the Prospectus.


                             (DO NOT WRITE IN THE SPACE BELOW)


Account Number:                                   Transaction Code Number:
                 ---------------------------                               ----------------------


---------------------------------------- -------------------------------------- --------------------------------------
        Certificate Surrendered                 Existing Notes Tendered                Existing Notes Accepted
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------


Delivery Prepared by:
                       ------------------------------------------------

Checked by:
             -------------------------------------------------------------------

Date:
       -------------------------------------------------------------------------


                   PAYER'S NAME: RIVIERA HOLDINGS CORPORATION

------------------------------------------------------------------------------

                                Name (if joint names, list first and circle the name of the person or entity whose number you enter in Part 1 below. See instructions if your name has changed.)



                                Address:
SUBSTITUTE
                                City, state and zip code:
Form W-9
Department of the Treasury List account number(s) here (optional):
Internal Revenue Service
Payer's Request
------------------------------- --------------------------------------------------------------------------------------
------------------------------- ------------------------------------------------- ------------------------------------
                                Part 1.  PLEASE PROVIDE YOUR TAXPAYER
                                IDENTIFICATION NUMBER ("TIN") IN THE BOX AT       Taxpayer Identification Number
                                RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.


------------------------------- ------------------------------------------------- ------------------------------------
------------------------------- --------------------------------------------------------------------------------------
                                Part 2. Check the box if you are not  subject to
                                backup   withholding  under  the  provisions  of
                                Section  3408(a)(1)(c)  of the Internal  Revenue
                                Code because (1) you have not been notified that
                                you  are  subject  to  backup  withholding  as a
                                result of  failure  to report  all  interest  or
                                dividends  or (2) the Internal  Revenue  Service
                                has notified you that you are no longer  subject
                                to backup withholding.
------------------------------- --------------------------------------------------------------------------------------
------------------------------- ------------------------------------------------- ------------------------------------
                                CERTIFICATION - UNDER PENALTIES OF PERJURY, I
                                CERTIFY THAT THE INFORMATION PROVIDED ON THIS     Part 3.
                                FORM IS TRUE, CORRECT AND COMPLETE.
                                                                                  AWAITING TIN
                                Signature:

                                Date:

------------------------------- ------------------------------------------------- ------------------------------------


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

EXHIBIT 99.2          FORM OF NOTICE OF GUARANTEED DELIVERY

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        11% SENIOR SECURED NOTES DUE 2010
                                       OF
                          RIVIERA HOLDINGS CORPORATION

         As  set  forth  in  the  Prospectus  dated  October 3,   2002  (the
"Prospectus") of Riviera Holdings Corporation (the "Company") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange (the "Exchange Offer") all of its outstanding 11% Senior Secured Notes due 2010 (the "Existing Notes") for its 11% Senior Secured Notes due 2010 which have been registered under the Securities Act of 1933, as amended, if certificates for the Existing Notes are not immediately available or if the Existing Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 25, 2002, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                            To: The Bank of New York
                               The Exchange Agent

                          By Mail or Overnight Courier:
                              The Bank of New York
                               101 Barclay Street
                               New York, NY 10286
                         Attn.:  Santino Ginocchietti, Reorganization Unit-7E
                         Reference: Riviera Holdings Corporation

                                    By Hand:
                              The Bank of New York
                        101 Barclay Street, Ground Level
                         Corporate Trust Services Window
                               New York, NY 10286
                         Attn.:  Santino Ginocchietti, Reorganization Unit-7E
                         Reference: Riviera Holdings Corporation

         DELIVERY  OF  THIS  INSTRUMENT  TO  AN  ADDRESS,   OR  TRANSMISSION  OF
INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Existing Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the space provided therefor in the Letter of Transmittal.


Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, __________________ [fill in number of Existing Notes] Existing Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 of the Letter of Transmittal.

         The undersigned understands that tenders of Existing Notes will be accepted only in principal amounts of $1,000 or integral multiples thereof. The undersigned understands that tenders of Existing Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

        NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Existing Notes            Name(s) of Record Holder(s):
(if available):

-------------------------------------          ------------------------------

-------------------------------------          ------------------------------


Principal Amount of Existing Notes:             PLEASE PRINT OR TYPE

                                                Address:
-------------------------------------          ------------------------------

                                               ------------------------------

If Existing Notes will be delivered by book-entry transfer at The Depository Trust Company, Depository Account No.:

                                  Area Code/ Tel. No.:
----------------------                                ----------------------

                                  Signature(s):
                                              ------------------------------

                                              ------------------------------

                                             Dated:                     , 2002
                                                    -------------------



         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Existing Notes exactly as its (their) name(s) appear(s) on the certificate(s) for Existing Notes covered hereby or on a DTC security position listing naming it (them) as the owner of such Existing Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person(s) must provide the following information:

                Please print name(s), title(s) and address(es)

Name(s):
          ------------------------------------------------------------------

Capacity(ies):
           -----------------------------------------------------------------

Address(es):
              --------------------------------------------------------------


                                    GUARANTEE
                 (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Existing Notes effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Exchange Agent a certificate or certificates representing the Existing Notes tendered hereby, in proper form for transfer (or a confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), and a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) together with any required signatures and any other required documents, at the Exchange Agent's address set forth above, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SPECIFIED ABOVE AND THAT ANY FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
               -----------------------------       -----------------------
                                                   Authorized Signature(s)
Address:
         -----------------------------------   Name:--------------------------
                                                         Please Print or Type
         -----------------------------------
                                Zip Code       Title:-------------------------
Area Code
and Tel. No.:                                  Date:--------------------------
               ----------------------------



NOTE: DO NOT SEND EXISTING  NOTES WITH THIS FORM;  EXISTING NOTES SHOULD BE SENT
   WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE.

EXHIBIT 99.3
                             FORM OF LETTER TO BROKERS, DEALERS,
                  COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

                                RIVIERA HOLDINGS CORPORATION

                                     Offer to Exchange
                                $1,000 principal amount of
                             11% Senior Secured Notes due 2010
               which have been registered under the Securities Act of 1933, for each $1,000 principal amount of
                       outstanding 11% Senior Secured Notes due 2010
                             that were issued in a transaction
                 exempt from registration under the Securities Act of 1933


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus dated October 3, 2002 (as it may be amended or supplemented from time to time, the Prospectus) and a form of Letter of Transmittal (the Letter of Transmittal) relating to the offer (the Exchange Offer) by Riviera Holdings Corporation to exchange up to $215,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2010 for up to $215,000,000 aggregate principal amount of its outstanding 11% Senior Secured Notes due 2010 (the Existing Notes) that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

     We ask you to contact your clients for whom you hold Existing Notes registered in your name or in the name of your nominee. We also ask you to contact your clients who, to your knowledge, hold Existing Notes registered in their own name. We will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. We will, though, reimburse you for customary mailing and handling expenses incurred in forwarding the enclosed materials to your clients. We will pay all transfer taxes, if any, applicable to the tender of Existing Notes to us, except as otherwise provided in the Prospectus and the Letter of Transmittal.

         Enclosed are copies of the following documents:

1. the Prospectus;
2. a form of Letter of Transmittal for your use in connection with the exchange of Existing Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Existing Notes);
3. a form of letter that you may send to your clients for whose accounts you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining the clients instructions with regard to the Exchange Offer;

4. a form of Notice of Guaranteed Delivery;
5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and
6. a return envelope addressed to The Bank of New York, which is the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER25, 2002, UNLESS EXTENDED (THE EXPIRATION
DATE). EXISTING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     To tender Existing Notes, certificates for Existing Notes or a book-entry confirmation (as described in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by delivery of a Notice of Guaranteed Delivery by an Eligible Institution (as defined in the Prospectus).

     Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address or telephone number set forth in the Prospectus.

                                                  Very truly yours,


                                                  RIVIERA HOLDINGS CORPORATION


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF RIVIERA HOLDINGS CORPORATION, THE EXCHANGE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

EXHIBIT 99.4
                                 FORM OF LETTER TO CLIENTS

                               RIVIERA HOLDINGS CORPORATION

                                     Offer to Exchange
                                $1,000 principal amount of
                             11% Senior Secured Notes due 2010
               which have been registered under the Securities Act of 1933, for each $1,000 principal amount of
                     outstanding 11% Senior Secured Notes due 2010 and
                             that were issued in a transaction
                     exempt from registration under the Securities Act


To Our Clients:

     Enclosed for your consideration is a Prospectus dated October 3, 2002 (as it may be amended or supplemented from time to time, the Prospectus) and a form of Letter of Transmittal (the Letter of Transmittal) relating to the offer (the Exchange Offer) by Riviera Holdings Corporation (the Issuer) to exchange up to $215,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2010 (New Notes) for up to $215,000,000 aggregate principal amount of its outstanding 11% Senior Secured Notes due 2010 (Existing Notes) that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

     This material is being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit, but not registered in your name. A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you want us to tender any or all of the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Existing Notes.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 25, 2002, unless extended (the Expiration Date). Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         Your attention is directed to the following:

7.The Exchange Offer is for the exchange of $1,000 principal amount of New Notes for each $1,000 principal amount of Existing Notes. The Issuer has reported that the terms of the New Notes are substantially identical (including principal amount, interest rate, maturity, security, guarantees and ranking) to the terms of the Existing Notes, except that the New Notes (a)are freely transferable by holders thereof (except as otherwise provided in the Prospectus) and (b) are not entitled to certain rights which are applicable to the Existing Notes under a registration rights agreement (the Registration Rights Agreement) among the Issuer; certain of the Issuers subsidiaries who are guarantors; and Jefferies & Company, Inc., as the initial purchaser of the Existing Notes.
8.The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York
  City time, on November 25, 2002, unless extended.
9.The Issuer has agreed to pay expenses of the Exchange Offer, except as otherwise provided in the Prospectus and the Letter of Transmittal.
10.Any transfer taxes incident to the transfer of Existing Notes from the tendering Holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is not being made to, nor will exchange be accepted from or on behalf of, holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. Please note that the accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit.

                              INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Riviera Holdings Corporation relating to the Existing Notes, including the Prospectus and the Letter of Transmittal.

     This form instructs you to exchange the aggregate principal amount of Existing Notes indicated below (or, if no aggregate principal amount is indicated below, all Existing Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

              Aggregate Principal Amount of Existing Notes to
                              be Exchanged:

                         $____________________ *




     *I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal in the space above, all Existing Notes held by you for my (our) account will be exchanged.

-----------------------------------------

-----------------------------------------

Signature(s)

Capacity (full title), if signing in a
fiduciary or representative capacity:

--------------------------------------


Name(s) and address, including zip code:


---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------

Date:__________________________________

_______________________________
Area Code and Telephone Number

___________________________________
Taxpayer Identification Number or
Social Security Number

EXHIBIT 99.5 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

                GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper  Identification  Number to Give the Payer:
Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------------------------------------------------------------

                                Give the                                                 Give the
For this type of account:       SOCIAL SECURITY             For this type of account:    EMPLOYER IDENITIFICATION
                                NUMBER OF:                                               NUMBER OF:
-----------------------------------------------------------------------------------------------------------------

1.   An individuals account     The individual              9.  A valid trust, estate    The legal entity (Do not
                                                                or pension trust         furnish the identifying
2.   Two or more individuals    The actual owner of the                                  number of the personal
     (joint account)            account or, if combined                                  representative or trustee
                                funds, the first                                         unless the legal entity
                                individual on the account                                itself is not designated in
                                (1)                                                      the account title.) (5)

3.   Husband and wife           The actual owner of the     10. Corporate Account        The corporation
     (joint account)            account or, if joint
                                funds, either person (1)    11. Religious, charitable    The organization
                                                                or educational
4.   Custodian account of a     The minor (2)                   organization account
     minor

5.   Adult and minor (joint                                 12. Partnership account      The partnership
     account)                   The adult or, if the            held in the name of
                                minor is the only               the business
6.   Account in the name of     contributor, the minor (1)
     the guardian or                                       13. Association, club or     The organization
     committee for a                                            other tax - exempt
     designated ward, minor,    The ward, minor, or             organization
     or incompetent person      incompetent person (3)
                                                            14. A broker or registered   The broker or nominee
7.   a.  The usual revocable                                    nominee
         savings trust          The grantor-trustee (1)
         account (grantor is                                15.  Account with the        The public entity
         also trustee)                                           Department of
     b.  So-called trust                                         Agriculture in the
         account that is not    The actual owner (1)             name of a public
         a legal or valid                                        entity (such as a
         trust under state law                                   state or local
                                                                 government, school
8.   Sole proprietorship        The owner (4)                    district, or prison)
     account                                                     that receives
                                                                 agricultural program
                                                                 payments (5)


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that persons number must be furnished.

(2)      Circle the minors name and furnish the minors social security number.

(3) Circle the wards, minors or incompetent persons name and furnish such persons social security number.

(4) You must show your individual name. You may also enter your business name or DBA name. You may use either your social security number or your employer identification number.

(5) List first and circle the name of the legal trust, estate or pension trust (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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Obtaining a Number

If you dont have a taxpayer identification number of you dont know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), Form W-7, Application for Individual Taxpayer Identification Number (ITIN) Form SS-4, Application for Employer Identification Number
(EIN), at a local office of the Social Security Administration or the Internal Revenue Service (the IRS) and apply for a number.

Payee Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the Code), or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.
o       The U.S. or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the U.S., or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o       An international organization or any agency or instrumentality thereof.

Payees that may be exempted from backup withholding on ALL payments include the following:

o A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
o A futures commission merchant registered with the Commodity Futures Trading Commission.
o       A corporation.
o       A financial institution.
o       A real estate investment trust.
o       A common trust fund operated by a bank under Section 584(a) of the Code.
o An exempt charitable remainder trust, or a trust described in Section 4947 of the Code.
o An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.
o       A middleman known in the investment community as a nominee or custodian.
o       A foreign central bank of issue.

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

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o       Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o       Payments made by certain foreign organizations.
o       Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o       Payment of interest on obligations issued by individuals.
        Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payers trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt interest dividends under Section 852 of the Code).
o Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
o       Payments on tax-free covenant bonds under Section 1451 of the Code.
o       Payments made by certain foreign organizations.
o       Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE FORM W-9 (OR SUBSTITUTE FORM W-9) WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

     Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice--Section 6109 of the Code requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

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(3)      Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of TINs. If the requestor discloses or uses TINs in violation of federal law, the requestor my be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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